SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549
                      ____________________

                             FORM 8-K
                          CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

                          July 31, 1995
                (Date of earliest event reported)

                     TRANSCISCO INDUSTRIES, INC.
        (Exact name of Registrant as specified in its charter)

     Delaware               1-9051             94-2989345
     (State of       (Commission File No.)   (IRS Employer
     Incorporation)                          Identification No.)

                    601 California Street, Suite 1301
                       San Francisco, California
                 (Address of principal executive offices)

                                  94108
                               (zip code)

                              (415) 477-9700
            (Registrant's telephone number, including area code)



ITEM 5.   OTHER EVENTS.

          On July 31, 1995, Transcisco Industries, Inc.
(the "Company") and its wholly owned subsidiaries, Transcisco Rail Services, Transcisco Leasing Company and
Transcisco Trading Company (the "Subsidiaries"), entered into a Loan and Security Agreement (the "Loan Agreement") with Transamerica Business Credit Corporation
("Transamerica") pursuant to which Transamerica agreed to provide a senior secured working capital facility and term loan to the Company and the Subsidiaries in the maximum principal amount of $10,000,000 to enable the Company and the Subsidiaries to refinance certain outstanding obligations to other lenders, to pay (on a discounted basis) the remaining claims in Class F under the Company's Joint Plan of Reorganization, to provide working capital and for other purposes. The Loan
Agreement is incorporated herein as Exhibit 10.1.

          On August 1, 1995, the Company and the
Subsidiaries entered into a Note and Warrant Purchase
Agreement (the "Purchase Agreement") with Furman Selz
SBIC, L.P. and James Dowling (collectively, the
"Purchasers") pursuant to which the Company agreed to issue to the Purchasers the Series A Senior Subordinated
Notes, the Series B Senior Subordinated Notes and the
Warrants (the terms of each of which are set forth in the Purchase Agreement and exhibits thereto, all of which are incorporated herein as Exhibit 10.2) in consideration of the payment by the Purchasers of the sum of $3,000,000. The proceeds from the sale of the Notes and the Warrants are to be used, together with other funds of the Company and the Subsidiaries, to repay certain obligations of the Company and the Subsidiaries.

          On August 31, 1995, the Board of Directors of the Company adopted a shareholder rights plan which provides for the issuance of preferred stock purchase rights to the Company's common stockholders of record as of September 20, 1995, as set forth in the Rights
Agreement between the Company and First Interstate Bank of California, as Rights Agent, incorporated herein by reference as Exhibit 4.1.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

   4.1     Rights Agreement, dated as of September 5,
           1995, between the Company and First
           Interstate Bank of California, as Rights
           Agent, which includes as Exhibit B thereto the Form of Rights Certificate, incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-
           A, dated September 15, 1995.

 10.1 Loan and Security Agreement, dated as of July 31, 1995, among the Company and its wholly owned subsidiaries, Transcisco Rail
           Services, Transcisco Leasing Company and
           Transcisco Trading Company, as borrowers, and Transamerica Business Credit Corporation, as lender.

 10.2 Note and Warrant Purchase Agreement, dated as of August 1, 1995, among the Company, Transcisco Rail Services Company, Transcisco
           Leasing Company and Transcisco Trading
           Company and Furman Selz SBIC, L.P. and James
           Dowling, which includes as Exhibit B-1
           thereto the Form of Series A Senior
           Subordinated Note, as Exhibit B-2 thereto the Form of Series B Senior Subordinated
           Note, as Exhibit C thereto the Form of
           Warrant and as Exhibit D thereto the Form of Registration Rights Agreement.

 20.1      Press Release of the Company, dated
           September 7, 1995.

 20.2      Letter to the Company's stockholders, dated
           September 29, 1995, describing the rights under the Rights Agreement.


                        SIGNATURE

           Pursuant to the requirements of the
Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                         TRANSCISCO INDUSTRIES, INC.

                         By: /s/ Gregory S. Saunders
                         Name:   Gregory S. Saunders
                         Title:  Vice President and
                                   Controller

Date:  October 5, 1995


                        EXHIBIT INDEX

 Exhibit       Description                         Page

 4.1           Rights Agreement, dated as of       N/A
               September 5, 1995, between
               Transcisco Industries, Inc. and
               First Interstate Bank of
               California, as Rights Agent, which
               includes as Exhibit B thereto the
               Form of Rights Certificate,
               incorporated herein by reference
               to Exhibit 1 to the Company's
               Registration Statement on Form 8-
               A, dated September 15, 1995.

 10.1          Loan and Security Agreement, dated  6
               as of July 31, 1995, among the
               Company and its wholly owned
               subsidiaries, Transcisco Rail
               Services, Transcisco Leasing
               Company and Transcisco Trading
               Company, as borrowers, and
               Transamerica Business Credit
               Corporation, as lender.

 10.2          Note and Warrant Purchase           87
               Agreement, dated as of August 1,
               1995, among the Company,
               Transcisco Rail Services Company,
               Transcisco Leasing Company and
               Transcisco Trading Company and
               Furman Selz SBIC, L.P. and James
               Dowling, which includes as Exhibit
               B-1 thereto the Form of Series A
               Senior Subordinated Note, as
               Exhibit B-2 thereto the Form of
               Series B Senior Subordinated Note,
               as Exhibit C thereto the Form of
               Warrant and as Exhibit D thereto
               the Form of Registration Rights
               Agreement.

 20.1          Press Release of the Company,       185
               dated September 7, 1995.

 20.2          Letter to the Company's             188
               stockholders, dated September 29,
               1995, describing the rights under
               the Rights Agreement.


___________________________________________________________________________

                                                       ITEM 3.1

                    LOAN AND SECURITY AGREEMENT

                     Dated as of July 31, 1995

                              among

                    TRANSCISCO INDUSTRIES, INC.
                   and its wholly owned subsidiaries,
   TRANSCISCO RAIL SERVICES COMPANY, TRANSCISCO LEASING COMPANY,
                    and TRANSCISCO TRADING COMPANY,

                         as Borrowers

                              and

              TRANSAMERICA BUSINESS CREDIT CORPORATION,

                           as Lender


                       TABLE OF CONTENTS

     1.   GENERAL DEFINITIONS . . . . . . . . . . . . . .     1
     1.1  General Terms . . . . . . . . . . . . . . . . .     1
     1.2  Accounting Terms  . . . . . . . . . . . . . . .    20
     1.3  Other Terms . . . . . . . . . . . . . . . . . .    20
     1.4  Certain Matters of Construction . . . . . . . .    20

     2.   LOANS: GENERAL TERMS  . . . . . . . . . . . . .    20
     2.1  Revolving Loans . . . . . . . . . . . . . . . .    20
     2.2  Term Loan . . . . . . . . . . . . . . . . . . .    20
     2.3  Interest Rate on Loans  . . . . . . . . . . . .    21
     2.4  Letter of Credit and Guaranty Obligations Fee .    21
     2.5  Unused Facility Fee . . . . . . . . . . . . . .    22
     2.6  Collateral Management Fee . . . . . . . . . . .    22
     2.7  Voluntary and Involuntary Termination;
          Prepayment Fee  . . . . . . . . . . . . . . . .    22
     2.8  Mandatory Prepayments . . . . . . . . . . . . .    23
     2.9  Reserves Against Liabilities  . . . . . . . . .    23
     2.10 All Loans to Constitute One Loan  . . . . . . .    24
     2.11 Loan Purpose  . . . . . . . . . . . . . . . . .    25
     2.12 Term of Agreement . . . . . . . . . . . . . . .    25
     2.13 Indemnity . . . . . . . . . . . . . . . . . . .    25

     3.   LOANS: DISBURSEMENTS  . . . . . . . . . . . . .    27
     3.1  Revolving Loans . . . . . . . . . . . . . . . .    27
     3.2  Eligible Accounts . . . . . . . . . . . . . . .    28
     3.3  Eligible Inventory  . . . . . . . . . . . . . .    28
     3.4  Letter of Credit and Guaranty Obligations . . .    28
     3.5  Disbursements . . . . . . . . . . . . . . . . .    29

     4.   LOANS:  PAYMENTS  . . . . . . . . . . . . . . .    30
     4.1  Payments  . . . . . . . . . . . . . . . . . . .    30
     4.2  Lockbox Account; Receipt and Application of
          Payment . . . . . . . . . . . . . . . . . . . .    30
     4.3  Collections, Lender's Right to Notify Account
          Debtors . . . . . . . . . . . . . . . . . . . .    31
     4.4  Application of Payments and Collections . . . .    31
     4.5  Statement of Account  . . . . . . . . . . . . .    32

     5.   COLLATERAL: GENERAL TERMS . . . . . . . . . . .    32
     5.1  Security Interest . . . . . . . . . . . . . . .    32
     5.2  Special Collateral  . . . . . . . . . . . . . .    33
     5.3  Priority  . . . . . . . . . . . . . . . . . . .    33
     5.4  Further Assurances  . . . . . . . . . . . . . .    33
     5.5  Special Provision Relating to Accounts  . . . .    34
          (a)  Verification of Accounts; Inspection;
               Audit  . . . . . . . . . . . . . . . . . .    34
          (b)  Records and Schedules of Accounts  . . . .    34
          (c)  Notice Regarding Disputed Accounts . . . .    34
     5.6  Special Provision Relating to Inventory . . . .    34
          (a)  Sale of Inventory  . . . . . . . . . . . .    34
          (b)  Safekeeping of Inventory . . . . . . . . .    34
          (c)  Records and Schedules of Inventory . . . .    35
          (d)  Returns of Inventory . . . . . . . . . . .    35
          (e)  Locations of Inventory; Notice to
               Warehousemen . . . . . . . . . . . . . . .    35

     6.   WARRANTIES AND REPRESENTATIONS  . . . . . . . .    36
     6.1  General Warranties and Representations  . . . .    36
          (a)  Corporate Existence and Qualification  . .    36
          (b)  Ownership of Property; Liens . . . . . . .    36
          (c)  Restrictive Agreements . . . . . . . . . .    37
          (d)  Compliance with Laws, Agreements . . . . .    37
          (e)  No Default . . . . . . . . . . . . . . . .    37
          (f)  ERISA  . . . . . . . . . . . . . . . . . .    37
          (g)  Taxes  . . . . . . . . . . . . . . . . . .    39
          (h)  Location of Collateral . . . . . . . . . .    39
          (i)  Executive Offices  . . . . . . . . . . . .    39
          (j)  Prior Names  . . . . . . . . . . . . . . .    39
          (k)  Corporate Power; Authorization . . . . . .    39
          (l)  Governmental Approval  . . . . . . . . . .    40
          (m)  Financials . . . . . . . . . . . . . . . .    40
          (n)  Margin Regulations . . . . . . . . . . . .    40
          (o)  Payment of Indebtedness  . . . . . . . . .    40
          (p)  Use of Proceeds  . . . . . . . . . . . . .    40
          (q)  Conduct of Business; Intellectual Property    41
          (r)  Capital Structure  . . . . . . . . . . . .    41
          (s)  Hazardous Materials  . . . . . . . . . . .    41
          (t)  Litigation . . . . . . . . . . . . . . . .    43
          (u)  Insurance Policies . . . . . . . . . . . .    43
          (v)  Schedule of Deposit Accounts . . . . . . .    43
          (w)  Labor Matters  . . . . . . . . . . . . . .    44
          (x)  Employment and Labor Agreements  . . . . .    44
          (y)  Contracts and Agreements . . . . . . . . .    44
          (z)  Solvent Financial Condition  . . . . . . .    44
          (aa) Brokers  . . . . . . . . . . . . . . . . .    44
          (ab) Investment Company Act . . . . . . . . . .    44
          (ac) Consummation of Transactions Related to
                 the Plan . . . . . . . . . . . . . . . .    45
          (ad)  Compliance with Terms of Plan . . . . . .    45
          (ae)  Loss Carryovers . . . . . . . . . . . . .    45
     6.2  Account Warranties and Representations  . . . .    45
     6.3  Inventory Representation and Warranties . . . .    47
     6.4  Automatic Warranty and Reaffirmation of
          Warranties and Representations; Survival of
          Warranties and Representations  . . . . . . . .    47

     7.   COVENANTS AND CONTINUING AGREEMENTS . . . . . .    48
     7.1  Affirmative Covenants . . . . . . . . . . . . .    48
          (a)  Borrowing Base Certificate . . . . . . . .    48
          (b)  Financial Information  . . . . . . . . . .    48
          (c)  Notices Regarding Accounts; Litigation . .    49
          (d)  Accounts with the United States  . . . . .    49
          (e)  Charges; Liens . . . . . . . . . . . . . .    50
          (f)  Insurance  . . . . . . . . . . . . . . . .    50
          (g)  Environmental Disclosure and Inspection  .    50
          (h)  Communication With Accountants . . . . . .    52
     7.2  Negative Covenants  . . . . . . . . . . . . . .    52
          (a)  Mergers  . . . . . . . . . . . . . . . . .    52
          (b)  Investments  . . . . . . . . . . . . . . .    52
          (c)  Dividends  . . . . . . . . . . . . . . . .    52
          (d)  Capital Structure  . . . . . . . . . . . .    52
          (e)  Transactions with Affiliates . . . . . . .    52
          (f)  Adverse Transactions . . . . . . . . . . .    53
          (g)  Guaranties . . . . . . . . . . . . . . . .    53
          (h)  Deposit Accounts . . . . . . . . . . . . .    53
          (i)  Liens  . . . . . . . . . . . . . . . . . .    53
          (j)  Loans  . . . . . . . . . . . . . . . . . .    53
          (k)  Capital Expenditures . . . . . . . . . . .    54
          (l)  Affiliate Accounts . . . . . . . . . . . .    54
          (m)  Location of Collateral . . . . . . . . . .    54
          (n)  Indebtedness . . . . . . . . . . . . . . .    54
          (o)  Hazardous Materials  . . . . . . . . . . .    54
          (p)  Fiscal Year  . . . . . . . . . . . . . . .    55
          (q)  Change of Business . . . . . . . . . . . .    55
          (r)  Subsidiaries . . . . . . . . . . . . . . .    55
          (s)  Furman Selz Notes  . . . . . . . . . . . .    55
          (t)  Disposition of Assets  . . . . . . . . . .    55
          (u)  Names of Borrowers . . . . . . . . . . . .    55
     7.3  Financial Covenants . . . . . . . . . . . . . .    55
     7.4  Payment of Charges and Claims . . . . . . . . .    57
     7.5  Insurance; Payment of Premiums  . . . . . . . .    58
     7.6  Survival of Obligations Upon Termination of
          Agreement . . . . . . . . . . . . . . . . . . .    59

     8.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES . . . . .    59
     8.1  Events of Default . . . . . . . . . . . . . . .    59
     8.2  Termination of Agreement and Acceleration of
          the Liabilities . . . . . . . . . . . . . . . .    61
     8.3  Remedies  . . . . . . . . . . . . . . . . . . .    61
     8.4  Notice of Sale or Other Action  . . . . . . . .    63
     8.5  Default Rate of Interest  . . . . . . . . . . .    63
     8.6  Marshalling; Payments Set Aside . . . . . . . .    63
     8.7  Right of Set Off  . . . . . . . . . . . . . . .    64

     9.   CONDITIONS PRECEDENT. . . . . . . . . . . . . .    64
     9.1  Excess Revolving Loan Availability  . . . . . .    64
     9.2  Execution and Delivery of Agreement . . . . . .    64
     9.3  Loan Documents  . . . . . . . . . . . . . . . .    64
     9.4  No Material Adverse Change  . . . . . . . . . .    64
     9.5  Final Settlement and Payment of Class F Claims     65
     9.6  Receipt of Furman Selz Subordinated Loan
          Proceeds.   . . . . . . . . . . . . . . . . . .    65
     9.7  Conditions to Each Revolving Loan . . . . . . .    65
     9.8  Conditions to the Initial Revolving Loan  . . .    65

     10.  MISCELLANEOUS . . . . . . . . . . . . . . . . .    66
     10.1 Appointment of Lender as Borrowers' Lawful
           Attorney . . . . . . . . . . . . . . . . . . .    66
     10.2  Modification of Agreement; Sale of Interest  .    66
     10.3  Fees and Expenses  . . . . . . . . . . . . . .    66
     10.4  Waiver by Lender . . . . . . . . . . . . . . .    68
     10.5  Severability . . . . . . . . . . . . . . . . .    68
     10.6 Borrowers' Obligations  . . . . . . . . . . . .    68
     10.7 Subordination of Intercompany Indebtedness  . .    68
     10.8  Parties  . . . . . . . . . . . . . . . . . . .    69
     10.9  Conflict of Terms  . . . . . . . . . . . . . .    69
     10.10  Waivers by Borrowers  . . . . . . . . . . . .    69
     10.11  Authorized Signatures . . . . . . . . . . . .    69
     10.12  Notices . . . . . . . . . . . . . . . . . . .    69
     10.13  Publicity . . . . . . . . . . . . . . . . . .    71
     10.14  Section Titles  . . . . . . . . . . . . . . .    71
     10.16     GUARANTOR WAIVERS BY BORROWERS . . . . . .    71
     10.17     Reimbursement  . . . . . . . . . . . . . .    73
     10.18 GOVERNING LAW; CONSENT TO JURISDICTION AND
             VENUE  . . . . . . . . . . . . . . . . . . .    73
     10.19  MUTUAL WAIVER OF JURY TRIAL . . . . . . . . .    74


                           SCHEDULES

Schedule 1          To Be Attached

Schedule 3.2        Eligible Account Criteria

Schedule 3.3        Eligible Inventory Criteria

Schedule 5.3        Permitted Liens



       THIS LOAN AND SECURITY AGREEMENT ("Agreement") dated as of July 31, 1995 between TRANSCISCO INDUSTRIES, INC., a Delaware corporation having its principal place of business and chief executive office at 601 California Street, San Francisco, California 94108 ("Transcisco"), and its wholly owned subsidiaries, TRANSCISCO RAIL SERVICES COMPANY ("TRS"), a California corporation, TRANSCISCO LEASING COMPANY ("TLC"), a Delaware corporation, and TRANSCISCO TRADING COMPANY ("TTC"), a Delaware corporation (Transcisco, TRS, TLC, and TTC are each a "Borrower" and collectively referred to as "Borrowers"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation having an office at 8750 West Bryn Mawr Avenue, Suite 720, Chicago, Illinois 60631 ("Lender"), is based upon the following facts:

                        RECITALS

A. Borrowers have requested that Lender provide a senior secured working capital facility and term loan in the maximum aggregate principal amount of $10,000,000 (the "Aggregate Facilities Amount") to enable Borrowers to refinance certain outstanding obligations to their present lenders, to pay, on a discounted basis, the "Class F Claims" under the "Plan," as such terms are defined below, to provide working capital for operations, and for other purposes.

B. Lender is willing to provide such working capital facility and term loan to Borrowers in accordance with and on the terms and conditions set forth in this Agreement.

                       AGREEMENT

       NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extension of credit heretofore, now or hereafter made by Lender to any Borrower, and for other good and valuable consideration, the adequacy of which each party acknowledges, the parties hereto hereby agree as follows:

1.   GENERAL DEFINITIONS.

1.1 General Terms. In addition to the defined terms appearing above or defined in subsequent Sections of this Agreement, capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings:

       Accounts: all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Borrower and, in any event, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to such Borrower, whether arising out of goods sold, rented, or leased or services rendered by it or from any other transaction (including any such obligation which may be characterized as an account or contract right under the Code);
(b) all of such Borrower's rights in, to, and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services; (c) all of such Borrower's rights to any goods represented by any of the foregoing (including an unpaid seller's rights of rescission, replevin, reclamation, and stoppage in transit and rights to returned, reclaimed, or repossessed goods);
(d) all monies due or to become due to such Borrower under all purchase orders and contracts for the sale, rental, or lease of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts; and (e) all collateral security and guaranties of any kind, now or hereafter in existence, given by any other Person with respect to any of the foregoing.

       Account Debtor: any Person who is or who may become obligated to any Borrower under, with respect to, or on account of, an Account.

       Affiliate: any Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian, or other fiduciary, at least five percent (5%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of a Borrower or any Subsidiary, or which is controlled by or is under common control with a Borrower, or any stockholders of a Borrower or any Subsidiary; provided, that in no case shall Lender be deemed to be an Affiliate of any Borrower for purposes of this Agreement. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

       Aggregate Facilities Amount: as defined in Recital A.

       Agreement: this Loan and Security Agreement, including all amendments, modifications, and supplements hereto and any appendices, exhibits, or schedules to any of the foregoing, as the same may be in effect at the time such reference becomes operative.

       Average Inventory Days: with respect to any 90-day period, the average daily book value of all Inventory of the Borrowers on a consolidated basis during such period, divided by the aggregate cost of all goods sold by the Borrowers during such period, multiplied by ninety (90).

       Average Payable Days: with respect to any 90-day period, the average daily balance of all accounts payable of the Borrowers on a consolidated basis during such period, divided by the aggregate cost of all goods sold by the Borrowers during such period, multiplied by ninety (90).

       Average Receivable Days: with respect to any 90-day period, the average daily balance of all Accounts of the Borrowers on a consolidated basis during such period, divided by the aggregate of all net sales during such period, multiplied by ninety (90).

       Bankruptcy Case: the case commenced on July 30, 1991 by the Bankruptcy Court's entry of an Order for Relief under Chapter 11 of the United States Bankruptcy Code with respect to
Transcisco.

       Bankruptcy Court: the United States Bankruptcy Court for the Northern District of California.

       Borrower:  Any of the Borrowers.

       Borrowers: Transcisco Industries, Inc., a Delaware corporation, and its wholly owned subsidiaries, Transcisco Rail Services Company, a California corporation, Transcisco Leasing Company, a Delaware corporation, and Transcisco Trading Company, a Delaware corporation.

       Borrowing Base: at any time, the sum of: (a) sixty percent (60%) of the aggregate value of the Eligible Inventory of TRS and TLC; provided, that in no event shall the portion of the Borrowing Base described in this CLAUSE (A) exceed $2,000,000; plus (b) eighty-five percent (85%) of the aggregate value of the Eligible Accounts of TRS and TLC; provided, that in no event shall the portion of the Borrowing Base described in this CLAUSE (B) and attributable to the Eligible Accounts of TLC exceed $350,000. Lender, in its sole discretion exercised in a commercially reasonable manner, shall be entitled to alter the percentages and dollar amounts of Eligible Inventory and Eligible Accounts constituting the Borrowing Base from time to time as Lender considers appropriate; provided, that Lender shall provide Borrowers with not less than twenty (20) Business Days prior written notice of any alteration of the percentages and dollar amounts set forth in this paragraph or otherwise in effect from time to time.

       Borrowing Base Certificate: a certificate of Transcisco containing information respecting the Collateral and the borrowing availability hereunder, in the form of EXHIBIT A.

       Business Day: any day that is not a Saturday, a Sunday, or a day on which either (i) banks are required or permitted to be closed in the State of California, or (ii) the offices of Lender in Chicago, Illinois are closed.

       Capital Expenditures: for any period, the cash expenditures, whether paid in cash or accrued as a liability, including payments and accruals on capitalized leases, made or incurred by Borrowers on a consolidated basis during that period that are or should be included in "capital expenditures," "additions to property, plant or equipment," or comparable items in the statement of changes of financial position appearing on the Financials.

       Cash and Cash Equivalents: at any time, any assets of a Borrower which are in the form of, or are readily convertible into, money, including cash, checks and other negotiable instruments, deposits with any bank or financial institution (whether as demand deposits or time deposits, and whether or not evidenced by certificates of deposit), and readily marketable securities of any type.

       Cash Collateral Account:  as defined in SECTION 3.4(C).

       Change of Control Date: any date on which the ownership or control, beneficially and of record, of the issued and outstanding voting Stock of Transcisco changes to such an extent that, as a result of such change of control and all other relevant transfers of such Stock, the Loss Carryovers are reduced or limited pursuant to section 382 of the IRC and regulations promulgated thereunder.

       Charges: all taxes, levies, assessments, charges, Liens, claims, or encumbrances upon or relating to (a) the Collateral, (b) the Liabilities, (c) the employees, payroll, income or gross receipts of Borrowers, (d) the ownership or use of any of the assets of Borrowers, or (e) and any other aspect of Borrowers' business.

       Chattel Paper: all "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Borrower, wherever located.

       Class F Claims: All Claims in Class F, as such terms are defined under the Plan.

       Closing Date: the first date on which (a) all conditions precedent set forth in Section 9 have been satisfied in a manner acceptable to Lender or waived in writing by Lender as provided therein, (b) Lender disburses the principal amount of the Term Loan to Borrowers, and (c) Lender makes or is prepared to make the first Revolving Loan to Borrowers.

       Code: the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or the remedies with respect to, Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of any Loan Document relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

       Collateral: all of the property and interests in property described in SECTIONS 5.1 AND 5.2 and all other property and interests in property which shall, from time to time, secure the Liabilities.

       Collateral Availability: at any time, the remainder of (a) the Borrowing Base less (b) the aggregate outstanding principal amount of Revolving Loans and Letter of Credit and Guaranty Obligations; provided, that in no event shall the Collateral Availability exceed the Maximum Commitment.

       Collateral Management Fee:  as defined in SECTION 2.6.

       Collection Account: the depository account established by, and under the exclusive control of, Lender to receive payments and other collections, as provided in SECTION 4.2.

       Default: any event that, with the passage of time, the giving of notice, or both, would become an Event of Default unless cured or waived as specifically provided in this Agreement.

       Documents: all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Borrower, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title.

       Dowling:  James Dowling.

       EBITDA: on a consolidated basis, Borrowers' net income plus interest, cash taxes as measured by income, depreciation, and amortization (excluding, for each item, gains and losses resulting from transactions occurring outside the ordinary course of business).

       Eligible Accounts:  as defined in SECTION 3.2.

       Eligible Inventory:  as defined in SECTION 3.3.

       Employee Benefit Plan: any "employee benefit plan" within the meaning of ERISA Section 3(3).

       Environmental Claim: any written accusation, allegation, notice of violations, claim, demand, abatement, or other judicial or administrative order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including personal injury (including sickness, disease, or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination, harm to natural resources, or other adverse effects on the environment, or for fines, penalties, or restrictions, resulting from or based upon
(a) the existence, or the continuation of the existence, of a Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Material, in, into or onto the environment at, in, by, from, or related to any Real Property, or the migration of any such Release, (b) the use, handling, transportation, storage, treatment, or disposal of Hazardous Materials in connection with the operation of any Real Property, (c) the violation, or alleged violation, of any Environmental Laws or governmental authorizations relating to environmental matters with respect to any Real Property, or (d) any abatement, removal, remedial, corrective, or response action in connection with any Hazardous Material, Environmental Law, or order or demand of a governmental authority.

       Environmental Laws: all statutes, ordinances, codes, policies, judicial or administrative orders, rules, regulations, or decrees, or any judicial interpretations thereof, relating to
(a) fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses, or injuries resulting from the Release or threatened Release of Hazardous Materials, (b) the management, Release, possession, generation, use, storage, transportation or disposal of Hazardous Materials,
(c) occupational safety and health, industrial hygiene, or land use in connection with the protection of natural resources, the environment, or health or welfare, in any manner applicable to Borrowers or any of their Subsidiaries or any of their respective properties, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. SECTION 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. SECTION
1801 et seq.), the Resource Conservation and Recovery Act (42
U.S.C. SECTION 6901 et seq.), the Federal Water Pollution Control Act
(33 U.S.C. SECTION 1251 et seq.), the Clean Air Act (42 U.S.C. SECTION 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. SECTION 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. SECTION 651 et seq.), and the Emergency Planning and Community Right-To-Know-
Act (42 U.S.C. SECTION 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state, and Federal statutes and regulations promulgated pursuant thereto.

       Environmental Report: an environmental audit, assessment, appraisal, inspection, or review, including all reports, documents, data, information, correspondence, or memoranda arising out of any Response Action performed to complete the tasks set forth on SCHEDULE 7.1(G)(I).

       Equipment: all of Borrowers' now owned or hereafter acquired "equipment," as such term is defined in the Code, wherever located, and, in any event, including all machinery, equipment, furnishings, tools, trade fixtures, vehicles, and computers and other electronic data-processing and other office equipment, and any and all additions, substitutions, and replacements of any of the foregoing, together with all attachments, components, parts, equipment, and accessories installed on or affixed to any of the foregoing.

       ERISA: the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

       ERISA Affiliate: any Person that is now or at any time in the future required to be treated as a single employer with a Borrower under IRC Sections 414(b) or (c).

       Event of Default:  as defined in SECTION 8.1.

       Excess Cash Flow:  with respect to each Fiscal Year,
(i) EBITDA for such Fiscal Year minus (to the extent not already deducted in the calculation of EBITDA) (ii) the sum of
(A) interest expense (excluding amortization of financing costs payable in connection with the Loans) for such Fiscal Year,
(B) cash taxes paid during such Fiscal Year, and (C) amortization payments (other than payments of Excess Cash Flow) and interest on the Loans paid during such Fiscal Year. Excess Cash Flow shall be determined as of the date which Borrowers shall have furnished their annual audited consolidated financial statements for the preceding Fiscal Year and shall be based upon such statements; provided, that if Borrowers fail to furnish such audited financial statements on any date required under this Agreement, Lender may, at its option, calculate such Excess Cash Flow in the manner described above, based on the information then available to Lender.

       Excess Revolving Loan Availability: at any particular time, the lesser of (a) Collateral Availability and
(b) the Unused Line of Credit.

       Financials: (i) those financial statements of Borrowers described in SECTION 6.1(M), all of which financial statements have been certified as accurate and complete by the chief financial officer of Borrowers and, if audited, certified by Borrowers' independent certified public accountants; and
(ii) the financial statements and information of Borrowers identified in, and required to be delivered to Lender pursuant to, SECTION 7.1(B).

       Fiscal Month: any of the monthly accounting periods of Borrowers constituting a Fiscal Year.

       Fiscal Quarter: any of the quarterly accounting periods of Borrowers constituting a Fiscal Year.

       Fiscal Year:  any fiscal year of Borrowers.

       Fixed Charge Ratio: on a consolidated basis, as measured quarterly as of the last day of each applicable Fiscal Quarter for the preceding four (4) Fiscal Quarters, including the Fiscal Quarter in which such measurement date occurs, the ratio of (a) the remainder of (i) EBITDA less (ii) the sum of Capital Expenditures and cash taxes, to (b) the sum of (i) all amounts actually paid in respect of that portion of Indebtedness constituting (A) debt for borrowed money, (B) that portion of obligations with respect to capital leases that is properly classified as a balance sheet liability in accordance with GAAP,
(C) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, (D) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (y) due more than three months from the date of incurrence of the obligation in respect thereof, or (z) evidenced by a note or similar written instrument, and (E) all indebtedness secured by any Lien on any property or asset owned or held by any Borrower, regardless of whether such secured indebtedness shall have been assumed by such Borrower or is nonrecourse to the credit of such Borrower, plus (ii) interest charges accrued but not paid in respect of any Indebtedness.

       Fixtures: all "fixtures," as such term is defined in the Code, now or hereafter owned or acquired by any Borrower, wherever located, and, in any event, including all of the fixtures, systems, machinery, apparatus, equipment, and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions therefor or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located (including all clean room, heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning and air cooling, refrigerating, incinerating and power, loading and unloading, signs, escalators, elevators, boilers, communication, switchboards, sprinkler and other fire prevention and extinguishing fixtures, systems, machinery, apparatus, and equipment, and all engines, motors, dynamos, machinery, pipes, pumps, tanks, conduits, and ducts constituting a part of any of the foregoing, together with all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property).

       Furman Selz: Furman Selz SBIC, L.P., a Delaware limited partnership.

       Furman Selz Notes:  collectively, those certain
Series A Senior Subordinated Notes due July 31, 2000 in the original aggregate principal amount of $2,000,000, those certain Series B Senior Subordinated Notes due July 31, 2000 in the original aggregate principal amount of $1,000,000, each dated August 1, 1995 and executed by Borrowers in favor of Furman Selz and Dowling, respectively, as more particularly described on
SCHEDULE 1.1(A), and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be modified and supplemented and in effect from time to time, in connection with the Subordinated Loan.

       Furman Selz Subordination Agreement: that certain Subordination Agreement dated as of July 31, 1995, executed by Lender, Furman Selz, and Dowling, as the same may be amended, modified, and supplemented and in effect from time to time.

       Furman Selz Warrants:  those certain Stock
Subscription Warrants issued as of August 1, 1995 in favor of Furman Selz and Dowling as more particularly described on
SCHEDULE 1.1(B), and all documents, instruments, and securities delivered in substitution or exchange therefor, in each case as the same may be amended, modified and supplemented and in effect from time to time, in connection with the Subordinated Loan.

       GAAP: generally accepted accounting principles in the United States of America as in effect from time to time, provided, that if there is a change in GAAP, such change shall not, by itself, cause a Default or an Event of Default.

       General Intangibles: all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Borrower and, in any event, including all of such Borrower's right, title, and interest in or under any contract, franchise, or license and in intangible personal property of every kind and nature (other than Accounts, Chattel Paper, Documents, and Instruments), including choses in action, causes of action, corporate or other business records, business names, customer lists, copyrights, patents, patent applications, trademarks, trade names, trade styles, logos and other source or business identifiers, and all applications therefor and reissues, extensions, or renewals thereof and rights thereto, interests in and rights to distributions from partnerships, joint ventures, and other business associations, licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any trademark or trademark registration), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights, or intangible rights, all liability, life, key person, and business interruption insurance, and all unearned premiums), uncertificated securities, deposit accounts and other bank accounts, rights to receive tax refunds, rebates, and other payments, rights of indemnification, and any guarantee claims, security interests, or other security held by or granted to a Borrower to secure payment by an Account Debtor of any Accounts. All licenses, patents, patent applications, copyrights, trademarks, and trade names now owned by Borrowers are listed in
SCHEDULE 6.1(Q).

       Governing Rate: the higher of: (a) the highest of the rates of interest publicly announced from time to time by The First National Bank of Chicago, Bank of America, N.A., or Citibank, N.A. or their respective successors in interest, as their respective corporate base, reference, prime or similar benchmark rate (whether or not such rate is actually charged by such bank); or (b) the latest published annualized rate of interest for 90-day dealer commercial paper, which normally appears in the "Money Rates" section of the Wall Street Journal.

       Governmental Authorization: any permit, license, authorization, consent order, or consent decree of or from any Federal, state or local governmental authority, agency or court.

       Guarantor: any Person that shall at any time guarantee to Lender the payment and performance of all or any portion of the Liabilities.

       Guaranty Agreement:  Any Guaranty and Security
Agreement, or any other document pursuant to which a Guarantor guarantees to Lender the payment and performance of all or any portion of the Liabilities.

       Hazardous Materials: (a) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters, and other wastes associated with the exploration, development, refinement, or production of crude oil, including crude oil and any fraction thereof, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (i) pose a hazard to any property of a Borrower or any of its Subsidiaries or to any Persons on or about such property or (ii) cause such property to be in violation of any Environmental Laws; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (c) any chemical, material, or substance regulated or defined as or included in the definition "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous wastes," or "toxic substances" or any other formulations intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity," or words of similar import under any applicable Environmental Laws; and (d) any other chemical, material, or substance, exposure to which is prohibited, limited, or regulated by any governmental authority pursuant to any Environmental Law.

       Hungerford:  Mark C. Hungerford.

       Hungerford Indemnity Claims: any claim for indemnity, contribution, subrogation, reimbursement, exoneration, or similar claim by Hungerford against Transcisco arising out or related to the purported class action commenced on November 23, 1987 by Shirley B. Daniels and Barney and Rachel Milione in the Superior Court of California, County of San Francisco, and all related litigation.

       Indebtedness: all liabilities, obligations, and indebtedness of any and every kind and nature, including the Liabilities and all obligations to trade creditors, whether heretofore, now or hereafter owing, arising, due, or payable from a Borrower to any Person and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise. Without limiting the generality of the foregoing, Indebtedness specifically includes:

       (a) all obligations or liabilities of any Person that are secured by any Lien, claim, encumbrance, or security interest upon property owned by a Borrower, even though such Borrower has not assumed or become liable for the payment thereof;

       (b) all obligations or liabilities created or arising under any lease of real or personal property or conditional sale or other title retention agreement with respect to property used or acquired by a Borrower, even though the rights and remedies of the lessor, seller, or lender thereunder are limited to repossession of such property;

       (c) all unfunded pension fund obligations and liabilities; and

       (d)  all deferred taxes.

       Instruments: all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Borrower, wherever located, including all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

       Intangible Assets: collectively, organizational expenses, financing expenses, prepaid expenses, goodwill
(including any amounts however designated, representing the excess of the purchase price paid for assets or stock acquired subsequent to the date hereof over the value assigned thereto on the books of Borrowers), Intellectual Property, and other intangible assets of Borrowers.

       Intellectual Property: all patents, trademarks, tradenames, and copyrights owned by any Borrower, and all rights under the patent licenses, trademark licenses, and copyright licenses to which any Borrower is a party, all as listed in
SCHEDULE 1.1(C).

       Intercompany Indebtedness: with respect to any Borrower, all present and future obligations and all indebtedness owing to it by every other Borrower.

       Inventory: all "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Borrower, wherever located, and, in any event, including inventory, merchandise, goods, and other personal property which are held by or on behalf of such Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, spare parts, work in process, or materials or supplies used or consumed or to be used or consumed in such Borrower's business or in the processing, production, packaging, promotion, delivery, or shipping of the same, and all finished goods or goods in transit, along with all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by such Borrower.

       IRC: the Internal Revenue Code of 1986, as the same may be amended from time to time.

       Lender:  Transamerica Business Credit Corporation, a
Delaware corporation, and its successors and assigns.

       Letter of Credit: any commercial or standby letter of credit issued at the request and for the account of a Borrower for which Lender has incurred Letter of Credit and Guaranty
Obligations.

       Letter of Credit and Guaranty Obligations: all outstanding obligations incurred by Lender at the request of a Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with (a) the issuance or guarantee, by Lender or another, of Letters of Credit, or (b) the issuance of guaranties for the benefit of a Borrower. The amount of such Letter of Credit and Guaranty Obligations shall equal the maximum amount that may be payable by Lender thereon or pursuant to such Letter of Credit or guaranty.

       Liabilities: all of Borrowers' liabilities, obligations, and indebtedness to Lender of any and every kind and nature (including the Letter of Credit and Guaranty Obligations, interest, charges, expenses, attorneys' fees, and other sums chargeable to any Borrower by Lender and future advances made to or for the benefit of any Borrower), whether arising under this Agreement, under any of the other Loan Documents, or acquired by Lender from any other source, whether heretofore, now or hereafter owing, arising, due, or payable from any Borrower to Lender and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, including obligations of performance.

       Lien: any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien (including judgment liens, liens of mechanics, suppliers, and other Persons for the provision of goods or services, and all other liens arising under statute, common law, or judicial interpretation), Charge, claim (including reclamation claims), security interest, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

       Loans:  the Term Loan and the Revolving Loans.

       Loan Documents: this Agreement, the Term Loan Note, the Revolving Credit Note, all Supplemental Documentation, and all agreements, instruments, and documents, including notes, guaranties, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements, and all other written matter whether heretofore, now, or hereafter executed by or on behalf of a Borrower or delivered to Lender or any Participant in the loans and advances made hereunder, with respect to this Agreement or to Lender.

       Loss Carryovers: the federal income tax net operating loss carryovers of Transcisco as reported on the consolidated federal income tax returns of Transcisco for the Fiscal Year ended March 31, 1995, which are $30,000,000 for regular minimum tax purposes and $29,000,000 for alternative minimum tax purposes.

       Master Collection Account: the depository account established in the name of Lender as account number 52-95416 at First National Bank of Chicago for the purpose of posting payments and other collections, as provided in SECTION 4.2.

       Material Adverse Effect: shall mean a material adverse effect on (a) the financial condition or operations of Borrowers and their Subsidiaries taken as a whole, (b) the ability of Borrowers to perform under this Agreement and the other Loan Documents, (c) the Collateral, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents.

       Maximum Commitment: the maximum aggregate principal amount of up to $7,835,000 governing accommodations provided under the Revolving Loan Facility.

       Multiemployer Plan: a "multiemployer plan" within the meaning of ERISA Section 4001(a)(3).

       Net Worth: with respect to Borrowers, on a consolidated basis, at any time for the determination thereof, the sum of their capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings, and any other account which, in accordance with GAAP, constitutes stockholder's equity, less treasury stock.

       Notes:  the Term Loan Note and the Revolving Credit
Note.

       Notice of Revolving Loan:  as defined in SECTION 3.1(A).

       OSHA: the Occupational Safety and Health Act and all rules and regulations from time to time promulgated thereunder.

       Participant: any Person, now or from time to time hereafter, participating with Lender in the Revolving Loans made by Lender to Borrower pursuant to SECTION 10.2 of this Agreement.

       PBGC: the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

       Permitted Investment:  any of the following investments:

       (a) investments in property to be used in the ordinary course of business of Borrowers;

       (b) so long as and only to the extent there are no Revolving Loan Liabilities outstanding, investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

       (c) so long as and only to the extent there are no Revolving Loan Liabilities outstanding, investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

       (d) so long as and only to the extent there are no Revolving Loan Liabilities outstanding, investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof.

       Permitted Liens: the Liens, encumbrances and claims listed in SCHEDULE 5.3.

       Permitted Loans: term loans made by one or more Borrowers to their respective officers, but only to the extent
(a) made to enable such officers to purchase the stock of Transcisco pursuant to the Stock Purchase Plan, (b) made upon fair and reasonable terms, and (c) the aggregate outstanding principal balance of all such loans does not exceed $100,000 at any time.

       Permitted Dividends: dividends declared by any of TRS, TLC, or TTC and paid to Transcisco, but only to the extent
(a) declared and paid to enable Transcisco to meet its ordinary, reasonable, and necessary business expenses, (b) made in the ordinary course of Borrowers' business, consistent with their past practices, (c) consistent with the projected earnings of the Borrower(s) paying such dividends for the Fiscal Year in which such dividends are paid, and (d) such dividends do not exceed, in the aggregate, $850,000 during any Fiscal Quarter.

       Permitted Intercompany Indebtedness: indebtedness of any Borrower to any other Borrower for borrowed money and interest thereon, so long as such indebtedness (i) is incurred in the ordinary course of business of the indebted Borrower in order to meet its ordinary and necessary business expenses, (ii) bears a reasonable rate of interest, (iii) is accurately reflected on the relevant Borrowers' books and records, and (iv) is repaid (or otherwise satisfied by netting of contra accounts or similar offset) periodically in the ordinary course of business no less frequently than quarterly.

       Person: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity, or government (whether
Federal, state, county, city, municipal, or otherwise, including any instrumentality, division, agency, body, or department thereof).

       Plan:  collectively, the Joint Plan of Reorganization
Dated June 21, 1993 confirmed by the Bankruptcy Court by order dated October 20, 1993 in the Bankruptcy Case, as amended by the Stipulation to Amend Joint Plan of Reorganization Dated June 21, 1993 (11 U.S.C. SECTION 1127(b)) approved by the Bankruptcy Court on November 23, 1994, along with the disclosure statement approved by the Bankruptcy Court in connection with the above, and all other amendments and modifications to such documents and orders approved pursuant to final orders issued by a court of competent jurisdiction.

       Prohibited Transaction: a "prohibited transaction" within the meaning of ERISA Section 406 or IRC Section 4975.

       Projections: the monthly cash flow projections required pursuant to SECTION 7.1(B)(VI).

       Prepayment Fee: the prepayment fee payable in accordance with the provisions of SECTION 2.7.

       Real Property: any and all real property (including all buildings, fixtures, and other improvements located thereon) now, hereafter or heretofore owned, leased, operated, or used by Borrowers and any of their Subsidiaries.

       Release: any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching, or migration of Hazardous Materials into the indoor or outdoor environment
(including the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous
Materials) or into or out of any Real Property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater, or property.

       Reportable Event:  a "reportable event" described in
Section 4043 of ERISA.

       Response Action: such response, remedial, removal, corrective, abatement, permitting, and compliance action as is appropriate and sufficient to (a) satisfy any applicable or relevant and appropriate Environmental Laws with respect to all the Borrowers' businesses and properties, (b) comply with any Environmental Laws or obtain any Governmental Authorizations to conduct or operate any of the Borrowers' operations or businesses, (c) investigate or assess any Release, (d) dispose of any accumulated debris, wastes, or off-specification materials at any of the Real Property, or (e) remove any out-of-service underground storage tanks present at any of the Real Property.

       Revolving Credit Note: the Revolving Credit Note delivered by Borrowers to Lender in the principal amount of $7,835,000 in the form set forth as EXHIBIT B, and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be amended, modified and supplemented and in effect from time to time.

       Revolving Loan Facility: the senior secured working capital and letter of credit facility under which Lender will provide revolving advances for the benefit of Borrowers as evidenced by this Agreement and all other agreements, instruments, and documents executed in connection herewith.

       Revolving Loan Liabilities: all of Borrowers' liabilities, obligations, and indebtedness to Lender of any and every kind and nature arising out of or related to Borrowers' Revolving Loans, including outstanding principal advances, interest, charges, expenses, attorneys' fees, and other amounts chargeable to Borrowers by Lender in connection with its Revolving Loans.

       Revolving Loans:  as defined in SECTION 3.1(A).

       Schedule of Accounts:  as defined in SECTION 5.5(B).

       Schedule of Documents: the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information required to be delivered in connection with this Agreement and the other Loan Documents and the transactions contemplated hereunder and thereunder, substantially in the form attached hereto as SCHEDULE 1.

       Schedule of Inventory:  as defined in SECTION 5.6(C).

       Solvent: with respect to any Person, (a) the present fair value of such Person's assets is in excess of the total amount of such Person's liabilities, (b) such Person is able to pay its debts as they become due, and (c) such Person does not have unreasonably small capital to carry on its business.

       Special Collateral:  as defined in SECTION 5.2.

       Stock: all shares, options, warrants, interests, participation, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, and convertible debentures, and all agreements, instruments, and documents convertible, in whole or in part, into any one or more or all of the foregoing.

       Stock Purchase Plan:  that certain Stock Purchase
Plan adopted by the Board of Directors of Transcisco on March 30, 1995, pursuant to which Transcisco may grant rights to purchase common stock of Transcisco to its officers, consultants, or employees.

       Subordinated Debt: that portion of the Indebtedness, including all intercompany accounts and borrowings, which is subordinated in a manner satisfactory in form and substance to Lender as to right and time of payment of principal and interest thereon to any and all of the Liabilities.

       Subordinated Loan: the transactions evidenced by that certain Note and Warrant Purchase Agreement among the Borrowers, Furman Selz, and Dowling dated as of August 1, 1995, the Furman Selz Notes, the Furman Selz Warrants, and all documents, instruments, and securities delivered in substitution or exchange therefor, in each case as the same may be amended, modified, and supplemented and in effect from time to time, in connection with the transactions contemplated thereby.

       Subsidiary: any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by a Borrower or one or more Subsidiaries.

       Supplemental Documentation: all agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages, deeds of trust, and other written matter necessary or requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral.

       Tangible Net Worth:  at any date, the remainder of
(a) the sum of (i) the Net Worth plus (ii) the principal amount of Subordinated Debt, minus (b) the sum of (i) the value of the Intangible Assets and (ii) the amount of expenses not accrued at such time but prepaid by any of the Borrowers.

       Term Loan: the senior secured five-year term loan in the principal amount of $2,165,000 evidenced by the Term Loan
Note.

       Term Loan Liabilities: all of Borrowers' liabilities, obligations, and indebtedness to Lender of any and every kind and nature arising out of or related to the Term Loan, including outstanding principal advances, interest, charges, expenses, attorneys' fees, and other amounts chargeable to Borrowers by Lender in connection with the Term Loan.

       Term Loan Note: that certain Term Loan Note dated as of July 31, 1995 executed by Borrowers in favor of Lender, and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be amended, modified and supplemented and in effect from time to time.

       Termination Date:  the earliest of: (a) July 31,
2000; (b) the date that Borrowers elect to terminate this Agreement and repay the Liabilities in full in accordance with the terms of SECTIONS 2.7 AND 2.11; and (c) the date Lender elects to terminate Borrowers' right to receive Revolving Loans and Letter of Credit and Guaranty Obligations in accordance with
SECTION 8.2.

       TLC:  Transcisco Leasing Company, a Delaware corporation.

       Transaction Costs: the costs, fees, and expenses incurred by any Borrower, directly or indirectly through reimbursement or indemnity obligations, owing to Persons other than Borrower, in connection with negotiating, documenting, and consummating the transactions evidenced by (i) the Furman Selz Notes and the Furman Selz Warrants, (ii) the Loan Documents, and
(ii) the agreements and documents executed in connection with final payment and settlement of the Class F Claims.

       Transcisco:  Transcisco Industries, Inc., a Delaware corporation.

       TRS:  Transcisco Rail Services Company, a California corporation.

       TTC:  Transcisco Trading Company, a Delaware corporation.

       Uni-Temp Licenses: all rights of any of the Borrowers in and to any Intellectual Property relating in any way to the use, manufacture, or marketing of goods or services embodying the Uni-Temp heating technology.

       Unused Facility Fee:  as defined in SECTION 2.5.

       Unused Line of Credit:  at any particular time,
(a) the difference between (i) the Maximum Commitment and
(ii) the sum of the aggregate outstanding principal balance of Revolving Loans and the aggregate amount of outstanding Letter of Credit and Guaranty Obligations.

       Welfare Plan: any "welfare plan" within the meaning of ERISA Section 3(1).

1.2 Accounting Terms. Any accounting term used in this Agreement shall, unless otherwise specifically provided herein, have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

1.3 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Illinois to the extent the same are used or defined therein.

1.4 Certain Matters of Construction. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Any reference to a "SECTION," "EXHIBIT," or "SCHEDULE" shall refer to the relevant Section of or Exhibit or Schedule to this Agreement, unless specifically indicated to the contrary. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary.

2.   LOANS: GENERAL TERMS

2.1 Revolving Loans. Upon and subject to the terms and conditions of this Agreement, Lender will make available to Borrowers, from time to time prior to the Termination Date upon their request, the Maximum Commitment, consisting of
(a) Revolving Loans pursuant to SECTION 3.1 and (b) Letter of Credit and Guaranty Obligations pursuant to SECTION 3.4. If Lender makes advances to Borrowers from such line of credit, all advances shall be repayable as provided in SECTION 4.1, and shall be used by Borrowers only for legal and proper working capital requirements (including the payment of any portion of the Class F Claims) consistent with all applicable laws and statutes.

2.2 Term Loan. Upon and subject to the terms and conditions of this Agreement, Lender will make available to Borrowers on the Closing Date the Term Loan in the original principal amount of $2,165,000, evidenced by the Term Loan Note substantially in the form of EXHIBIT C, dated as of the Closing Date. The Term Loan shall be repayable as provided in the Term Loan Note and SECTION 4.1 hereof, and the advances thereunder shall be used by Borrowers only for legal and proper working capital requirements (including the payment of any portion of the Class F Claims) consistent with all applicable laws and statutes.

2.3    Interest Rate on Loans.

       (a) Subject to the provisions of SECTION 8.5, the Loans shall bear interest, payable in arrears on the last day of each month and at maturity, calculated daily on the basis of a 360-day year, (i) with respect to the Revolving Loans, at a variable per annum rate equal to the Governing Rate plus one and three-quarters percent (1.75%), and (ii) with respect to the Term Loan, at a variable per annum rate equal to the Governing Rate plus two percent (2.0%). Any change in the Governing Rate shall be effective as of the date of the relevant change.

       (b) In no contingency or event whatsoever shall the interest rate charged with respect to the Revolving Loan Liabilities or the Term Loan Liabilities pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"). In the event that such a court determines that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall promptly refund such excess interest to Borrowers. Should any interest payable hereunder thereafter fall below the Maximum Lawful Rate, interest shall continue to accrue at the Maximum Lawful Rate until such time as Lender has received an amount of interest equal to what Lender would have received but for the operation of this SECTION 2.2(B), at which time the interest payable shall again accrue at the rate otherwise provided for under SECTION 2.2(A) until such rate under SECTION 2.2(A) again exceeds the Maximum Lawful Rate, in which event the terms of this SECTION 2.2(B) shall again apply.

2.4 Letter of Credit and Guaranty Obligations Fee. In the event that Lender shall incur any Letter of Credit and Guaranty Obligations for the account of a Borrower, Borrowers shall pay Lender, as compensation to Lender for such Letter of Credit and Guaranty Obligations: (a) all fees and charges paid by Lender on account of such Letter of Credit and Guaranty Obligations to the issuer or like party; and (b) subject to the provisions of SECTION 8.5, until Borrowers have paid or otherwise satisfied such Letter of Credit and Guaranty Obligations, commencing with the month in which such Letter of Credit and Guaranty Obligations are incurred by Lender and monthly thereafter for each month during which such Letter of Credit and Guaranty Obligations shall remain outstanding, a monthly fee in an amount equal to the quotient of (i) an amount equal to (A) the sum of the daily outstanding amount of all such Letter of Credit and Guaranty Obligations on each day during the previous calendar month, multiplied by (B) a rate equal to two percent (2%) per annum, divided by (ii) three hundred sixty (360). Fees payable in respect of Letter of Credit and Guaranty Obligations shall be paid to Lender, in arrears, on the first day of each month.

2.5 Unused Facility Fee. As additional compensation for Lender's costs and risks in making the Revolving Loan Facility available to Borrowers, Borrowers shall pay to Lender, in arrears on the last date of each month and at maturity, a facility fee (the "Unused Facility Fee") for Borrowers' non-use of available funds in an amount equal to one-quarter of one percent (0.25%) per annum of Borrowers' Unused Line of Credit.

2.6 Collateral Management Fee. As additional consideration for Lender's ongoing administration and management costs in making the Term Loan and the Revolving Loan Facility available to Borrowers, Borrowers shall pay to Lender, in arrears on the last day of each month and at maturity, a collateral management fee (the "Collateral Management Fee") in an amount equal to one-quarter of one percent (0.25%) per annum of the daily average of all Liabilities outstanding during such month.

2.7    Voluntary and Involuntary Termination; Prepayment Fee.

       (a) Upon at least ninety (90) days prior written notice to Lender, Borrowers may, at their option, terminate this Agreement; provided, that no such termination shall be effective until Borrowers have paid all of the Liabilities in immediately available funds.

       (b)  At the effective date (the "Prepayment Date") of
(i) the voluntary termination described in SECTION 2.7(A), or
(ii) any involuntary termination of this Agreement, Borrowers shall pay to Lender, in addition to all other Liabilities, as liquidated damages for the loss of the bargain and not as a penalty, a Prepayment Fee for the obligations arising under the Loans by paying to Lender on the Prepayment Date the following amounts:

If Prepayment is Made Between
the Following Dates, Inclusive:    The Fee Shall Be:

(i)   Closing Date and             $300,000 (i.e., three percent
      July 31, 1996                (3%) of the Aggregate
                                   Facilities Amount)

(ii)  August 1, 1996 and           $200,000 (i.e., two percent
      July 31, 1997                (2%) of the Aggregate
                                   Facilities Amount)

(iii) August 1, 1997 and           $100,000 (i.e., one percent
      July 31, 1998                (1%) of the Aggregate
                                   Facilities Amount)

(ii) Any time thereafter           No premium shall be due

       (c) Borrowers may elect to terminate this Agreement in its entirety only; no section may be terminated singly.

2.8 Mandatory Prepayments. In addition to the regularly scheduled payments of principal on the Term Loan set forth in the Term Loan Note, Borrowers shall be required, without any prepayment fee or premium, to make payments ("Mandatory Prepayments") annually in an amount equal to thirty percent (30%) of Borrowers' Excess Cash Flow. Each Excess Cash Flow payment shall be due and payable within the lesser of (a) one hundred twenty (120) Business Days after the conclusion of the applicable Fiscal Year, or (b) ten (10) days after the delivery to Lender of Borrowers' annual audited consolidated financial statements, and shall be accompanied by a statement of Borrowers' Chief Financial Officer showing in reasonable detail the calculations employed in determining the amount of such payment. The Mandatory Prepayments shall be applied, without premium or penalty, to all principal installments due under the Term Loan in inverse order of maturity, until the Term Loan is repaid in full.

2.9    Reserves Against Liabilities.

       (a) Lender shall have the right to refuse to make Revolving Loans or incur Letter of Credit and Guaranty Obligations when the refusal is necessary to enable Lender, in its sole discretion, exercised in a commercially reasonable manner, to establish reserves against Collateral Availability, or to decrease the ratios used in calculating the Borrowing Base; provided, that in no event shall Borrowers be required, in connection with any such reserve hereunder, to fund such reserve or other deposit accounts prior to actual payment of any claim or claims for which such reserve is established. In the event any such reserve is established or any such ratio is decreased for any reason after the Closing Date, such reserve or such decrease shall become effective immediately for purposes of calculating the Collateral Availability; provided, that Lender shall provide Borrowers with not less than twenty (20) Business Days prior written notice of the establishment of any such reserve or the decrease of any such ratio before Lender shall have the right to declare an Event of Default under SECTION 8.1(B) resulting from the establishment of such reserve or the decrease of such ratio. Without limiting the generality of the foregoing, Lender shall establish separate initial reserves as follows:

               (i)  To support Transcisco's ability to
satisfy any Hungerford Indemnity Claims hereafter asserted by or owing to Hungerford, or any successor, assignee, or third party beneficiary of Hungerford, or any other Person asserting any such claim derivatively through him, Lender shall establish a reserve in the initial amount of $800,000 as of the Closing Date, to be adjusted by five incremental increases of $40,000 each, such increases to take effect on the first
Business Day of each of the five successive calendar months following the Closing Date, until the total amount thereof reaches $1,000,000 (the "Indemnity
Reserve"); and

               (ii)  To support Borrowers' ability to
fund all estimated costs and expenses of performing the Response Action for the tasks set forth on SCHEDULE
7.1(G)(I), Lender shall establish a reserve in the initial amount of $287,000 as of the Closing Date (the
"Remediation Reserve").

       (b) From time to time during the term of this Agreement, upon the written request of any Borrower, Lender may, in its sole discretion, exercised in a commercially reasonable manner, (i) make adjustments to the amounts of the Indemnity Reserve, the Remediation Reserve, or other reserves in effect from time to time pursuant to this SECTION 2.9, and (ii) make Revolving Loans to enable such Borrower to satisfy the claims or obligations giving rise to the applicable reserve.

2.10 All Loans to Constitute One Loan. Notwithstanding any other provision of this Agreement, all Loans under this Agreement and the other Loan Documents shall constitute one loan to Borrowers, and all Liabilities of Borrowers under this Agreement and the other Loan Documents shall constitute one general obligation of Borrowers secured, except as otherwise provided in SECTION 5.1(H), by Lender's security interest in all the Collateral and by all other security interests, Liens, claims, and encumbrances heretofore, now, or at any time hereafter granted to or obtained by Lender with respect to property or assets of any Borrower. All the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this Agreement and the other Loan Documents.

2.11 Loan Purpose. Borrowers shall use the proceeds of the Revolving Loans solely to (a) discharge and satisfy the outstanding balance of the Class F Claims in accordance with the terms and conditions of the Plan on the Closing Date,
(b) refinance the obligations of TRS to Congress Financial Corporation (Western) on the Closing Date, (c) fund Borrowers' working capital and letter of credit requirements after the Closing Date, and (d) fund the satisfaction of the claims and obligations giving rise to the Reserves Against Liabilities established pursuant to SECTION 2.9 on and after the Closing Date. Borrowers' use of such proceeds shall be only for legal and proper corporate purposes (duly authorized by Borrowers' Boards of Directors) consistent with all applicable laws, statutes, and regulations.

2.12 Term of Agreement. Subject to Lender's right to cease making Revolving Loans to Borrowers, as set forth in
SECTION 3.1 or otherwise, the provisions of this Agreement shall be in effect until the Termination Date; provided, that in the event of a prepayment of the entire outstanding amount of the Revolving Loans prior to the Termination Date with funds borrowed from any Person other than Lender, Borrowers shall simultaneously therewith pay to Lender, in immediately available funds, all outstanding Liabilities in full, in accordance with the terms of the agreements creating and instruments evidencing such Liabilities, together with the Prepayment Fee, if any. Notwithstanding termination of this Agreement, Borrowers' indemnification liabilities to Lender, as set forth in SECTION 2.12(F), shall survive such termination.

2.13   Indemnity.

       (a) Each Borrower shall indemnify and hold Lender and Lender's respective Affiliates, officers, directors, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities, and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, an "Indemnified Claim") which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the transactions contemplated hereunder or thereunder; provided, that Borrowers shall not be liable for any indemnification to such Indemnified Person to the extent that any Indemnified Claim results from such Indemnified Person's gross negligence or willful misconduct. Without limiting the generality of the foregoing, Indemnified Claims shall include any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage, or expense (including reasonable attorneys' and consultants' fees, investigation and laboratory fees, court costs, and litigation expenses), directly or indirectly resulting from, arising out of, or based upon
(i) any claim for brokerage commissions, finder's fees, or investment banking fees in connection with the transactions contemplated by this Agreement, or (ii) any Environmental Laws or Release of any Hazardous Materials relating to any Real Property, which indemnity shall include (A) any damage, liability, fine, penalty, punitive damage, cost, or expense arising from or out of any Indemnified Claim for personal injury (including sickness, disease, death, pain, or suffering), tangible or intangible property damage, compensation for lost wages, business income, or profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, spill, release, or other adverse effect on the environment,
(B) the cost of any required or necessary repair, cleanup, treatment, remediation, or detoxification of any of the Real Property and the preparation and implementation of any closure, disposal, or remedial or other required actions in connection with any of the Real Property, and (C) any Environmental Claim.

       (b) None of Lender or any other Indemnified Person shall be responsible or liable to any other party hereto, any successor, assignee, or third party beneficiary of such Person, or any other Person asserting any Indemnified Claim derivatively through such party, for indirect, punitive, exemplary, or consequential damages which may be alleged as a result of credit having been extended under this Agreement or the other Loan Documents.

       (c)  Upon the receipt by Lender or any Indemnified
Person of any Indemnified Claim which Lender or such Indemnified Person believes is covered by the indemnity under this SECTION 2.12, Lender or such Indemnified Person shall promptly give notice thereof to Borrowers, together with a description of the Indemnified Claim and the sum of money, if known, involved; provided, that the failure to give such notice or to give it in any particular form or by any particular time shall not limit the obligation of Borrowers under this SECTION 2.12 or otherwise. Upon receipt of any such notice from Lender or any other such Indemnified Person, Borrowers shall proceed to contest such asserted Indemnified Claim, and shall make all decisions with respect to the defense of any such asserted Indemnified Claim; provided, that any counsel selected by Borrowers shall be reasonably satisfactory to Lender or such other Indemnified Person and, if the representation of such Indemnified Person by such counsel would result in a conflict of interest with such counsel's representation of any other Person, and in any event upon Borrowers' consent, such Indemnified Person may obtain separate counsel; and further provided, that Borrowers shall have the right to settle or compromise any asserted Indemnified Claim covered by the indemnity under this SECTION 2.12 only with the consent of Lender or the other Indemnified Person requesting indemnification, which consent shall not unreasonably be withheld.

       (d) Borrowers, for themselves and on behalf of their respective successors and assigns, hereby waive, release, and forever discharge any now existing or hereafter created or arising right or claim against Lender or its assigns for contribution, reimbursement, indemnity, or other similar rights against Lender or its assigns in any way related to an Environmental Claim, including any right to contribution that may exist in any Borrower's favor pursuant to any Environmental Law or under any common law theory.

       (e)  Borrowers hereby acknowledge and agree that:
(i) Lender is not now, and has not ever been, in control of the Real Property or Borrowers' affairs; and (ii) Lender does not have the capacity to influence Borrowers' conduct with respect to the ownership, operation, or management of any of the Real
Property.

       (f) The indemnity provided for in this SECTION 2.12 shall be an ongoing obligation of each Borrower that shall survive termination of the financial accommodations provided for under this Agreement and the other Loan Documents.

3.   LOANS: DISBURSEMENTS

3.1    Revolving Loans.

       (a) Provided that there does not then exist a Default or an Event of Default, upon the request of Borrowers therefor, Lender will make revolving loans ("Revolving Loans") to Borrowers, repayable as provided in SECTION 4.1. Any such Revolving Loan shall not exceed the lesser of (i) the Collateral Availability and (ii) the Unused Line of Credit. Until all amounts outstanding in respect of the Revolving Loans shall become due and payable on the Termination Date, Borrower may from time to time borrow, repay, and reborrow under this SECTION 3.1(A). Each Revolving Loan shall be made on notice, given not later than 12:00 p.m. noon (Chicago time) on the Business Day of the proposed Revolving Loan, by Borrowers to Lender. Each such notice (a "Notice of Revolving Loan") shall be in writing or by telephone to Lender, as directed by Lender from time to time, confirmed immediately in writing by Borrowers, in substantially the form of EXHIBIT E hereto, specifying therein the requested date and amount of such Revolving Loan. Lender shall, not later than 3:00 p.m. (Chicago time) on the date of the proposed Revolving Loan, upon fulfillment of the applicable conditions set forth in SECTION 9, wire transfer to a bank designated by Borrowers and reasonably acceptable to Lender, the amount of such Revolving Loan.

       (b) The Revolving Loans shall be evidenced by the Revolving Credit Note to be executed and delivered by Borrowers on or before the Closing Date. The Revolving Credit Note shall be payable to the order of Lender and shall represent the obligation of each Borrower to pay the amount of the Revolving Loan Liabilities. The date and amount of each Revolving Loan and payment of principal with respect thereto shall be recorded on the books and records of Lender, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded.

3.2 Eligible Accounts. Upon delivery to Lender of a Schedule of Accounts, Lender shall make a determination, in the exercise of its sole discretion, exercised in a commercially reasonable manner, as to which Accounts listed thereon shall be deemed "Eligible Accounts" for purposes of determining the amounts to be advanced, if any, pursuant to SECTION 3.1(A). In making such determination, Lender shall apply the general criteria listed in SCHEDULE 3.2.

3.3 Eligible Inventory. Upon delivery to Lender of a Schedule of Inventory, Lender shall make a determination, in the exercise of its sole discretion, exercised in a commercially reasonable manner, as to which Inventory listed thereon shall be deemed "Eligible Inventory" for purposes of determining the amounts to be advanced, if any, pursuant to SECTION 3.1(A). In making such determination, Lender shall apply the general criteria listed in SCHEDULE 3.3.

3.4    Letter of Credit and Guaranty Obligations.

       (a)  Lender agrees, subject to the terms and
conditions hereinafter set forth, to incur, from time to time on written request of one or more Borrowers, Letter of Credit and Guaranty Obligations supporting obligations of such Borrowers arising in the ordinary course of business; provided, that the amount of all Letter of Credit and Guaranty Obligations incurred by Lender pursuant to this SECTION 3.4(A) at any one time outstanding (whether or not then due and payable) shall not exceed an amount equal to the lesser of: (i) $1,000,000; and (ii) Collateral Availability; and provided further, that Lender shall be under no obligation to incur Letter of Credit and Guaranty Obligations in respect of any Letter of Credit or guaranty having an expiry date which is later than one year following the date of issuance thereof. At the time of each request by Borrowers that a Letter of Credit or guaranty be issued, Lender, at its option, may require Borrowers to execute and deliver to Lender an application for such Letter of Credit in the form customarily prescribed by Lender to issue Letters of Credit (the "Applications") or such other documents as Lender may require with respect to any guaranty. This Agreement supersedes any terms of the Applications which are inconsistent with the terms hereof.

       (b) In the event that Lender shall make any payment on or pursuant to any Letter of Credit and Guaranty Obligation, such payments shall then be deemed to constitute a Revolving Loan under SECTION 3.1(A).

       (c) In the event that any Letter of Credit and Guaranty Obligation, whether or not then due and payable, shall for any reason be outstanding on the Termination Date, Borrowers will pay to Lender Cash or Cash Equivalents in an amount equal to the outstanding Letter of Credit and Guaranty Obligations. Such Cash or Cash Equivalents shall be held by Lender in a cash collateral account (the "Cash Collateral Account"). The Cash Collateral Account shall be in the name of Lender (as a cash collateral account), and shall be under the sole dominion and control of Lender and subject to the terms of this SECTION 3.4. Each Borrower hereby pledges, and grants to Lender a security interest in, all such Cash or Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit and Guaranty Obligations, whether or not then due and payable.

       (d) From time to time after funds are deposited in the Cash Collateral Account, Lender may apply such Cash or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall be or shall become due and payable by Borrowers to Lender with respect to such Letter of Credit and Guaranty Obligations.

       (e) Neither Borrowers nor any Person or entity claiming on behalf of or through Borrowers shall have any right to withdraw any of the Cash or Cash Equivalents held in the Cash Collateral Account, except that, upon the termination of any Letter of Credit and Guaranty Obligations in accordance with its terms and the payment of all amounts payable by Borrowers to Lender in respect thereof, any funds remaining in the Cash Collateral Account in excess of the then remaining Letter of Credit and Guaranty Obligations shall be returned to Borrowers.

       (f) Lender shall not have any obligation to invest the funds in the Cash Collateral Account or deposit such funds in an interest-bearing account, and interest and earnings thereon, if any, shall be the property of Borrowers.

3.5 Disbursements. Each Borrower hereby authorizes and directs Lender to disburse for and on the behalf of such Borrower and Borrower's account, the proceeds of the Revolving Loans made by Lender to Borrowers, pursuant to this Agreement, to such Person as an officer or director of Borrowers shall direct, whether in writing or orally. Lender may, at its option, make Revolving Loans for the account of Borrowers to the extent that any amounts are due and owing from Borrowers on account of the Liabilities.

4.   LOANS:  PAYMENTS

4.1    Payments.  Except as otherwise provided in
SECTION 4.2, all payments to Lender shall be payable at Lender's address set forth above or at such other place or places as Lender may designate from time to time in writing to Borrowers.
That portion of the Liabilities consisting of:

       (a) interest payable pursuant to this Agreement shall be due on the first Business Day of each month (for the preceding month), and shall be charged through the last calendar day of each month;

       (b) costs, fees and expenses payable pursuant to this Agreement shall be payable as and when provided in this Agreement and, if not specified, on demand;

       (c) principal payable on account of Revolving Loans pursuant to SECTION 3.1 shall be due and payable to the extent and on the date of any collections received by Lender with respect to any proceeds of the Collateral and not applied to interest;

       (d) principal payable on account of the Term Loan shall be due and payable to the extent and on the terms set forth in the Term Loan Note and, to the extent not previously paid, on the Termination Date; and

       (e) the balance of the Liabilities, if any, shall be payable as and when provided in this Agreement or the other Loan
Documents and, if not specified, on the Termination Date.

With respect to the payment of any Liability, including interest, costs, fees, or expenses which become due hereunder, each Borrower authorizes and directs Lender, at Lender's option, to cause such Liability to be paid on such due date by charging such Liability as a Revolving Loan against the Revolving Loan
Facility. Lender shall notify Borrowers of such payments pursuant to SECTION 4.5.

4.2    Lockbox Account; Receipt and Application of Payment.
With respect to all cash, checks, notes, drafts, or other similar items of payment relating to or constituting the Collateral, or the proceeds thereof (including proceeds of Loans received after the Closing Date), Borrowers shall, no later than the first Business Day following receipt thereof: (a) deposit or cause the same to be deposited, in kind, in the Collection Account, for application on account of the Liabilities as provided below; and
(b) forward to Lender, on a daily basis, copies of all such items and deposit slips related thereto, together with a collection report in form and substance satisfactory to Lender. All cash, notes, checks, drafts, or similar items of payment by or for the account of Borrowers shall be the sole and exclusive property of Lender immediately upon the receipt of such items by Borrowers. For purposes of computing borrowing availability under this Agreement, all payments shall be deemed received by Lender upon the later of (i) notice to Lender of deposit of such payment in the Collection Account and (ii) the crediting of such deposit for Lender's account in immediately available funds. All amounts deposited in the Collection Account shall be swept on a daily basis to the Master Collection Account. For purposes of computing interest and fees under this Agreement, all payments shall be deemed received by Lender two (2) Business Days after the later of (x) notice to Lender of deposit of such payment in the Master Collection Account and (y) the crediting of such deposit for Lender's account in immediately available funds. Notwithstanding the generality of the foregoing, all such items of payment shall, solely for purposes of determining the occurrence of an Event of Default, be deemed received upon deposit thereof in the Collection Account and notice to Lender of such deposit, unless the same is subsequently dishonored for any reason. All payments made by or on behalf of and all credits due to Borrowers may be applied and reapplied in whole or in part to any of Borrowers' Liabilities to the extent and in the manner Lender deems advisable, provided that Lender will not charge Borrowers additional interest in the event of Lender's reapplication of payments made by or credits due Borrowers.

4.3    Collections, Lender's Right to Notify Account
Debtors. Each Borrower hereby authorizes Lender, now and at any time or times hereafter, whether or not an Event of Default has occurred, (a) to open such Borrower's mail and collect any and all amounts due to such Borrower from Account Debtors, (b) to notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein, and (c) to direct such Account Debtors to make all payments due from them to such Borrower upon the Accounts, including the Special Collateral, directly to Lender or to a lockbox designated by Lender. Each Borrower irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower's true and lawful attorney (and agent-in-fact) to endorse such Borrower's name on any checks, notes, drafts, or any other form of payment relating to the Collateral or proceeds of the Collateral that come into Lender's possession or under Lender's control. Any such notice, in Lender's sole discretion, may be sent on such Borrower's stationery and, upon request of Lender, such Borrower shall cosign such notice with Lender.

4.4    Application of Payments and Collections.  Each
Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of such Borrower. Each Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agents against the Liabilities in such manner as Lender may deem advisable, notwithstanding any entry by Lender on its books and records.

4.5 Statement of Account. Lender shall provide Borrowers with a statement of account relating to the Liabilities on a monthly basis. Each such statement of account shall be presumed correct and accurate and shall, except for Lender's right to reapply payments, constitute an account stated between Borrowers and Lender, unless thereafter waived in writing by Lender or unless, within thirty (30) days after Borrowers' receipt thereof, Borrowers deliver to Lender, by registered or certified mail, written objection thereto specifying the error or errors contained therein.

5.   COLLATERAL: GENERAL TERMS

5.1 Security Interest. To secure the prompt payment to Lender of the Liabilities, each Borrower hereby grants to Lender a continuing first priority security interest in and to, and a first Lien upon, subject only to those Permitted Liens listed in
SCHEDULE 5.3, all of the following property and interests in property of such Borrower, whether now owned or existing, hereafter acquired or arising, or in which such Borrower now or hereafter has any rights, and wheresoever located (all of which being hereinafter collectively referred to as the "Collateral"):

       (a)  Accounts;

       (b)  Inventory;

       (c)  Equipment;

       (d)  Fixtures;

       (e)  General Intangibles; provided, that
notwithstanding any other provision hereof, this Agreement is not intended and shall not be construed to transfer or convey to Lender any right, title, or interest of any Borrower in the UniTemp Licenses to the extent that the assignment, pledge, grant of a security interest, or enforcement of such hereunder in respect thereof would cause a breach under any valid and enforceable nonassignment clause or similar provision contained in documents or instruments governing the disposition of such right, title, or interest;

       (f)  Chattel Paper, Instruments, and Documents;

       (g) all deposit accounts, cash, cash equivalents, instruments, monies, residues and property of any kind now or at any time hereafter in the possession or under the control of Lender, a bailee of Lender, or any Participant;

       (h) Real Property; provided, that notwithstanding anything to the contrary in this Agreement or the other Loan Documents, the security interest of Lender in and to the Real Property owned by TRS and located at 2425 Industrial Boulevard, Waycross, Ware County, Georgia, as described more particularly in that certain Deed to Secure Debt, Assignment of Rents, and Security Agreement executed by TRS and Lender as of even date herewith, shall secure repayment only of the Term Loan and related obligations, as set forth in such Deed;

       (i) all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing, including proceeds of insurance policies insuring the Collateral; and

       (j) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Borrower pertaining to any of the foregoing.

5.2 Special Collateral. Immediately upon any Borrower's receipt of that portion of the Collateral which is or becomes evidenced by an agreement, Instrument and/or Document, including, without limitation, promissory notes, trade acceptances, documents of title, and warehouse receipts (the "Special Collateral"), such Borrower shall deliver the original thereof to Lender, together with appropriate endorsements or other specific evidence (in form and substance acceptable to Lender) of assignment thereof to Lender.

5.3 Priority. Each Borrower warrants and represents to Lender that the Collateral is not subject to any Liens, except as disclosed and listed as permitted in SCHEDULE 5.3, and that all such Liens are junior and subordinate to Lender's Liens upon the Collateral, except as consented to by Lender in writing and as disclosed in SCHEDULE 5.3.

5.4 Further Assurances. At Lender's request, Borrowers shall execute and deliver to Lender, at any time hereafter, all Supplemental Documentation that Lender may reasonably request, in form and substance acceptable to Lender, and pay the costs of any recording or filing of the same. Each Borrower hereby irrevocably makes, constitutes, and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower's true and lawful attorney (and agent-in-fact) to sign the name of such Borrower on any Supplemental Documentation and to deliver any Supplemental Documentation to such Persons as Lender, in its sole discretion, may elect. A carbon, photographic, or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

5.5    Special Provision Relating to Accounts.

       (a)  Verification of Accounts; Inspection; Audit.
Any of Lender's officers, employees or agents shall have the right, at any time hereafter, in Lender's name or in the name of any Borrower, or, if acceptable to Lender, in the name of a third party, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise. Lender (by any of its officers, employees or agents) shall have the right, at any time during Borrowers' usual business hours, to inspect the Collateral and all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, and the right, at any time, to discuss Borrowers' affairs and finances and the Collateral with any attorney, accountant, Account Debtor or creditor of any Borrower.

       (b)  Records and Schedules of Accounts.  Each
Borrower shall keep accurate and complete records of its Accounts and shall furnish to Lender (i) weekly, in form and substance acceptable to Lender, a report detailing, by Account Debtor, certain information regarding the Accounts, as requested by Lender (each such report, a "Schedule of Accounts"), and
(ii) upon demand, copies of proofs of delivery and customer statements, the original copy of all documents, including repayment histories and present status reports, relating to the Accounts so scheduled, and such other matters and information relating to the status of the Accounts as Lender shall reasonably request.

       (c) Notice Regarding Disputed Accounts. In the event any amounts due and owing in excess of $25,000 are in dispute between any Account Debtor and any Borrower, or any Accounts from such Account Debtor in excess of said amount are canceled due to a return of Inventory, such Borrower shall, upon learning of such dispute or cancellation, provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts pursuant to SECTION 5.5(B), explaining in detail the reason for the dispute or cancellation, all claims related thereto and the amount in controversy.

5.6    Special Provision Relating to Inventory.

       (a) Sale of Inventory. Until an Event of Default occurs, Borrowers may sell Inventory in the ordinary course of business, which shall not include a transfer in partial or total satisfaction of Indebtedness.

       (b) Safekeeping of Inventory. Each Borrower shall be responsible for:

            (i)  the safekeeping of Inventory;

            (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; and

            (iii)  any act of default by any carrier,
bailee, warehouseman, or forwarding agency thereof or other
Person in any way dealing with or handling Inventory.

       (c)  Records and Schedules of Inventory.  Each
Borrower shall keep and report accurate records of Inventory in accordance with GAAP and on a basis consistent from one accounting period to the next and for periods no less frequently than monthly, and shall furnish to Lender, on or before the fifteenth (15th) day of each month, in form and substance satisfactory to Lender, a report detailing the Inventory, as of the end of the preceding month based upon such Borrower's Inventory records (each such report, a "Schedule of Inventory"). The Schedule of Inventory shall describe in reasonable detail:
(i) the location of Inventory; (ii) the Inventory values at each location; (iii) that portion of Inventory which such Borrower believes constitutes Eligible Inventory; and (iv) that portion of Inventory consisting of parts, supplies, and such other categories as Lender may request. The Schedule of Inventory shall also include the cost of sales and amount sold of such Inventory. Borrowers' Inventory records shall be based upon and evidence the results of physical Inventory counts conducted no less frequently than annually. Upon the request of Lender, Borrowers shall deliver to Lender copies of the results of any physical Inventory count showing in reasonable detail the locations and values for specific items of Inventory and such other information and supporting documents regarding Inventory that Lender deems necessary.

       (d) Returns of Inventory. If any Account Debtor returns any Inventory to a Borrower at any time after shipment and such return is attempted before the occurrence of an Event of Default, such Borrower shall notify Lender of such return and the cancellation of the Account as required by SECTION 5.5(C). Borrowers shall not accept any such returned Inventory generating an Account on which a given Account Debtor is obligated for an amount in excess of $10,000 in the aggregate on any single day without prior notice to Lender. In the event such attempted return occurs after the occurrence of an Event of Default, each Borrower shall segregate all returned Inventory from all other property of such Borrower or in such Borrower's possession and shall conspicuously label such returned Inventory as the property of Lender. With respect to any return or attempted return of Inventory, each Borrower shall notify Lender of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory.

       (e)  Locations of Inventory; Notice to Warehousemen.
Each Borrower shall store Inventory only at those locations which are either listed as locations in SCHEDULE 6.1(H) or have been previously disclosed in writing to and consented to by Lender. Each Borrower shall send to any bailee, warehouseman or similar Person holding any Inventory written notice informing such Person of Lender's security interest in such Inventory and directing such Person to issue receipts for all such Inventory in the name of Lender.

6.   WARRANTIES AND REPRESENTATIONS

6.1    General Warranties and Representations.  To induce
Lender to provide the financial accommodations to Borrowers provided for herein and in the other Loan Documents, Borrowers make the following warranties and representations to Lender, each of which will be correct and true on the Closing Date and on the date that each subsequent Revolving Loan or Letter of Credit and Guaranty Obligation is requested by any Borrower:

       (a)  Corporate Existence and Qualification.  Each
Borrower: (i) is a corporation duly organized and existing and is in good standing under the laws of the State of Delaware (except for TRS, which is a corporation duly organized and existing and is in good standing under the laws of the State of California); (ii) is qualified or licensed to do business in all other countries, states and provinces, the laws of which require it to be so qualified or licensed, except where the failure to so qualify would not have a Material Adverse Effect; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; and (iv) is in compliance with its Certificate of Incorporation and By-laws.

       (b)  Ownership of Property; Liens.

            (i) Each Borrower holds (A) good and marketable fee simple title to all real estate, fixtures, and improvements described as owned, and good and valid leasehold interests to all of the property described as leased, in SCHEDULE 6.1(B)-1, and
(B) good and marketable title to, or valid leasehold interests in, all other properties and assets, except as specifically disclosed in SCHEDULE 6.1(B)-2, or where the failure to have such title or interest would not in the aggregate have a Material Adverse Effect, and none of such leases or any other properties and assets is subject to any Liens, except for Permitted Liens. Each Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings, and other actions necessary to establish, protect, and perfect its respective right, title, and interest in and to all such property except where the failure to have received such documents or effected such actions will not, in the aggregate, have a Material Adverse Effect.

            (ii) The locations of all the Real Property are listed in SCHEDULE 6.1(B)-1, and each Borrower holds no other interest in real estate, fixtures, or improvements, and is lessee or lessor under no other lease, other than as set forth therein.

       (c) Restrictive Agreements. None of the Borrowers is a party to any contract or agreement or subject to any charge, corporate restriction, judgment, decree, or order affecting
(i) its respective financial condition or operations, (ii) its ability to perform under this Agreement and the other Loan Documents, (iii) its ability to grant security interests in and liens upon the Collateral, or (iv) Lender's rights and remedies under this Agreement and the other Loan Documents, except to the extent that any such contract, agreement, charge, restriction, judgment, decree, or order would not have a Material Adverse Effect.

       (d) Compliance with Laws, Agreements. Except as set forth in SCHEDULE 6.1(D), (i) none of the Borrowers is in violation of any applicable statute, regulation or ordinance of any governmental entity, or of any agency thereof, including OSHA and all Environmental Laws, in any respect affecting (A) its respective financial condition or operations, (B) its ability to perform under this Agreement and the other Loan Documents,
(C) the Collateral, or (D) Lender's rights and remedies under this Agreement and the other Loan Documents, except to the extent any such violation would not have a Material Adverse Effect, and
(ii) the execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents shall not, by the lapse of time, the giving of notice, or otherwise, constitute a violation of any applicable law or a breach of any provision contained in such Borrower's Certificate of Incorporation or Bylaws or contained in any agreement, instrument, or document to which any Borrower is now a party or by which it is bound, except to the extent any such violation would not have a Material Adverse Effect.

       (e) No Default. Neither any Borrower nor, to each Borrower's knowledge, any third party, is in default under or with respect to any contract, agreement, lease, or other instrument to which such Borrower is a party, except for defaults which (either individually or collectively with other defaults arising out of the same event or events) would not have a Material Adverse Effect, or as listed in SCHEDULE 6.1(E). No Default or Event of Default has occurred and is continuing.

       (f)  ERISA.  Neither any Borrower nor any ERISA
Affiliate, nor any other Person to which any Borrower or any ERISA Affiliate is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction described in ERISA Section 4069. There is no lien under Section 302(f) of ERISA in favor of any Pension Plan of any Borrower or in favor of any Pension Plan of any ERISA Affiliate. All Pension Plans that are either maintained by any Borrower or ERISA Affiliate or to which any Borrower or ERISA Affiliate has or will on the Closing Date have any obligation to contribute are listed in SCHEDULE 6.1(F). With respect to each Pension Plan listed in
SCHEDULE 6.1(F) and all Welfare Plans of each Borrower or any ERISA Affiliate and all Welfare Plans to which each Borrower or any ERISA Affiliate is obligated to contribute:

            (i) except as disclosed in SCHEDULE 6.1(F), in the case of any Pension Plan, there is no liability for tax imposed by Section 4971 of the IRC by reason of any "accumulated funding deficiency," as defined in Section 302 of ERISA, nor are there any "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any Pension Plan other than a Multiemployer Plan and in Section 4211 of ERISA in the case of a Multiemployer Plan (limited to Borrowers' knowledge in the case of any Multiemployer Plan);

            (ii) except as disclosed in SCHEDULE 6.1(F), to each Borrower's knowledge, neither such Borrower nor any ERISA
Affiliate has or will on the Closing Date have any obligation to contribute to any Multiemployer Plan;

            (iii)  except as disclosed in SCHEDULE 6.1(F),
each plan and all its fiduciaries are in compliance in all material respects with ERISA, the IRC, and any other applicable Federal or state laws (limited to Borrowers' knowledge in the case of any Multiemployer Plan);

            (iv) no Reportable Events have occurred that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect (limited to Borrowers' knowledge in the case of any Multiemployer Plan);

            (v)  neither any Borrower nor any ERISA
Affiliate has engaged or participated in any Prohibited
Transactions that could result in liability (either to an Employee Benefit Plan or/and its participants under Section 409 of ERISA, or/and for any taxes under Section 4975 of the IRC or
Section 502(i) of ERISA) that could reasonably be anticipated to result, in the aggregate, in a Material Adverse Effect;

            (vi) there are no delinquencies with respect to any returns, reports, or premiums required to be filed with or paid to any governmental agency, authority, or instrumentality, including the IRS, the Department of Labor, and the PBGC, that could reasonably be anticipated to result, in the aggregate, in a Material Adverse Effect (limited to Borrowers' knowledge after reasonable inquiry in the case of any Multiemployer Plan);

            (vii) no contributions due from any Borrower or ERISA Affiliate are delinquent or, if there are any delinquencies, the adverse consequences of such delinquencies, such as financial penalties or, in the case of insurance premiums, potential losses of coverage, would not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (viii)  with respect to each plan that is a
Pension Plan, other than a Multiemployer Plan, neither any Borrower nor any ERISA Affiliate has incurred any liability to the PBGC, and there is no plan or present intention of any Borrower or any ERISA Affiliate to take any action or actions that could reasonably be expected to result in liability under ERISA Section 4062 or any successor provision to the PBGC or to a trustee appointed under ERISA section 4042; and

            (ix) to each Borrower's knowledge, with respect to each plan that is a Pension Plan and a Multiemployer Plan, neither such Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability, and no event has occurred that, with the giving of notice under ERISA Section 4219, would result in either withdrawal liability under ERISA Section 4201 or a Material Adverse Effect.

       (g) Taxes. Each Borrower has filed all Federal, state, and material local tax returns and other reports it is required by law to file and has paid, to the extent due and payable, all Charges.

       (h)  Location of Collateral.  The offices or
locations where each Borrower keeps the Collateral and books and records, including computer programs, printouts and other computer materials and records concerning the Collateral, are at the locations listed in SCHEDULE 6.1(H).

       (i)  Executive Offices.  The addresses specified in
SCHEDULE 6.1(H) include and designate each Borrower's chief executive offices, chief place of business and other offices and places of business and are such Borrower's sole offices and places of business.

       (j) Prior Names. None of the Borrowers has, during the preceding five (5) years, been known as or used any other corporate or fictitious names.

       (k) Corporate Power; Authorization. Each Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver, and perform this Agreement and the other Loan Documents, and its officers executing and delivering this Agreement and the other Loan Documents are duly authorized and empowered to do so.

       (l)  Governmental Approval.  All material
governmental licenses and permits held by each Borrower are listed in SCHEDULE 6.1(L). Except as set forth in SCHEDULE 6.1(L), each Borrower has, and is current and in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents, Governmental Authorization, and franchises necessary to continue to conduct its business as heretofore conducted and to own or lease and operate the properties now owned or leased by it.

       (m) Financials. The unaudited consolidating financial statements of Borrowers, including balance sheet and statements of income and changes in financial position, as of December 31, 1993, March 31, 1994, and, on an interim basis,
June 30, 1995, and the pro forma opening balance sheet of Borrowers dated as of July 31, 1995, have each been prepared in accordance with GAAP and fairly present the assets, liabilities, and financial condition and results of operations of Borrowers, and such other Persons described therein as of the dates thereof; there are no omissions or other facts or circumstances which are or may be material and there has been no material and adverse change in the assets, liabilities, or financial condition of Borrowers since the date of the Financials; there exists no equity or long term investments in, or outstanding advances to, any Person not reflected in the Financials; there are no actions or proceedings which are pending or, to Borrowers' knowledge, threatened, against Borrowers or any other Person which might result in a Material Adverse Effect; except for trade payables arising in the ordinary course of their business since the dates reflected in the Financials, Borrowers have no actions or proceedings pending and no Indebtedness and have not guaranteed the obligations of any other Person.

       (n) Margin Regulations. None of the Borrowers' execution and delivery of this Agreement and the other Loan Documents shall directly or indirectly violate or result in a violation of Section 7 of the Securities and Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including Regulations G, U, T, and X of the Board of Governors of the Federal Reserve System, and none of the Borrowers owns or intends to purchase or carry any "margin security" as defined in said Regulations.

       (o) Payment of Indebtedness. None of the Borrowers is in default in the payment when due of any Indebtedness, and, since the date of the Financials, each Borrower's accounts payable have been paid in accordance with historical practice.

       (p) Use of Proceeds. Each Borrower's use of the proceeds of any advances and re-advances made by Lender pursuant to this Agreement are, and will continue to be, legal and proper corporate uses duly authorized by such Borrower's Board of Directors and such uses are consistent with all applicable laws and statutes, as in effect as of the date hereof.

       (q)  Conduct of Business; Intellectual Property.

          (i) Each Borrower has sufficient personnel and possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trade names, service marks, and other Intangible Assets to continue to conduct its business as heretofore conducted without any known conflict with the rights of others (except where such conflict would not have a Material Adverse Effect), and all such licenses, patents, patent applications, copyrights, trademarks, trade names, and service marks are listed in
SCHEDULE 6.1(Q). The consummation of the transactions contemplated hereby will not alter or impair in any material respect any of such rights of any Borrower, including the rights of any Borrower in and to the Uni-Temp Licenses.

          (ii) The Uni-Temp Licenses are in full force and effect. None of the Borrowers is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in the Uni-Temp Licenses, and to the knowledge of Borrowers, no other party to the Uni-Temp Licenses is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained therein.
The Borrowers' execution, delivery, and performance of this Agreement and the obligations of Borrowers and their Subsidiaries hereunder will not violate any provision of the Uni-Temp Licenses, or conflict with, result in a breach of, result in or permit their termination or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default under, the Uni-Temp Licenses.

       (r) Capital Structure. SCHEDULE 6.1(R) sets forth the capital structure of Borrowers, including, with respect to each Borrower as of the Closing Date, (i) the number, nature and holder of all its outstanding capital Stock, (ii) the number of its authorized, issued and treasury shares, and (iii) the options, warrants or similar rights to acquire from such Borrower, or agreements or other obligations by such Borrower, absolute or contingent, to issue or sell such Borrower's capital Stock.

       (s)  Hazardous Materials.  Except as disclosed in
SCHEDULE 7.1(G)(I):

            (i) the operations of each Borrower (including, without limitation, all operations and conditions at or in any Real Property) comply in all material respects with all Environmental Laws;

            (ii)  Each Borrower has obtained all material
Governmental Authorizations under Environmental Laws necessary to its operations, and all such Governmental Authorizations are in good standing in all material respects, and each Borrower is in compliance with all material terms and conditions of such Governmental Authorizations;

            (iii)  (a) None of the Borrowers has received
(1) any notice or claim to the effect that such Borrower is or could reasonably be expected to be subject to a material liability to any Person as a result of the Release or threatened
Release of any Hazardous Materials or (2) any letter or request for information under Section 104 of the Comprehensive
Environmental Response, Compensation, and Liability Act (42
U.S.C. SECTION 9604 et seq.) or comparable state laws, and (b) to each Borrower's knowledge, none of its operations is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened
Release of any Hazardous Material at any location of Real
Property;

            (iv) none of the operations of any Borrower is the subject of any pending judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

            (v)  Each Borrower and all its present Real
Property as well as, to the knowledge of such Borrower, all its past Real Property and operations, are not subject to any outstanding written order or agreement with any governmental authority or private party (other than lease agreements entered into in the ordinary course of business containing standard provisions relating to environmental matters) respecting (a) any liabilities which have arisen or may arise under any Environmental Laws or (b) any Environmental Claims;

            (vi)  None of the Borrowers nor, to the
knowledge of Borrowers, any predecessor of any Borrower has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of Hazardous Materials at any Real Property, and none of the operations of Borrowers involve the treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, at any Real Property, and none of the Borrowers nor, to the knowledge of Borrowers, any predecessor in title to any Borrower or any third party at any time occupying any Real Property has at any time used, generated, disposed of, stored, transported to or from, released, or threatened the release of any Hazardous Materials, in any form, quantity, or concentration on, from, under, or affecting such Real Property in a manner that could reasonably be expected to result in material liability of or material claim against any Borrower;

            (vii)  no Hazardous Materials exist on, under,
or about any Real Property in a manner that could give rise to an Environmental Claim having a Material Adverse Effect, and no Borrower has filed any notice or report of a Release of any Hazardous Materials that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

            (viii)  none of the Borrowers and, to the
knowledge of Borrowers, none of their predecessors have disposed of any Hazardous Materials in a manner that would give rise to an Environmental Claim having a Material Adverse Effect;

            (ix)  no underground storage tanks or surface
impoundments are on or at any Real Property that would reasonably be expected to give rise to any Environmental Claim materially adversely effecting such Real Property;

            (x)  no Lien in favor of any governmental
authority for (A) any liability under Environmental Laws, or
(B) damages arising from or costs incurred by such governmental authority in response to a Release has been filed or attached to any Real Property;

            (xi) the "estimated cost range" set forth in
SCHEDULE 7.1(G)(I) is an estimate, as of the Closing Date, of the cost to perform the Response Action with respect to each of the tasks set forth thereon, prepared in accordance with good and prudent engineering practices so as to reflect the best estimate of such cost; and

           (xii) there is no present, and none of the Borrowers has any knowledge of any impending, restriction on the ownership, occupancy, use, or transferability in connection with any (A) Environmental Law or (B) Release.

       (t)  Litigation.  Except as listed in SCHEDULE
6.1(T), there is no pending or threatened action, suit or proceeding against or affecting any Borrower or any Subsidiary of any Borrower, or the property of any Borrower or of any Subsidiary of any Borrower, in any court, or before any arbitrator of any kind, or before or by any governmental body, which action, suit or proceeding might have a Material Adverse
Effect.

       (u) Insurance Policies. SCHEDULE 6.1(U) lists all insurance of any nature maintained for current occurrences by any Borrower, as well as a summary of the terms of such insurance. All such policies are in full force and effect and provide coverage of such risks and for such amounts as is customarily maintained for businesses of the scope and size of each Borrower.

       (v) Schedule of Deposit Accounts. SCHEDULE 6.1(V) lists all banks and other financial institutions at which each Borrower maintains or will maintain deposit and/or other accounts, and such Schedule correctly identifies the name and address of each depository, the name in which the account is held, the purpose of the account, and the complete account number.

       (w) Labor Matters. There are no strikes or, to any Borrower's knowledge, other labor disputes, against any Borrower pending or, to any Borrower's knowledge, overtly threatened, that would have a Material Adverse Effect. Hours worked by and payment made to the employees of each Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters, which violation would have a Material Adverse Effect. All payments due from each Borrower on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid will be paid or, if not due, will be accrued as a liability on the books of such Borrower.

       (x) Employment and Labor Agreements. Except as listed in SCHEDULE 6.1(X), there are no employment agreements and no agreements for the payment of deferred compensation, severance, or change in control pay covering the officers and managers of any Borrower, and there are no collective bargaining agreements or other labor agreements covering any employees of any Borrower. A true and complete copy of each such agreement has been furnished to Lender.

       (y) Contracts and Agreements. SCHEDULE 6.1(Y) lists all outstanding material contracts and agreements to which any Borrower will be party as of the Closing Date, except (i) the Leases listed in SCHEDULE 6.1(B)-1, (ii) contracts entered into in the ordinary course of Borrowers' business with any customer,
(iii) purchase orders covering inventory ordered in the ordinary course of business, (iv) contracts entered into in the ordinary course of Borrowers' business (other than with vendors) which do not involve an aggregate expenditure in any year of more than $50,000, (v) written sales commissions agreements, and
(vi) contracts with vendors entered into in the ordinary course of business. Except as listed in SCHEDULE 6.1(Y), no such contract or agreement has been amended.

       (z) Solvent Financial Condition. Borrowers on a consolidated basis are now and, after giving effect to the Subordinated Loan, the Term Loan, and the initial Revolving Loans to be made hereunder, at all times will be, Solvent.

       (aa) Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

       (ab)  Investment Company Act.  No Borrower is an
"investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as the same may be amended from time to time.

       (ac)  Consummation of Transactions Related to the
Plan. Borrowers have delivered to Lender correct and complete executed copies of (i) the Plan, all schedules and exhibits thereto, and all other agreements, documents, and certificates related thereto, and (ii) all agreements, documents, and certificates which have been executed and delivered in connection with the final settlements and payments of the Class F Claims. All such items are listed in SCHEDULE 6.1(AC). No other order, agreement, or document affects any material term of the Plan or of such settlements.

       (ad)  Compliance with Terms of Plan.  SCHEDULE
6.1(AD) lists all remaining obligations of any Borrower under the Plan remaining to be satisfied as of the Closing Date (and taking into account the consummation of final settlements and payments of the Class F Claims), including the timing and amount of any and all payments due to any Person under the Plan. Transcisco is and, with respect to obligations coming due in the future, reasonably expects to continue to be, in compliance with all obligations under the Plan.

       (ae) Loss Carryovers. The application of the Loss Carryovers and any additional net operating losses of Transcisco for the period beginning April 1, 1995 and ending on the Closing Date are not subject to limitation under Section 382 of the IRC. The losses and credits of Transcisco, including the Loss Carryovers, will not be subject to limitation under either
Section 382 or 383 of the IRC as a result of a change in ownership of Transcisco upon any combination of (i) the transactions contemplated by this Agreement, (ii) the consummation of the Subordinated Loan, or (iii) the issuance of the Warrant Shares upon exercise of the Warrants, as such terms are defined in the documents governing the Subordinated Loan. For purposes of this SECTION 6.1(AE), the calculation of any change in ownership of Transcisco shall take into account any possible changes in ownership of Stock as a result of transfers of Stock by Hungerford and his Affiliates or the exercise of any outstanding options to purchase or transfer Stock.

Lender and each Borrower agree that any matter disclosed in any Schedule shall be deemed to be included in any other Schedule that would require the disclosure of such matter.

6.2 Account Warranties and Representations. Except as specifically disclosed to and acknowledged by Lender in writing, Borrowers warrant and represent that with respect to Accounts:

       (a) those Accounts designated as Eligible Accounts on any Schedule of Accounts meet each requirement set forth in
SCHEDULE 3.2 at the time such Schedule of Accounts is provided to Lender, and Lender may rely thereon in determining which Accounts may be Eligible Accounts;

       (b) all Accounts are genuine, are in all respects what they purport to be, are not evidenced by a judgment and are evidenced by executed original instruments, agreements, contracts, or documents, which will be delivered to Lender upon request therefor;

       (c) all Accounts are undisputed and arise from bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

       (d) the amounts of the face values shown on any Schedule of Accounts provided to Lender, and all invoices and statements delivered to Lender with respect to any Account, are not subject to any retainages or holdbacks of any type, are actually and absolutely owing to the listed Borrower, and are not contingent for any reason;

       (e) there are no setoffs, counterclaims, or disputes existing or asserted with respect thereto, and none of the Borrowers has made any agreement with any Account Debtor thereunder for any deduction therefrom, except for allowances allowed by Borrowers in the ordinary course of their business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face amount of the invoices to which such discounts or allowances relate;

       (f) to the knowledge of the Borrower submitting each Schedule of Accounts, there are no facts, events, or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the invoice face amount shown on any Schedule of Accounts and on all contracts, invoices, and statements delivered to Lender with respect thereto;

       (g) to the knowledge of the Borrower submitting each Schedule of Accounts, all Account Debtors thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) are Solvent;

       (h) they are not subject to any Lien, security interest, or other encumbrance, including any Lien on account of Hazardous Materials, other than the security interest of Lender and any other Permitted Liens, the priority of which is, or has been, subordinated to the security interest of Lender in a manner acceptable to Lender;

       (i) None of the Borrowers has any knowledge of any fact or circumstance which would impair the validity or collectibility thereof;

       (j) to the knowledge of the Borrower submitting each Schedule of Accounts, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any Material Adverse Effect; and

       (k) no Account has been assigned or pledged to any other Person.

6.3 Inventory Representation and Warranties. Except as specifically disclosed to and acknowledged by Lender in writing, Borrowers warrant and represent that with respect to Inventory:

       (a) Lender may rely on all statements, warranties or representations made in any Schedule of Inventory in determining which items of Inventory listed in such Schedule of Inventory are to be deemed Eligible Inventory;

       (b) all Inventory is located on the premises listed in SCHEDULE 6.1(H), or is Inventory in transit for sale or delivery in the ordinary course of business;

       (c) no Inventory is subject to any Lien whatsoever, except for Permitted Liens; and

       (d)  no Inventory is stored with a bailee,
warehouseman, or similar party, except as specified in
SCHEDULE 6.1(H).

6.4 Automatic Warranty and Reaffirmation of Warranties and Representations; Survival of Warranties and Representations. Each request for a Revolving Loan or Letter of Credit and Guaranty Obligation made by any Borrower pursuant to this Agreement or the other Loan Documents shall constitute (a) a warranty and representation by such Borrower to Lender that there does not then exist a Default or an Event of Default, except as otherwise notified by such Borrower and (b) a reaffirmation as of the date of said request of the representations and warranties of such Borrowers contained in SECTIONS 6.1, 6.2 AND 6.3 with respect to Collateral then existing. All representations and warranties of Borrowers contained in this Agreement and the other Loan Documents shall survive the execution, delivery, and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto. Upon the date hereof and at such other times as Lender in its sole discretion may request, one or more Borrowers shall deliver to Lender a Certificate of Validity of Collateral in the form of EXHIBIT D, executed by such Borrowers' chief executive officers and chief financial officers or such other officers of such Borrowers as Lender may require.

7.   COVENANTS AND CONTINUING AGREEMENTS

7.1 Affirmative Covenants. Each Borrower covenants and agrees that, from and after the date hereof and until the Liabilities are fully satisfied, it shall:

       (a) Borrowing Base Certificate. Deliver to Lender, on a daily basis, a Borrowing Base Certificate, together with such supporting records and documents of sales, credits, and collections as Lender may reasonably request.

       (b) Financial Information. Keep books of account and prepare financial statements and shall cause to be furnished to Lender the following (all of the foregoing and following to be kept and prepared in accordance with GAAP):

          (i) as soon as available, but not later than ninety (90) days after the close of each Fiscal Year, audited consolidating financial statements of Borrowers as at the end of such year certified by a firm of independent certified public accountants of recognized standing, reasonably acceptable to Lender and selected by Borrowers, together with (A) a statement in reasonable detail showing the calculations used in determining the financial covenants under SECTION 7.3, and (B) a certificate of such certified public accountants certifying to Lender that, based upon their examination of the affairs of Borrowers performed in connection with the preparation of said financial statements, they are not aware of the existence of any condition or event which constitutes or would, upon notice or lapse of time or both, constitute an Event of Default or, if they are aware of such condition or event, the nature thereof;

          (ii) as soon as available, but not later than thirty (30) days prior to the close of each Fiscal Year, Borrowers' annual business and financial plans in form and substance satisfactory to Lender, as approved by Borrowers' Boards of Directors, which plans shall include the budget and cash flow projections for Borrowers for the following Fiscal Year;

          (iii) as soon as available, but not later than twenty (20) days after the end of each Fiscal Month, unaudited interim consolidating financial statements of Borrowers (including an accounts payable aging) as at the end of the portion of the Fiscal Year then elapsed, together with, no later than five (5) days after the delivery of such financial statements, (A) monthly cash flow projections for Borrowers, commencing with August, 1995 and continuing through the end of the then current Fiscal Year, showing comparisons of projected results to actual results for prior months and revisions made to such projections to reflect the actual results from prior months (collectively, the "Projections"); (B) a statement in reasonable detail showing the calculations used in determining the financial covenants under SECTION 7.3, and (C) the certification of Borrowers' principal financial officer that all such financial statements were prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) and fairly present the financial position and results of operations of Borrowers for such period;

          (iv) as soon as available, but not later than within fifteen (15) days of the end of Fiscal Month, monthly agings of accounts receivable of Borrowers for the immediately preceding month, together with the reconciliation of such agings to the Borrowing Base and interim consolidating financial statements;

          (v)  copies of all accountants' reports and
definitive final reports prepared by Borrowers concerning proposed major corporate actions and annual strategic plans;

          (vi) promptly after the filing thereof, copies of any material regular, periodic, and special reports and any initial and final registration statements filed or required to be filed by any Borrower or Subsidiary with the Securities and Exchange Commission, any federal, state, or local governmental authority that may be substituted therefor, or any national securities exchange; and

          (vii) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrowers' financial condition, or results of operations.

       (c)  Notices Regarding Accounts; Litigation.
Promptly upon, but in no event later than five (5) Business Days after, any Borrower's learning thereof, inform Lender, in writing, of: (i) any material delay in such Borrower's performance of any of its obligations to any Account Debtor or of any assertion of any material claims, offsets, or counterclaims by any Account Debtor and of any material allowances, credits, or other monies granted by such Borrower to any Account Debtor;
(ii) all material adverse information relating to the financial condition of any Account Debtor; (iii) any facts relating to any Account which would render untrue any representation or warranty made pursuant to SECTION 6.2 with respect to such Account;
(iv) any litigation affecting such Borrower, whether or not the claim is considered by such Borrower to be covered by insurance, and of the institution of any suit or administrative proceeding which litigation, suit, or administrative proceeding, if adversely determined, would have a Material Adverse Effect.

       (d) Accounts with the United States. If any of the Accounts arises out of a contract with the United States of America, or any department, agency, subdivision, or instrumentality thereof, promptly notify Lender thereof in writing and execute any instruments and take any other action required or requested by Lender to perfect Lender's security interest in such Accounts under the provisions of the Federal Assignment of Claims Act.

       (e)  Charges; Liens.  Subject to the provisions of
SECTION 7.4, pay, and cause its Subsidiaries to pay, promptly when due, all of the Charges, and promptly discharge any Liens, encumbrances, or other claims against the Collateral.

       (f) Insurance. Maintain, and cause each of its Subsidiaries to maintain, such insurance as is required by
SECTION 7.5.

       (g)  Environmental Disclosure and Inspection.

            (i) Comply with, and perform its operations using good housekeeping practices and prudent procedures so as to minimize any risk of liability under, Environmental Laws, and use all reasonable efforts to cause all other Persons on or occupying such property, including (A) its employees, agents, contractors, and subcontractors, and (B) all tenants under any lease or occupancy agreement affecting any portion of the Real Property, so to comply and perform with respect to such Persons' duties or business operations, except to the extent that any failure so to comply or perform could not reasonably be expected to have a Material Adverse Effect.

            (ii) Promptly advise Lender in writing and in reasonable detail of (A) upon obtaining knowledge thereof, any Release of any Hazardous Material required to be reported to any Federal, state, or loan governmental or regulatory agency under all applicable Environmental Laws, (B) upon obtaining knowledge thereof, any and all written communications with respect to Environmental Claims or any Release of Hazardous Material required to be reported to any Federal, state, or local governmental or regulatory agency, (C) any remedial action taken by such Borrower or, to the extent a Borrower has any such knowledge, any other Person in response to (1) any Hazardous Material on, under or about any Real Property, the existence of which could reasonably be expected to result in an Environmental Claim having a Material Adverse Effect, or (2) any Environmental Claim that could reasonably be expected to have a Material Adverse Effect, (D) such Borrower's discovery that any occurrence or condition on any property adjoining or in the vicinity of any Real Property could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability, or use thereof under any Environmental Laws, and (E) any request for information from any governmental agency that indicates such agency is investigating whether such Borrower may be potentially responsible for a Release of Hazardous Materials.

            (iii) Promptly notify Lender of any proposed acquisition of stock, assets, or property by such Borrower that could reasonably be expected to expose such Borrower to, or result in, Environmental Claims that could have a Material Adverse Effect and any proposed action to be taken by such Borrower to commence manufacturing, industrial or other operations of a kind not engaged in by it on the Closing Date that could reasonably be expected to subject such Borrower to additional laws, rules, or regulations (other than non-material or insignificant additional laws, rules, or regulations) related to Hazardous Waste or environmental matters covered by Environmental Laws, including laws, rules, and regulations requiring additional environmental permits or licenses (other than non-material or insignificant permits or licenses).

            (iv)  At its own expense, provide copies to
Lender of such documents or information or any Environmental report to which such Borrower has access as Lender may reasonably request in relation to any matters disclosed pursuant to this
SECTION 7.1(F).

            (v)  Reimburse Lender if Lender at any time
believes that such Borrower may be exposed to an Environmental Claim at any Real Property that could reasonably be expected to have a Material Adverse Effect, and Lender, in its reasonable discretion (after consultation with Borrowers), retains an independent professional consultant to review any relevant Environmental Report prepared by or for Borrowers and to conduct its own investigation of any relevant Real property. Each Borrower hereby grants to Lender, its agents, employees, consultants, and contractors, an irrevocable license and right to enter into or onto the Real Property to perform such tests, investigations, borings, installation of monitoring wells and equipment, and sampling on such property as are reasonably necessary to conduct such a review and/or investigation, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested, so long as such activities do not unreasonably interfere with Borrowers' business operations. Lender agrees to deliver a copy of any such Environmental Report to Borrowers, provided, that each Borrower acknowledges and agrees that (A) such Borrower will indemnify and hold harmless Lender from any costs, losses, or liabilities relating to Borrowers' use of or reliance on such Environmental Report, (B) Lender makes no representation or warranty with respect to such Environmental Report and (iii) by delivering such Environmental Report to a Borrower, Lender is not requiring or recommending the execution of any suggestions or recommendations contained in such Environmental Report.

               (vi) In accordance with all Environmental
Laws, arrange, conduct, supervise, complete, or otherwise implement at their own expense the Response Action to complete,
(A) within three hundred sixty (360) days of the Closing Date, removal, characterization, and corrective action for all underground storage tanks located on the property owned by TRS and located at 901 North Lake, Miles City, Montana, regardless of whether such tanks were used by any of the Borrowers, as set forth on SCHEDULE 7.1(G)(I); and (B) within one hundred eighty
(180) days of the Closing Date, all the remaining tasks set forth on SCHEDULE 7.1(G)(I); provided, that Lender shall have the right to conduct reasonable monitoring of all Response Action, and Borrowers shall deliver to Lender, within sixty (60) days of the date set forth above for the completion of the applicable Response Action, Environmental Reports demonstrating that such tasks have been completed.

       (h) Communication With Accountants. Each Borrower shall cooperate with Lender to permit reasonable access to Borrowers' independent certified public accountants and hereby authorizes those accountants to disclose to Lender any and all financial statements and other supporting financial data, including matters relating to the conduct of the annual audit and copies of any management letter with respect to such Borrower's business, pending litigation, financial condition, and other affairs. On or before the Closing Date, each Borrower shall deliver to Lender a letter addressed to such accountants in the form of SCHEDULE 7.1(H).

7.2 Negative Covenants. Without Lender's prior written consent, which Lender may or may not in its sole discretion give, each Borrower covenants that it shall not:

       (a) Mergers. Merge or consolidate with or acquire any Person.

       (b) Investments. Make any investment other than a Permitted Investment.

       (c) Dividends. Declare or pay dividends, except for Permitted Dividends, upon any of Borrowers' Stock, or make any distributions of Borrowers' property or assets.

       (d) Capital Structure. Redeem, retire, purchase, or otherwise acquire, directly or indirectly, any of Borrowers' Stock, or make any material change in Borrowers' capital structure or in any of their business objectives, purposes, and operations which might in any way adversely affect the repayment of the Liabilities.

       (e) Transactions with Affiliates. Except as permitted pursuant to SECTION 7.2(J) and SECTION 7.2(N) or as otherwise disclosed to Lender in writing on or before the Closing Date, enter into, or be a party to, any transaction with any Affiliate or stockholder of any Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon fair and reasonable terms which have been fully disclosed to, and approved by, Lender and are no less favorable to Borrowers than would be obtained in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrowers.

       (f)  Adverse Transactions.  Enter into any
transaction which materially and adversely affects the Collateral or Borrowers' ability to repay the Indebtedness or permit or agree to any extension, compromise, or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto.

       (g) Guaranties. Guarantee or otherwise in any way become liable with respect to the obligations or liabilities of any Person except by endorsement of instruments or items of payment for deposit to the general accounts of Borrowers or for delivery to Lender on account of the Liabilities.

       (h)  Deposit Accounts.  Make deposits to or
withdrawals from any of its deposit accounts for the benefit of any Affiliate.

       (i) Liens. Except as otherwise expressly permitted herein or in the other Loan Documents, encumber, pledge, mortgage, grant a security interest in, assign, sell (except for the sale of inventory and property in the ordinary course of business), lease, or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of Borrowers' assets.

       (j) Loans. Except for Permitted Loans, make any loans, advances of money and/or extensions of credit to any person, including officers, directors, employees, stockholders, or Affiliates of Borrowers (other than salary and routine travel or expense account advances made in the ordinary course of business) or permit the annual salary and all other direct and indirect remuneration to its officers to exceed amounts currently scheduled to be paid to such officers, and in any subsequent Fiscal Year such Borrower shall not pay any salary or other remuneration, directly or indirectly, to its officers in excess of one hundred ten percent (110%) of the amount paid to such Persons during the preceding Fiscal Year without the prior written consent of Lender.

            (k) Capital Expenditures. Make Capital Expenditures which exceed, (i) for the Fiscal Year ending on March 31, 1996, an aggregate amount of $1,000,000, (ii) for the Fiscal Year ending on March 31, 1997, an aggregate amount of $1,100,000,
(iii) for the Fiscal Year ending on March 31, 1998, an aggregate amount of $1,200,000, (iv) for the Fiscal Year ending on March 31, 1999, an aggregate amount of $1,300,000, (v) for the Fiscal Year ending on March 31, 2000, an aggregate amount of $1,400,000, and (vi) for the Fiscal Year ending on March 31, 2001, an aggregate amount of $1,500,000.

            (l) Affiliate Accounts. Permit the aggregate of all Accounts owing from their Affiliates at any time to exceed $5,000.

            (m) Location of Collateral. Remove its books and records or the Collateral from the locations listed in SCHEDULE 6.1(H), or keep any of such books and records and/or the Collateral at any other office(s) or location(s) unless (i) such Borrower gives Lender written notice thereof and of the new location of said books and records or the Collateral at least thirty (30) days prior thereto and (ii) the other office or location is within the continental United States of America.

            (n) Indebtedness. Create, incur, assume, or have outstanding any Indebtedness, except for: (i) Indebtedness owing to Lender; (ii) Indebtedness incurred by such Borrower in the ordinary course of business, other than Indebtedness for borrowed money; (iii) Indebtedness disclosed in the Financials;
(iv) Indebtedness existing on the date hereof and listed in
SCHEDULE 7.2(N); (v) Subordinated Debt; or (vi) Permitted Intercompany Indebtedness.

            (o)  Hazardous Materials.

                 (i) (A) Store, use, dispose, or transport any Hazardous Materials in noncompliance with any applicable Environmental Laws, except to the extent such noncompliance would not reasonably be expected to have a Material Adverse Effect or
(B) delay in promptly taking any and all necessary remedial action in response to the Release of any Hazardous Materials on, under, or about any Real Property, except to the extent failure to take such action could not reasonably be expected to have a Material Adverse Effect. In the event a Borrower undertakes any remedial action with respect to any Hazardous Material on, under, or about any Real Property, such Borrower shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders, and directives of all Federal, state, and local governmental authorities except when such Borrower is contesting in good faith its liability for such presence, storage, use, disposal, transportation, or discharge of any Hazardous Material, or except to the extent noncompliance therewith would not reasonably be expected to have a Material Adverse Effect.

                 (ii)  Install or permit to be installed any
asbestos in any Real Property, except in compliance with all Environmental Laws. With respect to any asbestos currently present in such property, such Borrower shall, and shall cause its Subsidiaries to, promptly and in accordance with all applicable Environmental Laws and prudent industry practices, maintain such asbestos in good and safe condition except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            (p) Fiscal Year. Change its Fiscal Year, as currently in effect.

            (q) Change of Business. Enter into any new business or make any material change in any of Borrowers' business objectives, purposes or operations.

            (r) Subsidiaries. Hereafter create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary.

            (s)  Furman Selz Notes.  Make any payment under the
Furman Selz Notes except to the extent required thereunder and permitted under the Furman Selz Subordination Agreement.

            (t) Disposition of Assets. Sell, lease or otherwise dispose ("Transfer") of any of its assets, to or in favor of any Person, except (i) Transfers of Inventory in the ordinary course of such Borrower's business, (ii) Transfers of old Equipment, or
(iii) other Transfers expressly authorized by this Agreement.

            (u)  Names of Borrowers.  Use any corporate names
(other than its own) or any fictitious names, tradestyles or "d/b/a" except as set forth in SCHEDULE 6.1(Q).

     7.3 Financial Covenants. Each Borrower covenants and agrees that, from and after the date hereof and until the Liabilities are fully satisfied, it shall:

            (a) Maintain Tangible Net Worth, measured as of the end of each Fiscal Quarter set forth below, of not less than the amount set forth below for such measurement date:

Measurement Date                             Tangible Net Worth

Fiscal Quarter Ending September 1995         $10,400,000

Fiscal Quarter Ending December 1995           10,900,000

Fiscal Quarter Ending March 1996              11,400,000

Fiscal Quarter Ending June 1996               12,000,000

Fiscal Quarter Ending September 1996          12,500,000

Fiscal Quarter Ending December 1996           13,200,000

Fiscal Quarter Ending March 1997              13,500,000

Fiscal Quarter Ending June 1997               14,000,000

Fiscal Quarter Ending September 1997          14,500,000

Fiscal Quarter Ending December 1997           15,100,000

Fiscal Quarter Ending March 1997              15,300,000

Fiscal Quarter Ending June 1998               15,800,000

Fiscal Quarter Ending September 1998          16,300,000

Fiscal Quarter Ending December 1998           16,900,000

Fiscal Quarter Ending March 1999              17,100,000

Fiscal Quarter Ending June 1999               17,600,000

Fiscal Quarter Ending September 1999          18,100,000

Fiscal Quarter Ending December 1999           18,700,000

Fiscal Quarter Ending March 2000              18,900,000

Fiscal Quarter Ending June 2000               19,400,000

Fiscal Quarter Ending September 2000          19,400,000

            (b) Maintain a ratio of Indebtedness to Tangible Net Worth, measured as of the first Business Day of each calendar month during each of the Fiscal Years set forth below, no greater than the ratio set forth below for each such calendar month in the corresponding Fiscal Year:

   Fiscal Year                             Ratio

Fiscal Year 1995 (beginning 9/95)       2.00 : 1.00
Fiscal Year 1997                        2.00 : 1.00
Fiscal Year 1998                        2.00 : 1.00
Fiscal Year 1999                        1.75 : 1.00
Fiscal Year 2000                        1.75 : 1.00

            (c) Maintain a Fixed Charge Ratio, measured as of the end of each Fiscal Quarter set forth below, of not less than the amount set forth below during the corresponding period:

Measurement Date                             Fixed Charge Ratio

Fiscal Quarter Ending September 1995              1.5 : 1.0
Fiscal Quarter Ending December 1995               1.4 : 1.0
Fiscal Quarter Ending March 1996                  2.0 : 1.0
Fiscal Quarter Ending June 1996                   1.5 : 1.0
Each Fiscal Quarter thereafter                    2.0 : 1.0

            (d) Maintain Average Inventory Days, measured as of the first Business Day of each month with respect to the 90-day period immediately prior to such Business Day, of not greater than fifty (50).

            (e) Maintain Average Payable Days, measured as of the first Business Day of each month with respect to the 90-day period immediately prior to such Business Day, of not greater than forty-five (45).

            (f) Maintain Average Receivable Days, measured as of the first Business Day of each month with respect to the 90-day period immediately prior to such Business Day, of not greater than seventy (70).

     7.4    Payment of Charges and Claims.

            (a) Except for Liens in favor of Lender, if any Borrower, at any time or times hereafter, shall fail to pay any Charges when due or promptly obtain the discharge of such Charges or of any Lien, claim or encumbrance asserted against the Collateral subject to the provisions of SECTION 7.4(B) below, Lender may, without waiving or releasing any obligation or liability of Borrowers hereunder or any Event of Default, in its sole discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including attorneys' fees, court costs, expenses, and other reasonable charges relating thereto, shall be payable, upon demand, by Borrowers to Lender and shall be additional Liabilities hereunder secured by the Collateral.

            (b) Borrowers may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims, and provided that Borrowers give Lender advance notice of their intention to contest the validity or amount of any such Charge or claim, Lender will forebear from making any payment or otherwise obtaining the discharge of such Charge or claim if at the time of the commencement of any such action or proceeding, and during the pendency thereof, (i) no Event of Default shall have occurred and be continuing,
(ii) reserves with respect thereto are maintained on the books of Borrowers in an amount reasonably acceptable to Lender,
(iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iv) none of the Collateral will be subject to forfeiture or loss of any Lien in favor of Lender by reason of the institution or prosecution of such contest, (v) no Lien shall exist for such Charges or claims during such action or proceeding, (vi) Borrowers shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties, and expenses, if any, and shall deliver to Lender evidence reasonably acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrowers, and (vii) Lender has not advised Borrowers in writing that Lender reasonably believes that non-payment or non-discharge thereof would have a Material Adverse Effect.

     7.5 Insurance; Payment of Premiums. Each Borrower shall, at its sole cost and expense, keep and maintain the Collateral (other than Accounts, cash and other items not generally insured) insured for such Collateral's full insurable value against loss or damage by fire, theft, explosion, water damage, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses and shall notify Lender promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance on the Collateral shall be in form and with insurers reasonably acceptable to Lender and all such policies shall be in such amounts as may be satisfactory to Lender. Each Borrower shall deliver to Lender the original (or certified copy) of each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender, as its interests may appear. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance companies will give Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Borrower or any other person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage, and Lender shall be included as an additional insured on all liability policies. Each Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender, as its interests may appear. Each Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) for the purpose, upon the occurrence and during the continuation of an Event of Default, of making, settling, and adjusting claims under such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument, or other items of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event any Borrower, at any time hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligations or default by Borrowers hereunder, may at any time thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses, and other charges relating thereto, shall be payable on demand by Lender and shall constitute additional Liabilities hereunder secured by the Collateral.

     7.6 Survival of Obligations Upon Termination of Agreement. Except as otherwise expressly provided for in this Agreement and in the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or the other Loan Documents shall in any way affect or impair the powers, obligations, duties, rights, and Liabilities of Borrowers or Lender relating to (a) any transaction or event occurring prior to such termination or cancellation, (b) the Collateral, or
(c) any of the undertakings, agreements, covenants, warranties, and representations of Borrowers or Lender contained in this Agreement or the other Loan Documents. All such undertakings, agreements, covenants, warranties, and representations shall survive such termination or cancellation.

8.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES.

     8.1 Events of Default. The occurrence of any one or more of the following events, regardless of the reason therefor, shall constitute an "Event of Default" hereunder:

            (a) Borrowers fail to pay any of the Liabilities as and when due and payable; or

            (b) Lender notifies any Borrower in writing that the outstanding balance of Revolving Loans exceeds the limitation set forth under SECTION 3.1(A), after accounting for any reserves then in effect pursuant to SECTION 2.9, and such condition is not corrected within two (2) Business Days after such notice; or

            (c) Any Borrower fails to satisfy any financial covenant applicable to such Borrower as set forth in SECTION 7.3 hereof or any other term, provision, condition, covenant, warranty, or representation applicable to such Borrower and contained in this Agreement or in the other Loan Documents, and which by its nature is incapable of being cured; or

            (d) Any Borrower or Guarantor fails to perform, keep, or observe any term, provision, condition, covenant, warranty, or representation applicable to such Borrower or Guarantor and contained in this Agreement or in the other Loan Documents, other than those referred to in SUBSECTIONS (A), (B) AND (C) above, which is required to be performed, kept, or observed by such Borrower or Guarantor, and such failure is not cured to Lender's satisfaction within five (5) Business Days after Lender gives such Borrower written notice identifying such failure; or

            (e) a default shall have occurred under any of the Furman Selz Notes; or

            (f) a default shall occur under any agreement, document, or instrument, other than this Agreement or the other Loan Documents, to which a Borrower is a party, the consequences of which could have a Material Adverse Effect, and which default is not cured within ten (10) Business Days after Borrowers become aware of such default; or

            (g) any statement, report, financial statement, or certificate made or delivered to Lender by any Borrower or any of Borrowers' officers, employees, or agents is untrue, incomplete, or incorrect in any material respect at the time when made and the same shall remain untrue, incomplete, or incorrect for five
(5) Business Days after such Borrower shall receive written notice of such fact from Lender or five (5) Business Days after Borrowers become aware of such default; or

            (h) the commencement by any Borrower or Guarantor of a voluntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency, or similar law; the consent by any Borrower or Guarantor to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, agent, or other similar official for such Borrower or Guarantor or for any material part of such Borrower's or Guarantor's property; the making by any Borrower or Guarantor of an assignment for the benefit of creditors; the commencement of any case or proceeding by any Borrower or Guarantor for such Borrower's or Guarantor's dissolution, liquidation, or termination; or the taking of any action by or on behalf of any Borrower or Guarantor in furtherance of any of the foregoing; or

            (i) the filing of a petition with a court having jurisdiction over any Borrower or Guarantor to commence an involuntary case for such Borrower or Guarantor under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency, or similar law; or the appointment of a receiver, liquidator, assignee, custodian, trustee, agent, sequestrator, or other similar official for a Borrower's or Guarantor's affairs; and the failure to obtain the dismissal of such petition or appointment within, or the continuance of such decree or order unstayed and in effect for, a period of thirty (30) days from the date of such filing or appointment or the entry of such order or decree; or

            (j) there shall occur any material uninsured damage to, or loss, theft, or destruction of, any of the Collateral; or

            (k) any Borrower ceases to conduct its business as now conducted or is enjoined, restrained, or in any way prevented by court or administrative order from conducting all or any material part of its business affairs; or

            (l) any Borrower fails to (i) furnish Lender, within fifteen (15) days thereafter, with written notice upon the occurrence of any of the following events: (A) the happening of a Reportable Event with respect to any pension plan of a Borrower governed by ERISA, as to which the requirement of notice has not been waived by PBGC, (b) the termination of any such plan,
(c) the appointment of a trustee by an appropriate United States District Court to administer any such plan, or (d) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan; or (ii) notify Lender promptly upon receipt by such Borrower of any notice of the institution of any proceeding or other action which may result in the termination of such plan; or

            (m) a Default or any other event shall have occurred which would have a Material Adverse Effect, which event continues for five (5) days after notice to any Borrower; or

            (n)  a Change of Control Date shall have occurred; or

            (o) Steven L. Pease for any reason ceases to remain engaged in the actual management of Borrowers performing duties substantially similar to those to be performed by him as of the Closing Date and a replacement reasonably satisfactory to Lender is not appointed within ninety (90) days; or

            (p)  the Transaction Costs, other than Transaction
Costs actually paid by Borrowers prior to June 30, 1995, exceed, in the aggregate, $300,000.

            During any period of grace afforded any Borrower under this SECTION 8.1 after which an act or omission of such Borrower will become an Event of Default, Lender shall have no obligation to make Revolving Loans or to incur Letter of Credit and Guaranty Obligations.

     8.2 Termination of Agreement and Acceleration of the Liabilities. Upon the occurrence and continuation of an Event of Default, all of the Liabilities may, at the option of Lender and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable, and Lender, at its option, may terminate this Agreement; provided, that all of the Liabilities shall immediately become due and payable, and this Agreement shall be terminated, upon the occurrence and continuation of an Event of Default set forth in
SECTION 8.1(G) or SECTION 8.1(H); and further provided, that Lender's rights and remedies under this Agreement shall survive any such termination.

     8.3 Remedies. If any Event of Default shall have occurred and be continuing, Lender shall have the following rights and remedies:

            (a) in addition to any other rights and remedies contained in this Agreement and in the other Loan Documents, all the rights and remedies of a secured party under the Code or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law;

            (b)  the right to (i) demand payment of the Accounts;
(ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all of Borrowers' rights and remedies with respect to the collection of the Accounts and Special Collateral; (iv) settle, adjust, compromise, extend, or renew the Accounts; (v) settle, adjust, or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts and Special Collateral upon such terms, for such amounts, and at such time or times as Lender deems advisable; (vii) discharge and release the Accounts and Special Collateral; (viii) take control, in any manner, of any item of payment or proceeds referred to in SECTION 4.2;
(ix) prepare, file, and sign Borrowers' names on any Proof of Claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file, and sign Borrowers' names on any notice of lien, assignment or satisfaction of lien, or similar document in connection with the Accounts and Special Collateral;
(xi) do all acts and things necessary, in Lender's sole discretion, to fulfill Borrowers' obligations under this Agreement; (xii) endorse the names of Borrowers upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory or Special Collateral; (xiii) open Borrowers' mail and collect any and all amounts due each Borrower from Account Debtors; and (xiv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, or Special Collateral to which Borrowers have access; and

            (c) the right to (i) require Borrowers to assemble the Collateral and make it available to Lender at a place to be designated by Lender, in its sole discretion; (ii) sell or to otherwise dispose of all or any Collateral at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable; (iii) adjourn such sales from time to time with or without notice; and (iv) conduct such sales on Borrowers' premises or elsewhere and use Borrowers' premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrowers' rights under all licenses and all franchise agreements shall inure to Lender's benefit. Lender shall have the right to sell, lease, or otherwise dispose of the Collateral, or any part thereof, for cash, credit, or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses, and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale, and delivery of the Collateral; second to interest due upon any of the Liabilities; and third to the principal of the Liabilities. If any deficiency shall arise, Borrowers shall remain liable to Lender therefor.

     8.4 Notice of Sale or Other Action. Any notice required to be given by Lender of a sale, lease, other disposition of the Collateral, or any other intended action by Lender (other than notice to any Account Debtor as described below), if given five
(5) Business Days prior to such proposed action or less than five
(5) Business Days in the case of Collateral consisting of perishable goods or goods that threaten to decline speedily in value, shall constitute commercially reasonable and fair notice thereof to Borrowers; provided, that any notice to any Account Debtor in accordance with SECTION 4.3 may be given immediately upon an Event of Default.

     8.5 Default Rate of Interest. To compensate Lender for additional unreimbursed costs resulting from an occurrence and declaration by Lender of an Event of Default, including costs associated with the uncertainty of future funding and additional supervisory and administrative efforts, upon and after the occurrence of an Event of Default, the Liabilities, including the Term Loan, the Revolving Loans, and the Letter of Credit and Guaranty Obligations, shall continue to bear interest, calculated daily on the basis of a 360-day year, at the per annum rate set forth in SECTION 2.2 and SECTION 2.3, respectively, plus additional post-default interest of two percent (2%) per annum during the continuance of such Event of Default until the earlier of (a) payment of the Liabilities in full, or (b) the cure, to the satisfaction of Lender in its sole discretion, of such Event of Default.

     8.6 Marshalling; Payments Set Aside. Lender shall be under no obligation to marshal any assets in favor of any Borrower or other party or against or in payment of any or all of the Liabilities. To the extent that Borrowers make a payment or payments to Lender or Lender enforces its security interests or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, state or Federal law, common law, or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     8.7 Right of Set Off. Except as otherwise provided in this Agreement, upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all funds in the possession of Lender, all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of any Borrower, against any and all of the Liabilities now or hereafter existing under this Agreement, the Term Loan Note, and the Revolving Credit Note held by Lender that are then due and payable, whether by maturity or acceleration.

9.   CONDITIONS PRECEDENT

            Notwithstanding any other provision of this Agreement and without affecting in any manner the rights or obligations of Lender hereunder, neither Borrowers nor Lender shall have any rights under this Agreement and this Agreement shall not become effective, until the following conditions have been satisfied, in Lender's sole discretion, or waived in writing by Lender:

     9.1 Excess Revolving Loan Availability. Lender shall have determined on a pro forma basis, in its sole discretion, that immediately after the conditions described in this SECTION 9 have been satisfied, and Lender has made the initial loans and advances to Borrower contemplated hereby, the sum of
(x) Borrowers' Excess Revolving Loan Availability, without regard to any reserves established pursuant to SECTION 2.9, plus
(y) Borrowers' cash on hand, minus (z) Borrower's closing costs incurred or to be incurred in connection with this Agreement as estimated by Lender, will not be less than $750,000.

     9.2 Execution and Delivery of Agreement. This Agreement or counterparts thereof shall have been duly executed by, and delivered to, Borrowers and Lender.

     9.3 Loan Documents. Lender shall have received such documents, instruments, and agreements as Lender shall request in connection with the transactions contemplated by this Agreement, including all documents, instruments, agreements, and schedules listed in the Schedule of Documents, each in form and substance satisfactory to Lender.

     9.4 No Material Adverse Change. Since March 31, 1995 and through the Closing Date, there shall have been (a) no material adverse change in the business, financial, or other conditions of Borrowers, or in the Collateral, or in the prospects or projections of Borrowers, (b) no material increase in the liabilities (absolute or contingent) of Borrowers, whether or not disclosed or required to be reserved against on any pro forma balance sheet, (c) no material decrease in the assets of Borrowers (other than as reflected in the pro forma balance sheet provided to Lender by Borrowers on June 30, 1995), and (d) no distribution by Borrowers of their capital Stock either by dividends or otherwise.

     9.5    Final Settlement and Payment of Class F Claims.
Final settlement and payment of all Class F Claims shall have been consummated to the reasonable satisfaction of Lender.

     9.6    Receipt of Furman Selz Subordinated Loan Proceeds.
Transcisco shall have received not less than $3,000,000, in cash, in exchange for the Furman Selz Notes.

     9.7 Conditions to Each Revolving Loan. It shall be a further condition to the funding of the initial Revolving Loan and each subsequent Revolving Loan after the initial Revolving Loan that the following statements shall be true on the date of each such funding or advance:

            (a) all of the representations and warranties of Borrowers contained herein shall be correct in all material respects and as of the date of each such Revolving Loan as though made on and as of such date, except (i) to the extent that any such representation or warranty expressly relates to an earlier date, and (ii) for changes therein permitted or contemplated by this Agreement. All of the representations and warranties of Borrowers contained in any of the other Loan Documents shall be correct in all material respects as of the date delivered, except to the extent that any such representation or warranty expressly relates to an earlier date.

            (b) No event shall have occurred and be continuing, or would result from the funding of the Revolving Loan, which constitutes or would constitute an Event of Default.

            (c) The aggregate unpaid principal amount of any such Revolving Loan shall not exceed the lesser of (i) Collateral
Availability or (ii) the Unused Line of Credit.

            The acceptance by any Borrower of the proceeds of any Revolving Loan shall be deemed to constitute, as of the date of such acceptance, (i) a representation and warranty by such Borrower that the conditions in this SECTION 9.8 have been satisfied, and (ii) a confirmation by such Borrower of the granting and continuance of Lender's Lien pursuant hereto.

     9.8 Conditions to the Initial Revolving Loan. It shall be a condition to the initial Revolving Loan that the conditions contained in SECTIONS 9.1 THROUGH 9.8 shall have been fulfilled and that Borrowers shall have delivered to Lender a Notice of Revolving Loan and a Borrowing Base Certificate dated as of the Closing Date.

10.  MISCELLANEOUS

     10.1 Appointment of Lender as Borrowers' Lawful Attorney. Each Borrower irrevocably designates, makes, constitutes, and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to such Borrower:

            (a) at such time or times hereafter as Lender or said agent, in its sole discretion, may determine, in such Borrower's or Lender's name, endorse such Borrower's name on any checks, notes, drafts or any other payment relating to or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and

            (b) sign the name of such Borrower on any of the Supplemental Documentation and deliver any of the Supplemental
Documentation to such Persons as Lender, in its sole discretion, may elect.

     10.2 Modification of Agreement; Sale of Interest. This Agreement and the other Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. None of the Borrowers may sell, assign, or transfer this Agreement, or the other Loan Documents or any portion thereof, including any of Borrowers' rights, title, interests, remedies, powers, or duties hereunder or thereunder. Each Borrower hereby consents to Lender's participation, sale, assignment, transfer, or other disposition, at any time or times hereafter, of this Agreement, or the other Loan Documents, or of any portion hereof or thereof, including Lender's rights, title, interests, remedies, powers, or duties hereunder or thereunder.

     10.3 Fees and Expenses. Borrowers shall reimburse Lender for all reasonable out-of-pocket expenses of Lender in connection with the negotiation, preparation, execution, interpretation, and administration of this Agreement and the other Loan Documents (including the reasonable fees and expenses of all of Lender's counsel retained in connection with the transactions contemplated hereby). If, at any time or times, regardless of the existence of an Event of Default, Lender shall employ counsel or other professional advisors, including environmental and management consultants, for advice or other representation or shall incur reasonable legal, appraisal, accounting, consulting, or other costs and expenses in connection with:

            (a) any interpretation, amendment, modification, or waiver of, or consent with respect to, this Agreement or the other Loan Documents;

            (b)  any litigation, contest, dispute, suit,
proceeding, or action (whether instituted by Lender, a Borrower, or any other Person) in any way relating to the Collateral, this Agreement, or the other Loan Documents, including any litigation, contest, dispute, suit, case, proceeding, or action, and any appeal or review thereof, in connection with a case commenced by or against a Borrower or any other Person that may be obligated to Lender by virtue of this Agreement or the other Loan
Documents, under the Bankruptcy Code (11 U.S.C. SECTION 101 et seq.), or any other applicable Federal, state, or foreign bankruptcy or other similar law, provided that Borrowers shall not be liable for any such costs and expenses of Lender to the extent that a court of competent jurisdiction determines in a final order that such costs and expenses resulted directly from such Lender's gross negligence or willful misconduct;

            (c) any attempt to enforce any rights of Lender or any Participant against a Borrower, or any other Person that may be obligated to Lender by virtue of this Agreement or the other
Loan Documents, including the Account Debtors; or

            (d) any attempt to appraise, inspect, verify, protect, collect, sell, liquidate, or otherwise dispose of the Collateral, including a $500 per day per auditor charge and all of Lender's actual out-of-pocket expenses in connection with any audit of the Collateral by Lender, then, and in any such event, the reasonable fees of such attorneys and other professional advisors and consultants arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges, and other fees incurred by such counsel or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 10.3, shall be payable, on demand, by Borrowers to Lender and shall be additional Liabilities secured by the Collateral. Without limiting the generality of the foregoing, such reasonable expenses, costs, charges, and fees may include: paralegal fees, costs, and expenses; accountants' fees, costs, and expenses; appraisers' fees, costs, and expenses; management and other consultants' fees, costs, and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs, and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging, and food paid or incurred in connection with the performance of such legal or other professional services.

     10.4 Waiver by Lender. Lender's failure, at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver by Lender of an Event of Default by Borrowers under this Agreement or the other Loan Documents shall not suspend, waive, or affect any other Event of Default by Borrowers under this Agreement or the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants, and representations of Borrowers contained in this Agreement or the other Loan Documents, and no Event of Default by a Borrower under this Agreement or the other Loan Documents, shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrowers specifying such suspension or waiver.

     10.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the ineffectiveness of such provision materially and adversely alters the benefits accruing to a party hereunder.

     10.6 Borrowers' Obligations. Notwithstanding any other provision of this Agreement or the other Loan Documents, each of the Borrowers shall be jointly and severally liable to Lenders for all of the Liabilities.

     10.7 Subordination of Intercompany Indebtedness. Each Borrower hereby agrees that all Intercompany Indebtedness is unconditionally and irrevocably subordinated to full and final payment of the Liabilities. In no circumstances shall any Intercompany Indebtedness be entitled to any collateral security; provided, that in the event any such collateral security exists, the lien or security interest in such collateral security securing such Intercompany Indebtedness shall be and hereby is subordinated to any now existing or hereafter arising lien or
security interest securing the Liabilities.   Such Borrower shall
not assert, collect, or accept payment on any Intercompany Indebtedness (other than Permitted Intercompany Indebtedness during a period when no Event of Default has occurred and is continuing), or enforce any claim or lien or security interest with respect to any Intercompany Indebtedness, unless and until the Liabilities have been paid in full. Any payment or transfer so made (except with respect to Permitted Intercompany Indebtedness during a period when no Event of Default has occurred and is continuing), or collateral security so given by any Borrower and received by any other Borrower shall be held in trust by such recipient Borrower for the benefit of Lender, and such recipient Borrower shall immediately turn over, in kind, any such payment to Lender for Application in reduction of, or (in the case of property other than cash) as security for, the Liabilities.

     10.8 Parties. This Agreement, the other Loan Documents, and all security interests or Liens created hereby shall be binding upon and inure to the benefit of the successors and assigns of each of the Borrowers. This provision, however, shall not be deemed to modify SECTION 10.2 hereof.

     10.9 Conflict of Terms. The other Loan Documents and all Schedules and Exhibits hereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the other Loan Documents, the provision contained in this Agreement shall govern and control.

     10.10 Waivers by Borrowers. Except as otherwise provided herein, each Borrower waives: (a) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension, or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper, and guaranties at any time held by Lender on which such Borrower may in any way be liable, and each Borrower hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice of a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (c) the benefit of all valuation, appraisement, and exemption laws. Each Borrower acknowledges that it has been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

     10.11 Authorized Signatures. Until Lender is notified by Borrowers to the contrary in writing as provided by
SECTION 10.10, the signature upon this Agreement or any of the other Loan Documents of a person designated in Borrowers' incumbency resolutions of even date herewith shall bind each Borrower and be deemed to be the acts of Borrowers affixed pursuant to and in accordance with resolutions duly adopted by Borrowers' Boards of Directors.

     10.12 Notices. Except as otherwise provided herein, whenever this Agreement provides that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be delivered (a) in person with receipt acknowledged, or (b) by facsimile with receipt confirmed, or (c) by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            (a)     If to Lender at:

                    Transamerica Business Credit Corporation
                    8750 West Bryn Mawr Avenue, Suite 720
                    Chicago, Illinois  60631
                    Attention:  Keith J. Mason
                    Facsimile:  (312) 380-6169

                    With copies to:

                    Murphy, Weir & Butler
                    101 California Street, 39th Floor
                    San Francisco, California  94111
                    Attention:  Hill Blackett, III, Esq.
                    Facsimile:  (415) 421-7879

            (b)     If to Borrowers, at:

                    Transcisco Industries, Inc.
                    601 California Street
                    San Francisco, California 94108
                    Attention:  President and CEO
                    Facsimile:  (415) 788-0583

                    With copies to:

                    Skadden, Arps, Slate, Meagher & Flom
                    333 West Wacker Drive
                    Chicago, Illinois 60606
                    Attention:  Randall J. Rademaker, Esq.
                    Facsimile:  (312) 407-0411]

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile, with receipt acknowledged or confirmed, or five (5) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

     10.13 Publicity. Except as required by law or as otherwise provided below, (a) this Agreement and its contents and (b) the financing transactions contemplated by this Agreement, shall not be disclosed publicly without the prior written consent of Lender and Transcisco. Without limiting the generality of the foregoing, except as required by law, Borrowers shall not use or refer to Lender in any disclosure made in connection with the transactions described in this Agreement without the prior written consent of Lender. Each Borrower hereby consents to Lender issuing a press release or publishing a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

     10.14 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     10.15 Entire Agreement. This Agreement constitutes the entire and final agreement among Borrowers and Lender with respect to the subject matter hereof, and supersedes any and all representations or statements, either written or oral, express or implied, other than those expressly set forth in this Agreement, made to any party hereto by any Person. This Agreement and the other Loan Documents are intended, by the parties hereto and thereto, to be a complete and exclusive statement of the terms and conditions hereof and thereof.

     10.16 GUARANTOR WAIVERS BY BORROWERS. IF AND TO THE EXTENT THAT ANY OBLIGATION OF ANY BORROWER TO LENDER SHALL BE CONSIDERED AN OBLIGATION OF GUARANTY OR SURETYSHIP, THEN THE FOLLOWING WAIVERS SHALL APPLY WITH RESPECT TO EACH SUCH PERSON SOLELY TO THE EXTENT THAT SUCH PERSON IS DEEMED TO ACT IN THE CAPACITY OF A GUARANTOR AND SHALL NOT EFFECT A WAIVER OF RIGHTS IN SUCH PERSON'S CAPACITY AS A BORROWER (FOR PURPOSES OF THIS SECTION, EACH SUCH PERSON SHALL BE REFERRED TO AS A "BORROWER-GUARANTOR"):

     (a) SUCH BORROWER-GUARANTOR EXPRESSLY WAIVES THE RIGHT TO REQUIRE LENDER FIRST TO PURSUE ANY OTHER PERSON, THE COLLATERAL, OR ANY OTHER SECURITY OR GUARANTY THAT MAY BE HELD FOR THE LIABILITIES, OR TO APPLY ANY SUCH SECURITY OR GUARANTY TO THE LIABILITIES BEFORE SEEKING FROM SUCH BORROWER-GUARANTOR PAYMENT IN FULL OF ITS LIABILITIES TO LENDER OR PROCEEDING AGAINST SUCH BORROWER-GUARANTOR FOR SAME;

     (b)    SUCH BORROWER-GUARANTOR ACKNOWLEDGES THAT:

            (i) IF A DEFAULT OR EVENT OF DEFAULT OCCURS AND SUCH BORROWER-GUARANTOR PAYS TO LENDER ALL OR PART OF THE LIABILITIES, SUCH BORROWER-GUARANTOR WOULD HAVE A RIGHT TO PROCEED AGAINST OTHER BORROWERS TO THE EXTENT OF THE OBLIGATIONS SO PAID BY SUCH BORROWER-GUARANTOR AND TO HAVE THE BENEFIT OF ANY SECURITY HELD BY LENDER FOR THE LIABILITIES TO THE EXTENT OF THE LIABILITIES SO PAID BY BORROWER-GUARANTOR. SUCH RIGHT IS COMMONLY KNOWN AS THE "RIGHT OF SUBROGATION."

            (ii) IF AN EVENT OF DEFAULT OCCURS, LENDER, AMONG OTHER THINGS, MAY ENFORCE ANY LIEN UPON ANY INTEREST IN REAL PROPERTY ("REAL PROPERTY LIEN") BY MEANS OF JUDICIAL ACTION OR BY NON-JUDICIAL ACTION COMMONLY KNOWN AS A "NON-JUDICIAL FORECLOSURE," "TRUSTEE'S SALE," OR "POWER OF SALE FORECLOSURE."

            (iii) IF AN EVENT OF DEFAULT OCCURS, AND LENDER ENFORCES ANY REAL PROPERTY LIEN BY MEANS OF A NON-JUDICIAL FORECLOSURE, TRUSTEE'S SALE, OR POWER OF SALE FORECLOSURE, SUCH BORROWER-GUARANTOR'S RIGHT OF SUBROGATION TO PROCEED AGAINST OTHER BORROWERS WOULD BE EXTINGUISHED BY THE OPERATION OF CALIFORNIA CODE OF CIVIL PROCEDURE ("CCP") SECTION 580d OR SIMILAR LAWS, AND, IN SUCH CASE, SUCH BORROWER-GUARANTOR MIGHT HAVE A DEFENSE AGAINST PAYMENT.

            (iv) IF AN EVENT OF DEFAULT OCCURS, AND LENDER ENFORCES ANY REAL PROPERTY LIEN BY MEANS OF JUDICIAL ACTION, SUCH BORROWER-GUARANTOR'S RIGHT TO PROCEED AGAINST OTHER BORROWERS MIGHT BE LIMITED BY THE OPERATION OF CCP SECTION 580a OR SIMILAR LAWS, IN WHICH CASE SUCH BORROWER-GUARANTOR MIGHT HAVE A COMPLETE OR PARTIAL DEFENSE AGAINST PAYMENT.

            NEVERTHELESS, BORROWER-GUARANTOR EXPRESSLY,
KNOWINGLY, AND INTENTIONALLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, DEFENSES, OR BENEFITS BORROWER-GUARANTOR MIGHT HAVE UNDER CCP SECTIONS 580a OR 580d OR SIMILAR LAWS. IN ADDITION, BORROWER-GUARANTOR ALSO EXPRESSLY, KNOWINGLY, AND INTENTIONALLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, DEFENSES, OR BENEFITS BORROWER-GUARANTOR MAY HAVE BASED UPON AN ELECTION OF REMEDIES BY LENDER WHICH IN ANY MANNER IMPAIRS, AFFECTS, REDUCES, RELEASES, DESTROYS, OR EXTINGUISHES SUCH BORROWER-GUARANTOR'S SUBROGATION RIGHTS OR SUCH BORROWER-GUARANTOR'S RIGHTS TO PROCEED AGAINST OTHER BORROWERS OR AGAINST ANY OTHER PERSON OR ANY SECURITY FOR THE LIABILITIES BY WAY OF SUBROGATION, INDEMNITY, CONTRIBUTION, REIMBURSEMENT, OR OTHERWISE. IN PARTICULAR, SUCH BORROWER-GUARANTOR AGREES THAT THIS AGREEMENT WILL REMAIN FULLY EFFECTIVE, AND SUCH BORROWER-GUARANTOR WILL BE LIABLE TO LENDER FOR ANY LIABILITIES EVEN IF LENDER ENFORCES ITS REAL PROPERTY LIEN BY MEANS OF A NON-JUDICIAL FORECLOSURE, TRUSTEE'S SALE, OR POWER OF SALE FORECLOSURE AND THE EFFECT OF SUCH SALE IS TO PREVENT SUCH BORROWER-GUARANTOR FROM TAKING ANY ACTION AGAINST OTHER BORROWERS TO RECOVER ANY AMOUNTS PAID BY SUCH BORROWER-GUARANTOR TO LENDER UNDER THIS AGREEMENT OR OTHERWISE LIMITS OR DESTROYS SUCH BORROWER-GUARANTOR'S RIGHT OF SUBROGATION.

            SUCH BORROWER-GUARANTOR ALSO AGREES THAT THIS
AGREEMENT WILL REMAIN FULLY EFFECTIVE, AND SUCH BORROWER-
GUARANTOR WILL BE LIABLE TO LENDER FOR ANY LIABILITIES EVEN IF
LENDER SELLS AN INTEREST IN REAL PROPERTY BY JUDICIAL FORECLOSURE
ACTION AND SUCH BORROWER-GUARANTOR'S RIGHTS AGAINST OTHER
BORROWERS ARE LIMITED BY THE OPERATION OF CCP SECTIONS 580a OR
580d OR SIMILAR LAWS; AND

     (c) SUCH BORROWER-GUARANTOR AGREES THAT LENDER SHALL BE UNDER NO OBLIGATION TO: (i) MARSHAL ANY ASSETS IN FAVOR OF SUCH PERSON, (ii) TO PROCEED FIRST AGAINST ANY OTHER PERSON OR ANY PROPERTY OF ANY OTHER PERSON OR AGAINST ANY COLLATERAL,
(iii) ENFORCE FIRST ANY OTHER GUARANTY OBLIGATIONS WITH RESPECT TO, OR SECURITY FOR, THE LIABILITIES, (iv) PURSUE ANY OTHER REMEDY IN LENDER'S POWER THAT SUCH BORROWER-GUARANTOR MAY NOT BE ABLE TO PURSUE ITSELF AND THAT MAY LIGHTEN SUCH BORROWER-GUARANTOR'S BURDEN, ANY RIGHT TO WHICH SUCH BORROWER-GUARANTOR HEREBY EXPRESSLY WAIVES.

            EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS
ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS
AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS
IN ITS FUTURE DEALINGS WITH SUCH BORROWER.  EACH BORROWER
WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING
WAIVERS WITH ITS LEGAL COUNSEL.

     10.17 Reimbursement. To the extent that any Borrower shall be required to repay a portion of any Liabilities which shall exceed the greater of (x) the amount of such borrowing actually received by such Borrower and (y) the amount which such Borrower would otherwise have paid if each Borrower had repaid the aggregate amount of such borrowing in the same proportion as such Borrower's net worth immediately after the Closing Date bears to the Borrowers' Net Worth immediately after the Closing Date, then such Borrower shall be reimbursed by the other Borrower(s) for the amount of such excess, pro rata, based upon their respective individual net worths immediately after the Closing Date. This
Section is intended only to define the relative rights of Borrowers, and nothing set forth in this Section is intended to or shall impair the joint and several obligation of Borrowers to pay to Lender the Liabilities as and when the same shall become due and payable in accordance with the terms hereof.

     10.18 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS SET FORTH HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA; PROVIDED, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER, AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM, OR INCONSISTENT WITH, THE LAWS OF ILLINOIS. EACH BORROWER CONSENTS TO PERSONAL JURISDICTION, WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. SERVICE OF PROCESS ON ANY BORROWER, LENDER, OR ANY ASSIGNEE LENDER IN ANY ACTION ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN
SECTION 10.12. NOTHING HEREIN SHALL PRECLUDE LENDER OR BORROWERS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

     10.19 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                    BORROWERS:

                    TRANSCISCO INDUSTRIES, INC., a
                    Delaware corporation

                    By /s/ Greg Saunders

                    Title Vice President, Controller

                    TRANSCISCO RAIL SERVICES COMPANY, a
                    California corporation

                    By /s/ Greg Saunders

                    Title Vice President, Controller

                    TRANSCISCO LEASING COMPANY, a
                    Delaware corporation

                    By /s/ Greg Saunders

                    Title Vice President, Controller

                    TRANSCISCO TRADING COMPANY
                    Delaware corporation

                    By /s/ Greg Saunders

                    Title Vice President, Controller

                    LENDER:

                    TRANSAMERICA BUSINESS CREDIT CORPORATION, a
                    Delaware corporation

                    By /s/ David G. Wanders

                    Title S. V. P.


___________________________________________________________________________


               NOTE AND WARRANT PURCHASE AGREEMENT

                              Among

                   TRANSCISCO INDUSTRIES, INC.,
                TRANSCISCO RAIL SERVICES COMPANY,
                 TRANSCISCO LEASING COMPANY, and
                    TRANSCISCO TRADING COMPANY

                               and

                      FURMAN SELZ SBIC, L.P.

                               and

                          JAMES DOWLING

                    Dated as of August 1, 1995



                        TABLE OF CONTENTS

                                                             Page

I.   THE NOTES AND THE WARRANTS . . . . . . . . . . . . . . .   1

     SECTION 1.01   Purchase and Sale of the Notes and the
                    Warrants  . . . . . . . . . . . . . . . .   1
     SECTION 1.02   Closing Date  . . . . . . . . . . . . . .   2

II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . .   2

     SECTION 2.01   Organization, Qualifications and
                    Corporate Power . . . . . . . . . . . . .   2
     SECTION 2.02   Authorization of Agreement, Etc . . . . .   4
     SECTION 2.03   Validity  . . . . . . . . . . . . . . . .   5
     SECTION 2.04   Capital Stock . . . . . . . . . . . . . .   5
     SECTION 2.05   Financial Statements  . . . . . . . . . .   6
     SECTION 2.06   Events Subsequent to March 31, 1995 . . .   6
     SECTION 2.07   Actions Pending . . . . . . . . . . . . .   7
     SECTION 2.08   Title to Properties . . . . . . . . . . .   7
     SECTION 2.09   Use of Real Property  . . . . . . . . . .   8
     SECTION 2.10   Taxes . . . . . . . . . . . . . . . . . .   8
     SECTION 2.11   Loss Carryovers . . . . . . . . . . . . .   8
     SECTION 2.12   Environmental Matters . . . . . . . . . .   9
     SECTION 2.13   Governmental Approvals  . . . . . . . . .   9
     SECTION 2.14   Use of Proceeds . . . . . . . . . . . . .   9
     SECTION 2.15   Offering of the Securities  . . . . . . .  10
     SECTION 2.16   Other Contracts and Commitments . . . . .  10
     SECTION 2.17   Compliance with Law . . . . . . . . . . .  10
     SECTION 2.18   Employee Benefit Plans  . . . . . . . . .  11
     SECTION 2.19   Intellectual Property Rights  . . . . . .  12
     SECTION 2.20   Uni-Temp Licenses . . . . . . . . . . . .  12
     SECTION 2.21   SBIC Representations  . . . . . . . . . .  13
     SECTION 2.22   SEC Filings . . . . . . . . . . . . . . .  13
     SECTION 2.23   Burdensome Restrictions . . . . . . . . .  14
     SECTION 2.24   Insurance . . . . . . . . . . . . . . . .  14
     SECTION 2.25   Brokers . . . . . . . . . . . . . . . . .  14
     SECTION 2.26   Registration Rights . . . . . . . . . . .  14
     SECTION 2.27   Investment Company Act  . . . . . . . . .  14
     SECTION 2.28   Compensation  . . . . . . . . . . . . . .  14
     SECTION 2.29   Bank Debt . . . . . . . . . . . . . . . .  15
     SECTION 2.30   Disclosure  . . . . . . . . . . . . . . .  15

III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER  . . . .  15

IV.  CONDITIONS TO THE OBLIGATION OF THE PURCHASER  . . . . .  16

     SECTION 4.01   Conditions to the Obligation of the
                    Purchasers with Respect to the Closing  .  16

V.   COVENANTS  . . . . . . . . . . . . . . . . . . . . . . .  21

VI.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . .  24

     SECTION 6.01   Expenses  . . . . . . . . . . . . . . . .  24
     SECTION 6.02   Survival of Agreements  . . . . . . . . .  24
     SECTION 6.03   Brokerage . . . . . . . . . . . . . . . .  25
     SECTION 6.04   Parties in Interest . . . . . . . . . . .  25
     SECTION 6.05   Notices . . . . . . . . . . . . . . . . .  25
     SECTION 6.06   Law Governing . . . . . . . . . . . . . .  26
     SECTION 6.07   Entire Agreement  . . . . . . . . . . . .  26
     SECTION 6.08   Counterparts  . . . . . . . . . . . . . .  26


                        INDEX TO EXHIBITS

                           Description

EXHIBIT A      Pro Rata Percentages

EXHIBIT B-1    Form of Series A Senior Subordinated Note

EXHIBIT B-2    Form of Series B Senior Subordinated Note

EXHIBIT C      Form of Warrant

EXHIBIT D      Form of Registration Rights Agreement


                        INDEX TO SCHEDULES

                           Description

2.01(b)     Subsidiaries, Etc.

2.04(a)     Warrants, Etc.

2.05        Pro Forma Capitalization

2.06        Events Subsequent to March 31, 1995

2.07        Litigation

2.08        Title to Properties

2.12        Environmental Matters

2.18        Employee Benefit Plans

2.28        Compensation Arrangements




          NOTE AND WARRANT PURCHASE AGREEMENT, dated as of August 1, 1995, among TRANSCISCO INDUSTRIES, INC., a Delaware corporation (the "Company"), TRANSCISCO RAIL SERVICES COMPANY, a California corporation ("TRSC"), TRANSCISCO LEASING COMPANY, a Delaware corporation ("TLC") and TRANSCISCO TRADING COMPANY, a Delaware corporation ("TTC") (each of TRSC, TLC and TTC a "Subsidiary" and collectively, the "Subsidiaries") and FURMAN SELZ SBIC, L.P., a Delaware limited partnership ("Furman Selz") and JAMES DOWLING ("Dowling") and collectively with Furman Selz, the "Purchasers").

          WHEREAS the Company and the Subsidiaries wish to issue and sell to each of the Purchasers on the Closing Date (as hereinafter defined) their pro rata share (based on the percentages set forth on Exhibit A) ("Pro Rata") of (i) an aggregate $2,000,000 principal amount of Series A Senior Subordinated Notes Due 2000 of the Company and the Subsidiaries, substantially in the form attached hereto as Exhibit B-1 (the "A Notes") and (ii) an aggregate $1,000,000 principal amount of Series B Senior Subordinated Notes Due 2000 of the Company and the Subsidiaries, substantially in the form attached hereto as Exhibit B-2 (the "B Notes", and together with the A Notes, the "Notes"); and

          WHEREAS the Company wishes to issue and sell to the Purchasers on the Closing Date, Pro Rata, of a warrant or warrants to subscribe for up to 1,000,000 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), substantially in the form attached hereto as Exhibit C (the
"Warrants"); and

          WHEREAS the proceeds of the sale of the Notes and the Warrants will be used, together with other funds of the Company and the Subsidiaries, to repay certain obligations of the Company and the Subsidiaries; and

          WHEREAS the Purchasers wish to purchase said Notes and Warrants on the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

                                I.

                    THE NOTES AND THE WARRANTS

          SECTION 1.01 Purchase and Sale of the Notes and the Warrants. (a) Subject to the terms and conditions set forth herein, on the Closing Date (i) the Company and the Subsidiaries shall issue and sell to the Purchasers, Pro Rata, and the Purchasers shall purchase from the Company and the Subsidiaries, Pro Rata, the A Notes, registered in the names of Purchasers, at a purchase price equal to 99% of the principal amount thereof;
(ii) the Company and the Subsidiaries shall issue and sell to the Purchasers, Pro Rata, and the Purchasers shall purchase from the Company and the Subsidiaries, Pro Rata, the B Notes, registered in the names of Purchasers, at a purchase price equal to 99% of the principal amount thereof; and (iii) the Company shall issue and sell to the Purchasers, Pro Rata, and the Purchasers shall purchase from the Company, Pro Rata, the Warrants, having an exercise price (the "Warrant Exercise Price") of $1.50 per share, registered in the names of Purchasers, at an aggregate purchase price of $30,000; and (x) the Company and the Subsidiaries shall issue and deliver to the Purchasers the Notes and (y) the Company shall issue and deliver the Warrants. The Notes and the Warrants are herein sometimes collectively referred to as the "Securities".

          (b) As payment in full for the Securities being purchased by it hereunder, and against delivery thereof as aforesaid, each Purchaser shall deliver to the Company, on behalf of the Company, and to the Subsidiaries on the Closing Date a certified or official bank check in New York Clearing House funds, payable to the order of the Company, in the amount of their Pro Rata share of $3,000,000 or shall transfer such sum to the account of the Company by wire transfer.

          SECTION 1.02 Closing Date. The closing of the sale and purchase of the Securities shall take place at the offices of Dechert Price & Rhoads, 477 Madison Avenue, New York, New York 10022, at 10:00am, New York time, concurrently with the execution hereof (such date and time of closing being herein called the "Closing Date").

                               II.

                REPRESENTATIONS AND WARRANTIES OF
                 THE COMPANY AND THE SUBSIDIARIES

          The Company and the Subsidiaries, jointly and severally, represent and warrant to, and agree with, the Purchasers as follows:

          SECTION 2.01 Organization, Qualifications and Corporate Power. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to do business as a foreign corporation, and is in good standing in each other jurisdiction in which it owns or leases any real property or in which the nature of business transacted by it makes such licensing or qualification necessary and where the failure to be so licensed or qualified would have a material adverse effect on the business, operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement, the Notes, the Warrants and the Registration Rights Agreement annexed hereto as Exhibit C (the "Registration Rights Agreement") and to issue, sell and deliver the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

          (b) Except as set forth on Schedule 2.01(b) hereof, and except for the capital stock of the Subsidiaries, the Company does not own of record or beneficially, directly or indirectly,
(i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise. Except as set forth in said Schedule 2.01(b), the Company owns, directly or indirectly, all the outstanding capital stock of each Subsidiary (except for directors' qualifying shares, if any), free and clear of all liens, charges, pledges, security interests or other encumbrances. The capital stock of each Subsidiary is duly authorized and validly issued and outstanding, fully paid and nonassessable. No Subsidiary has issued or sold any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or given any person any right to acquire from such Subsidiary, any shares of its capital stock, and no such securities or obligations are outstanding. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation listed in said Schedule 2.01(b) and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases any real property or in which the nature of the business transacted by it makes such licensing or qualification necessary and where the failure to be so licensed or qualified would have a material adverse effect on the business, operations or financial condition of such Subsidiary, and has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted. Complete and correct copies of the Articles of Incorporation and By-Laws of the Company and each Subsidiary as in effect on the date hereof have been delivered to Purchasers. Other than the capital stock of the subsidiaries set forth on Schedule 2.01(b), no Subsidiary owns of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise.

          SECTION 2.02 Authorization of Agreement, Etc. (a) The execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement, and the performance by the Company of its obligations hereunder and thereunder, and the issuance, sale and delivery of the Warrant Shares upon exercise of the Warrants, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument by which the Company or any of the Subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of the Subsidiaries.

          (b) The Warrant Shares have been duly reserved for issuance upon exercise of the Warrants and, when issued and paid for in accordance with the terms of the Warrants, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Common Stock. Neither the issuance, sale and delivery of the Warrants nor the issuance, sale and delivery of the Warrant Shares upon exercise thereof are subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

          (c) The execution, delivery and performance by each of the Subsidiaries of this Agreement and the Notes, and the performance by each Subsidiary of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of any Subsidiary, or any provision of any indenture, agreement or other instrument by which the Subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Subsidiaries.

          SECTION 2.03 Validity. (a) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principals). The Notes, the Warrants and the Registration Rights Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principles).

          (b) This Agreement and the Notes have been duly executed and delivered by the Subsidiaries and constitute the legal, valid and binding obligation of each Subsidiary, enforceable in accordance with its terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principals).

          SECTION 2.04 Capital Stock. The authorized capital stock of the Company consists of (i) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding and (ii) 15,000,000 shares of Common Stock, par value $.01 per share, of which 5,466,268 shares are validly issued and outstanding, fully paid and nonassessable. Of such shares of Common Stock, 489,976 shares are being held in escrow ("Escrow Shares") for the benefit of the Company's Class F Claimants (as such term is defined in the Company's Articles of Incorporation as in effect on the date hereof). Effective at the Closing hereunder, 304,822 shares of the Escrow Shares will be returned to the Company and will be held as treasury shares. Except as contemplated hereby and as set forth in Schedule 2.04(a) hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding; (ii) there is no commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets and (iii) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. The execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement, and the performance by the Company of its obligations hereunder and thereunder will not cause the acceleration or vesting of any of the options set forth in Schedule 2.04(a) or otherwise give rise to any rights or obligations under any so-called "change-of-control" provisions.

          SECTION 2.05 Financial Statements. The Company has furnished to the Purchasers (i) the audited consolidated balance sheets of the Company and the Subsidiaries as of March 31, 1995, December 31, 1993 and 1992 and the related audited consolidated statements of operations, shareholders' equity (net capital deficiency), and cash flows of the Company and the Subsidiaries for the fiscal year ended March 31, 1995, the three-month period ended March 31, 1994, and for each of the two years in the period ended December 31, 1993, certified by the principal financial officer of the Company and (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of June 30, 1995 and the related unaudited consolidated statements of operations, shareholders' equity (net capital deficiency), and cash flows of the Company and the Subsidiaries for the fiscal quarter then ended. Such financial statements are complete and correct, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the consolidated financial position of the Company and the Subsidiaries as of such respective dates, and the consolidated results of their respective operations and cash flows for the respective periods then ended. Immediately after giving effect to the transactions contemplated hereby, the Company will have the capitalization as set forth in Schedule 2.05.

          SECTION 2.06 Events Subsequent to March 31, 1995.
Since March 31, 1995, the businesses of the Company and the Subsidiaries have been operated in the ordinary course and there has not been any material adverse change in the assets, liabilities, income, business, operations or prospects of the Company or the Subsidiaries. Since March 31, 1995, except as set forth in Schedule 2.06 hereto or as contemplated hereby, neither the Company nor any of the Subsidiaries has (i) issued any stock, bonds or other securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business, (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on its balance sheet as of March 31, 1995 referred to in
Section 2.05 hereof and current liabilities incurred since that date in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities or interests, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any debts or claims, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, (viii) made any changes in officer compensation, or (ix) entered into any transaction except in the ordinary course of business.

          SECTION 2.07 Actions Pending.  Except as set forth in
Schedule 2.07 hereof, there are no (a) actions, suits, customer claims in excess of $5,000, proceedings or investigations at law or in equity or by or before any governmental instrumentality or other agency now pending or to the Company's or any Subsidiaries' knowledge, threatened against or affecting the Company or the Subsidiaries, or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against or affecting the Company or the Subsidiaries.

          SECTION 2.08 Title to Properties. The Company and each Subsidiary have good and marketable title to all of their respective owned properties and assets, free and clear of all mortgages, pledges, security interests, liens, charges and other encumbrances, except for Permitted Encumbrances (as defined below). As of the Closing and after giving effect to the transactions contemplated hereby, the Company and each Subsidiary will have good and marketable title to all their respective properties and assets free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances, except under the Bank Debt (as defined in Section 4.01(d)) and for Permitted Encumbrances. As of the Closing and after giving effect to the transactions contemplated hereby, the Company and the Subsidiaries will enjoy peaceful and undisturbed possession under all leases relating to real property and all other leases (other than immaterial leases which can be replaced on substantially the same terms) necessary for the operation of their properties and business; and all such leases are valid and subsisting and in full force and effect. As used herein, "Permitted Encumbrances" means any mortgages, pledges, security interests, liens, charges and other encumbrances (i) as described in Schedule 2.08 hereto, (ii) liens for current taxes, assessments and other governmental charges not overdue, (iii) mechanic's, materialmen's and similar liens which may have arisen in the ordinary course of business and which, in the aggregate, would not be material to the financial condition of the Company or such Subsidiary, (iv) security interests securing indebtedness not in default for the purchase price of or lease rental payments on property purchased or leased under capital lease arrangements in the ordinary course of business, and (v) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its Subsidiaries, taken as a whole.

          SECTION 2.09 Use of Real Property. Neither the Company nor any Subsidiary has received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the operations of the Company or any Subsidiary and there is no such violation.
All plants and other buildings that are located on the real properties reflected in the balance sheet as of March 31, 1995 referred to in Section 2.05 hereof comply in all material respects with all applicable ordinances, codes, regulations and requirements, and no law or regulation presently in effect or condition precludes or materially restricts continuation of the present use of such properties.

          SECTION 2.10 Taxes. The Company and each Subsidiary has filed or caused to be filed all Federal, state, local and foreign tax returns that are required to be filed and has paid or caused to be paid all taxes shown as due on all such returns or on any assessment received by it.

          SECTION 2.11 Loss Carryovers. The federal income tax net operating loss carryovers of the Company as reported on the consolidated federal income tax returns of the Company for the taxable year ended March 31, 1995 are $30,000,000 for regular minimum tax purposes and $29,000,000 for alternative minimum tax purposes (the "Loss Carryovers"). The application of such Loss Carryovers and any additional net operating losses of the Company for the period beginning April 1, 1995 and ending on the Closing Date are not subject to limitation under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). The losses and credits of the Company, including the Loss Carryovers, will not be subject to limitation under either Section 382 or 383 of the Code as a result of the change in ownership of the Company upon consummation of the transactions contemplated by this Agreement or the issuance of the Warrant Shares upon exercise of the Warrants. For purposes of the immediately preceding sentence, the calculation of any change in ownership of the Company shall take into account any possible changes in ownership of stock of the Company as a result of (i) transfers of stock by that certain group consisting of Mark Hungerford, Katy Hungerford, Southern Cross Trust and Ozura Corporation who together filed a Form 13D with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, or (ii) the exercise of any options or rights to purchase stock of the Company currently outstanding or to be issued or granted pursuant to the transactions contemplated hereby, including but not limited to those options and stock purchase rights set forth on Schedule 2.04(a).

          SECTION 2.12 Environmental Matters. The Company and the Subsidiaries have complied with each and are not in violation of any, federal, state or local law, regulation, permit, provision or ordinance relating to the generation, storage, transportation, treatment or disposal of hazardous, toxic or polluting substances, except where such noncompliance or violation would not result in any material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole. The Company and the Subsidiaries have obtained and adhered to all necessary permits and other approvals necessary to store, dispose, and otherwise handle hazardous, toxic and polluting substances, the failure of which to obtain or adhere to would result in any material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole. The Company and the Subsidiaries have reported, to the extent required by federal, state and local law, all past and present sites where hazardous, toxic or polluting substances, if any, from the Company and the Subsidiaries have been treated, stored or disposed. Neither the Company nor any Subsidiary has transported any hazardous, toxic or polluting substances or arranged for the transportation of such substances to any location which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or the Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended which claims would result in a material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole.

          SECTION 2.13 Governmental Approvals. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement, the Notes, the Warrants and the execution and delivery of the Registration Rights Agreement, or the issuance, sale and delivery of the Warrant Shares.

          SECTION 2.14 Use of Proceeds. The Company and the Subsidiaries will apply the proceeds of the issuance and sale of the Securities, together with other funds, to finance (i) the repurchase in full of all debt owed to the Class F Claimants at an aggregate repurchase price of less than $9 million, and (ii) the repayment in full of all debt owed to Congress Financial Corporation (Western) by TRSC pursuant to a secured line of credit (the "Congress Debt"). After giving effect to the transactions contemplated hereby, the Company shall have discharged all its obligations to the Class F Claimants.

          SECTION 2.15 Offering of the Securities. Neither the Company, the Subsidiaries nor any person authorized or employed by the Company or the Subsidiaries as agent, broker, dealer or otherwise in connection with the offering or sale of the Securities or any similar security of the Company or the Subsidiaries has offered the Securities or any such security for sale to, or solicited any offers to buy the Securities or any similar security of the Company or the Subsidiaries from, or otherwise approached or negotiated with respect thereto with, any person or persons other than the Purchasers, and neither the Company, the Subsidiaries nor any person acting on their behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any security of the Company or the Subsidiaries under circumstances which might require the integration of such offer, issuance or sale with the offer, issuance and sale of the Securities under the Securities Act of 1933, as amended (the "Securities Act") or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder) which might subject the offering, issuance or sale of the Securities to the registration provisions of the Securities Act.

          SECTION 2.16 Other Contracts and Commitments. Neither the Company nor any of the Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that may result in any material adverse change in the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

          SECTION 2.17 Compliance with Law. Neither the Company nor any of the Subsidiaries is in default under any order of any court, governmental authority or arbitration board or tribunal to which the Company or such Subsidiary is or was subject or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or employment matters) to which the Company or such Subsidiary is or was subject, in each case, that would result in any material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole. The businesses of the Company and the Subsidiaries are being conducted in compliance with all applicable laws, ordinances, rules and regulations applicable to them, the non-compliance with which would have a material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole. Neither the Company nor any of the Subsidiaries has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of the business of the Company or such Subsidiary, which failure would have a material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole.

          SECTION 2.18 Employee Benefit Plans. (a) The Company (which term shall include, for purposes of this Section 2.18, each of the Subsidiaries) has complied and currently is in compliance, both as to form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Codes of 1954 and/or 1986, as amended, respectively (the "Code"), with respect to each "employee benefit plan" as defined under Section 3(3) of ERISA ("Plan") which the Company (i) has ever adopted, maintained, established or to which the Company has ever been required to contribute or to which the Company has ever contributed or (ii) currently maintains or to which the Company currently contributes or is required to contribute or (iii) currently participates in or is required to participate in.

          (b) The Company has never maintained, adopted or established, contributed or been required to contribute to, or otherwise participated in or been required to participate in, a "multiemployer plan" (as defined in Section 3(37) of ERISA). No amount is due or owing from the Company on account of a "multi-employer plan" (as defined in Section 3(37) of ERISA) or on account of any withdrawal therefrom.

          (c) Notwithstanding anything else set forth herein, the Company has not incurred any liability with respect to a Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV of ERISA and other than liability for premiums due to the Pension Benefit Guaranty Corporation), the Code or other applicable law, which has not been satisfied in full, and no event has occurred, and there exists no condition or set of circumstances which could result in the imposition of any liability with respect to a Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV of ERISA), the Code or other applicable law with respect to the Plan.

          (d) Except as set forth on Schedule 2.18, the Company has not committed itself, orally or in writing, to (i) provide or cause to be provided to any person any payments or benefits in addition to, or in lieu of, those payments or benefits set forth under any Plan, or (ii) continue the payment of, or accelerate the payment of, benefits under any Plan, except as expressly set forth thereunder. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to Purchasers.

          (e) Except as set forth on Schedule 2.18, the Company has not committed itself, orally or in writing, to provide or cause to be provided any severance or other post-employment benefit, salary continuation, termination, disability, death, retirement, health or medical benefit, or similar benefit to any person (including, without limitation, any former or current employee) except as set forth under any Plan. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to Purchasers.

          SECTION 2.19 Intellectual Property Rights.   The
Company and the Subsidiaries own or possess all patents, trademarks, services marks, trade names, copyrights, licenses, authorizations and other intangible property, and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted, without any known material conflict with the rights others. The consummation of the transactions contemplated hereby will not alter or impair in any material respect any of such rights of the Company or the Subsidiaries, including without limitation, the rights of the Company and the Subsidiaries under licensing and sub-licensing agreements of the Uni-Temp heating technology (the "Uni-Temp Licenses").

          SECTION 2.20 Uni-Temp Licenses. The Uni-Temp Licenses are in full force and effect. Neither the Company nor any of the Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in the Uni-Temp Licenses, and to the knowledge of the Company and the Subsidiaries, no other party to the Uni-Temp Licenses is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained therein. The execution, delivery and performance by the Company or any of the Subsidiaries of this Agreement and the performance by the Company or any Subsidiary of its obligations hereunder will not violate any provision of the Uni-Temp Licenses, or conflict with, result in a breach of, result in or permit the termination or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default under, the Uni-Temp Licenses.

          SECTION 2.21 SBIC Representations. (a)  Neither the
Company nor any Subsidiary does in any manner or form discriminate, foster discrimination or permit discrimination against any person belonging to any minority race or believing in any minority creed or religion.

          (b) The Company, together with its Subsidiaries and affiliates, (i) is not dominant in its field of operation and
(ii) does not have net worth in excess of $18 million and did not have average net income after Federal income taxes (excluding any carryover losses) for the preceding two completed fiscal years in excess of $6 million, for purposes of the Small Business Investment Act of 1958, as amended (the "SBIA") and the regulations of the Small Business Administration ("SBA") promulgated thereunder.

          (c)  To the Company's knowledge, none of its
stockholders is a small business investment corporation.

          SECTION 2.22 SEC Filings. Since January 1, 1993, the Company has timely filed all required reports, statements, schedules and registration statements with the Commission required to be filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), all of which complied in all material respects with all applicable requirements of the Exchange Act. The Company has delivered to Purchasers (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1993 and March 31, 1995, (ii) its quarterly report on Form 10-Q for its fiscal quarter ended December 31, 1994 and (iii) its proxy or information statements relating to meetings of, or action taken without a meeting by, the stockholders of the Company held since January 1, 1993 (the items described in clauses (i), (ii) and (iii) are collectively referred to as "SEC Filings"). The Company has not made any SEC Filing since the filing of its annual report on Form 10-K for its fiscal year ending March 31, 1995. As of their respective dates, none of the SEC Filings, including without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since March 31, 1995, neither the Company nor any Subsidiary has entered into any transaction that would be required to be disclosed in any SEC Filing pursuant to Item 404 of Regulation S-K promulgated by the Commission pursuant to the Securities Act if such SEC Filing was made as of the date hereof.

          SECTION 2.23 Burdensome Restrictions. Neither the Company nor any Subsidiary is obligated under any contract or agreement or subject to any charter or other corporate restriction which materially adversely affects the Company's or any Subsidiary's business, properties, assets, prospects or condition (financial or otherwise).

          SECTION 2.24 Insurance. All policies of liability, theft, fidelity, business interruption, life, fire, product liability, workmen's compensation, health and other forms of insurance held by the Company and its Subsidiaries are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are paid to date. The amounts of coverage under such policies of insurance for the assets and properties of the Company and its Subsidiaries are adequate against risks usually insured against by persons operating similar businesses and operating similar properties.

          SECTION 2.25 Brokers. Neither the Company nor the Subsidiaries nor any of their respective officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement.

          SECTION 2.26 Registration Rights. Except as contemplated by the Registration Rights Agreement, no person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including debt securities) of the Company or any Subsidiary.

          SECTION 2.27 Investment Company Act. The Company is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company
     Act of 1940, as amended.

               SECTION 2.28 Compensation Arrangements. Except as set forth in Schedule 2.28 hereto, (i) neither the Company nor any of the Subsidiaries is a party to any employment or deferred compensation agreements that require payments by the Company or any Subsidiary to any individual in excess of $100,000, or in the aggregate, in excess of $500,000, in each case, in any year (ii) neither the Company nor any of the Subsidiaries has any bonus, incentive or profit-sharing plans that would require payments by the Company and its Subsidiaries to any individual in an amount equal to or exceeding $50,000 in any one year, and (iii) there are no existing material arrangements or proposed material transactions between the Company or any of the Subsidiaries and any officer or director or holder of more than 5% of the capital stock of the Company or any of the Subsidiaries. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to Purchasers and shall be amended to the satisfaction of Purchasers prior to the Closing.

               SECTION 2.29 Bank Debt. The representations and warranties made by the Company and the Subsidiaries in the Credit Agreement by and among Transamerica Business Credit Corporation (the "Bank"), the Company and the Subsidiaries dated as of July 31, 1995 (the "Credit Agreement") are true and correct.

               SECTION 2.30 Disclosure. Neither this Agreement nor any other document, certificate, instrument or statement furnished or made to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.
     There is no fact known to the Company or any Subsidiary which materially adversely affects the business, operations, affairs, prospects, condition, properties or assets of the Company and the Subsidiaries which has not been set forth in this Agreement or in the other documents, certificates, instruments or written statements furnished to the Purchasers by or on behalf of the Company and the Subsidiaries.

                                    III.

              REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

               Each of the Purchasers, Pro Rata, represent and warrant to the Company and the Subsidiaries that each of them is acquiring the Securities and will acquire the Warrant Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each Purchaser further represents that it understands that (i) the Securities have not been, and the Warrant Shares, when issued, sold and delivered upon exercise of the Warrants, will not be, registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Securities and the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and (iii) the Securities and the Warrant Shares will bear a legend to such effect. Each Purchaser further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Securities and the Warrant Shares only in limited amounts under certain conditions. Each Purchaser further represents and covenants that it is an "accredited investor", within the meaning of Rule 501(a) of the Securities Act.

                                    IV.

               CONDITIONS TO THE OBLIGATION OF THE PURCHASERS

               SECTION 4.01 Conditions to the Obligation of the Purchasers with Respect to the Closing. The obligation of each Purchaser to purchase and pay for the Securities being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before such date, of the following conditions:

               (a) Opinion of Counsel. The Purchasers shall have received from Skadden, Arps, Slate, Meagher & Flom and Greene, Radovsky, Maloney & Share, counsel for the Company, opinion dated the Closing Date, in form and substance satisfactory to the Purchasers and their counsel, to the effect that:

                    (i)  The Company is a corporation duly
               incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement, the Notes, the Warrants and the Registration Rights Agreement and to issue, sell and deliver the Warrant Shares.

                    (ii) Each Subsidiary is a corporation duly
               organized, validly existing and in good standing under the laws of the State of its jurisdiction of incorporation; except as set forth on Schedule 2.01(b) to this Agreement, the Company owns, directly or indirectly, all the outstanding capital stock of each Subsidiary (except for directors' qualifying shares, if any), free and clear of all liens, charges, pledges, security interests or other encumbrances; and the capital stock of each Subsidiary is duly authorized and validly issued and outstanding, fully paid and nonassessable.

                    (iii) The authorized capital stock of the Company
               consists of (i) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding and (ii) 15,000,000 shares of Common Stock, par value $.01 per share, of which 5,466,268 shares are validly issued and outstanding, fully paid and nonassessable. Of such shares, 489,976 shares are Escrow Shares held for the benefit of the Company's Class F Claimants.

                    (iv) The execution, delivery and performance by
               the Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement have been duly authorized by all requisite corporate action, and each has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principles), except that such counsel need express no opinion as to the indemnification provisions of the Registration Rights Agreement.

                    (v) The execution, delivery and performance by the Subsidiaries of this Agreement and the Notes have been duly authorized by all requisite corporate action, and each has been duly executed and delivered by the Subsidiaries and constitutes the legal, valid and binding obligation of the Subsidiaries, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principles).

                    (vi) The execution, delivery and performance by
               the Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement and the issuance, sale and delivery of the Warrant Shares will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of the Company, or, to the best knowledge of such counsel, after due inquiry, any provision of any indenture, agreement or other instrument by which the Company or any of the Subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of the Subsidiaries, under any such indenture, agreement or other instrument.

                    (vii) The execution, delivery and performance by the Subsidiaries of this Agreement and the Notes will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of the Subsidiaries, or, to the best knowledge of such counsel, after due inquiry, any provision of any indenture, agreement or other instrument by which the Subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Subsidiaries, under any such indenture, agreement or other instrument.

                    (viii) The issuance, sale and delivery of the Warrant Shares upon exercise of the Warrants have been duly authorized by all requisite corporate action, and the Warrant Shares have been duly reserved for issuance upon exercise of the Warrants and, when issued and paid for in accordance with the provisions of the Warrants, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Common Stock. Neither the issuance, sale and delivery of the Warrants nor the issuance, sale and delivery of the Warrant Shares upon exercise thereof are subject to any preemptive rights of stockholders of the Company or, to the best knowledge of such counsel, after due inquiry, to any right of first refusal or other similar right in favor of any person.

                    (ix) The issuance, sale and delivery of the
               Securities to each Purchaser on the Closing Date, under the circumstances contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and the issuance, sale and delivery of the Warrant Shares upon exercise of the Warrants will be exempt from such requirements, provided, in each case, that such Purchaser is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act.

               (b) Representations and Warranties to Be True and Correct. The representations and warranties contained in Article II hereof shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President of the Company shall have certified to such effect to the Purchasers in writing.

               (c) Performance. The Company and the Subsidiaries shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President of the Company shall have certified to such effect to the Purchasers in writing.

               (d) Bank Debt; Use of Proceeds. The Company, the Subsidiaries and the Bank shall have executed and delivered the Credit Agreement. The Credit Agreement and all documentation relating thereto shall have been delivered to Purchasers not later than five (5) business days prior to the Closing Date and shall be in form and substance satisfactory to Purchasers. Concurrent herewith, the Company and the Subsidiaries shall have borrowed $5,500,000 under the Credit Agreement, which funds, together with the purchase price for the Securities purchased hereunder, shall be used to repay all of the Company's obligations to the Class F Claimants and the Subsidiaries' obligations under the Congress Debt.

               (e) Class F Claimants. Concurrently herewith, the Company shall have discharged all its obligations to the Class F Claimants, and 304,822 shares of the Escrow Shares shall be been released from escrow and returned to the Company as treasury shares.

               (f) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company and the Subsidiaries in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, Dechert Price & Rhoads, and the Purchasers and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

               (g) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

               (h) Supporting Documents. On or prior to the Closing Date, the Purchasers and their counsel shall have received copies of the following supporting documents:

                    (i) (A) copies of the Articles of Incorporation of the Company and each Subsidiary, and all amendments thereto, certified as of a recent date by the Secretaries of State of the States of their respective jurisdictions and (B) a certificate of each said Secretaries dated as of a recent date as to the due incorporation and good standing of the Company and the Subsidiaries and listing all documents of the Company and the Subsidiaries on file with said Secretaries;

                    (ii) a certificate of the Secretary or an
               Assistant Secretary of the Company and each Subsidiary dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Company or the Subsidiary, as the case may be, as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company or the Subsidiary, as the case may be, authorizing the execution, delivery and performance of this Agreement, the Notes, the Warrants and the Registration Rights Agreement, the issuance, sale and delivery of the Securities and the reservation, issuance and delivery of the Warrant Shares, as the case may be, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Notes, the Warrants and the Registration Rights Agreement, as the case may be; (C) that the Articles of Incorporation of the Company or the Subsidiary, as the case may be, have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) as to the incumbency and specimen signature of each officer of the Company or the Subsidiary, as the case may be, executing this Agreement, the Securities and the Registration Rights Agreement, and any certificate or instrument furnished pursuant hereto, as the case may be, and a certification by another officer of the Company or Subsidiary, as the case may be, as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii); and

                    (iii) such additional supporting documents and
               other information with respect to the operations and affairs of the Company and the Subsidiaries as the Purchasers or their counsel may reasonably request.

     All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

                                     V.

                                 COVENANTS

          The Company, the Subsidiaries and the Purchasers covenant and agree as follows:

               (a) Financial Statements, Reports, Etc. So long as the Purchasers shall hold of record any Securities or any Warrant Shares issued or issuable pursuant to the Warrants, in each case acquired by it pursuant to this Agreement, the Company shall furnish to each Purchaser, or, in the event the Company is not subject to the reporting requirements of the Securities Exchange Act of 1934 and any subsequent holder of Securities shall hold 25% or more in principal amount of the Securities or 25% or more of the Warrant Shares issued or issuable pursuant to the Warrants, the Company shall furnish to each such subsequent holder:

                    (i) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, as of the end of such fiscal year, and the related consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its subsidiaries for the fiscal year then ended, together with supporting notes thereto, certified without qualification as to scope of audit by a firm of independent public accountants of recognized national standing selected by the Company and reasonably acceptable to the Purchasers;

                    (ii) within 45 days after the end of each fiscal
               quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income and cash flows of the Company and its subsidiaries, unaudited but certified by the principal financial officer of the Company, such balance sheet to be as of the end of such fiscal quarter and such statements of income and cash flows to be for such fiscal quarter, for the corresponding fiscal quarter of the immediately preceding fiscal year, for the period from the beginning of the fiscal year to the end of such fiscal quarter and for the period from the beginning of the immediately preceding year to the end of the corresponding fiscal quarter in such fiscal year, in each case subject to normal year-end adjustments;

                    (iii) within 30 days after the end of each month
               in each fiscal year (other than the last month in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statement of income, unaudited but certified by the principal financial officer of the Company, such balance sheets to be as of the end of such month and such statements of income to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case subject to normal year-end adjustments;

                    (iv) within 30 days following the beginning of
               each fiscal year of the Company (and with respect to any revision thereof, promptly after such revision has been prepared), a proposed operating budget for the Company and the Subsidiaries, including anticipated monthly income statements and cash flow statements during such fiscal year and a projected balance sheet as of the end of such fiscal year, setting forth in each case the assumptions (which assumptions and projections shall represent and be based upon the good faith judgment in respect thereof of the chief executive officer of the Company) behind the projections contained in such financial statements, and each monthly statement of income furnished pursuant to
               (iii) above shall reflect variances from such operating budget, as the same may from time to time be revised;

                    (v)  promptly upon filing, copies of all
               registration statements, prospectuses, periodic reports and other documents filed by the Company with the Commission;

                    (vi) promptly, from time to time, such other
               information regarding the operations, business, affairs and financial condition of the Company or any subsidiary as the Purchasers or such other holders may reasonably request (the term "subsidiary" as used herein being defined to mean any corporation or other business entity a majority of whose outstanding voting stock entitled to vote for the election of directors is at the time owned by the Company and/or one or more other subsidiaries); and

                    (vii) within 45 days after the end of each fiscal
               quarter in each fiscal year, a certificate signed by the Chief Executive Officer of the Company and each Subsidiary certifying that the Company and the Subsidiaries are in compliance with all covenants contained herein and in the Notes.

               (b) Small Business Administration Forms. The Company shall execute Forms 480 ("Size Status Declaration") and 652-D ("Assurance of Compliance") of the SBA and any other documents that may be required by the SBA or any other governmental agency having jurisdiction over the activities of the Purchasers, or which Purchasers may reasonably require in connection therewith.

               (c) Use of Proceeds. The Company and the Subsidiaries shall use the proceeds received from the sale of the Securities pursuant to this Agreement as set forth in Section 2.14. The Company and the Subsidiaries shall give Purchasers, their agents and representatives, reasonable access during normal business hours to the books, records, facilities, personnel and accountants of the Company and the Subsidiaries so that Purchasers may review the Company's compliance with the provisions of this section.

               (d) Board of Directors. So long as Furman Selz owns of record either (i) 25% in aggregate principal amount of the A Notes issued to Furman Selz pursuant to this Agreement; (ii) 25% in aggregate principal amount of the B Notes issued pursuant to this Agreement; or (iii) 25% of the Warrants issued pursuant to this Agreement (for purposes of this clause (iii) record ownership of Warrant Shares issued to Furman Selz pursuant to exercise of the Warrants shall be considered continued ownership of the Warrants) (the amounts in clauses (i), (ii) and (iii) above are hereinafter referred to as a "Qualifying Amount"); then Furman Selz shall have the right to designate one director (the "Designee") to the Company's board of directors (the "Board"). The Company and the Board shall use its best efforts, at any time and from time to time so long as Furman Selz owns of record a Qualifying Amount of Securities or Warrant Shares, to cause such Designee to be elected to the Board. The best efforts of the Board shall include, but not be limited to, (i) increasing by one the number of directors on the Board, (ii) the appointment at Closing of such Designee to the Board as a Class I Director in accordance with Section 223 of the Delaware General Corporate Law, (ii) the inclusion of the Designee on any proxy statement or other materials prepared and delivered to the Company's stockholders with respect to any election of Class I Directors, such inclusion to comply with any applicable legal requirements and (iii) the recommendation to the Company's stockholders that the Designee be elected as a director of the Board.

               (e) Put Right for Warrants. If for ten of the twelve months immediately preceding July 31, 2000, the Common Stock does not have a daily average trading volume of at least 8,000 shares, as reported each day in The Wall Street Journal (or other national business publication) and any Warrants remain outstanding, then the holders of the Warrants shall have the option (the "Put Right") commencing on August 1, 2000 and expiring on September 30, 2000 (the "Put Period") to sell to the Company, and the Company shall have the obligation to purchase any or all outstanding Warrants at a price equal to the fair market value of the Warrants (as such term is defined in Section 1(b) of the Warrants). To exercise its Put Right, such holder shall notify the Company in writing during the Put Period of its intention to exercise such Put Right. Within ten days following delivery of such Notice, a closing shall take place whereby such holder shall surrender the Warrants, and the Company shall pay to the holder in cash the fair market value of the Warrants pursuant to which the Put Right is exercised and shall issue to such holder replacement Warrants for the balance, if any, of Warrants to which such holder has not exercised the Put Right. This Put Right shall be subordinated to the Senior Debt of the Company (as such term is defined in the Notes) on the same terms as the Notes.

               (f) Upon notice given as provided in the Notes, the Company may, at its option, prepay the outstanding principal amount of Notes in whole or in part, in multiples of $100,000, from time to time, at the principal amount thereof so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment; provided, however, that any such prepayment shall first be applied against the principal amount outstanding and interest accrued thereon of the A Notes, and the balance, if any, shall be applied against the principal amount outstanding and interest accrued thereon of the B Notes.

                                    VI.

                               MISCELLANEOUS

               SECTION 6.01 Expenses.  The Company and the
     Subsidiaries will pay their own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, and the Company shall pay the out-of-pocket fees, costs and expenses of Furman Selz and its counsel and accountants in connection with this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the transactions contemplated hereby and thereby.

               SECTION 6.02 Survival of Agreements. All covenants, agreements, representations and warranties made herein to each Purchaser shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Securities pursuant hereto until the earlier to occur of (i) the expiration date of the Warrants and (ii) the date on which no Securities or Warrant Shares are issued and outstanding and owned of record by such Purchaser, and all statements contained in any certificate or other instrument delivered by the Company and any Subsidiary hereunder shall be deemed to constitute representations and warranties made by the Company and such Subsidiary.

               SECTION 6.03 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

               SECTION 6.04 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of either party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto, whether so expressed or not.

               SECTION 6.05 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first-class registered mail, postage prepaid, or sent by recognized courier service addressed as follows:

               (a)  if to the Company or any Subsidiary, at

                    601 California Street
                    San Francisco, CA 94108
                    Attention:  Steven L. Pease

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    919 Third Avenue
                    New York, NY 10022
                    Attention:  Theodore J. Kozloff

               (b)  if to Furman Selz at:

                    230 Park Avenue
                    New York, NY 10169
                    Attention:  Brian P. Friedman

                    if to Dowling at:

                    620 Fir Court
                    Norwood, NJ 07648

                    with a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA 19103
                    Attention:  Carmen J. Romano, Esq.

               (c) if to any subsequent holder of Securities or Warrant Shares, to such holder at its address appearing on the records of the Company;

     or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

               SECTION 6.06 LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
     STATE OF NEW YORK.

               SECTION 6.07 Entire Agreement. This Agreement constitutes the entire Agreement of the parties with respect to the subject mater hereof and may not be modified or amended except in writing.

               SECTION 6.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


               IN WITNESS WHEREOF, the Company, the Subsidiaries and the Purchasers have executed this Agreement as of the day and year first above written.

                                   TRANSCISCO INDUSTRIES, INC.

                                   By /s/ Greg Saunders
                                      Vice President, Controller
     [Corporate Seal]

     Attest:

     /s/ Greg Saunders
         Asst. Secretary

                                   TRANSCISCO RAIL SERVICES COMPANY

                                   By /s/ Greg Saunders
                                      Vice President, Controller
     [Corporate Seal]

     Attest:

      /s/ Greg Saunders
          Asst. Secretary

                                   TRANSCISCO LEASING COMPANY

                                   By /s/ Greg Saunders
                                      Vice President, Controller
     [Corporate Seal]

     Attest:

      /s/ Greg Saunders
          Asst. Secretary

                                   TRANSCISCO TRADING COMPANY

                                   By /s/ Greg Saunders
                                      Vice President, Controller
     [Corporate Seal]

     Attest:
      /s/ Greg Saunders
          Asst. Secretary


                                   PURCHASERS:

                                   FURMAN SELZ SBIC, L.P.
                                   By   FURMAN SELZ SBIC INVESTMENTS INC.,
                                        General Partner

                                   By: /s/ Brian J. Friedman
                                        President

                                    /s/ James Dowling
                                   James Dowling


                            Pro Rata Percentages

     Purchaser                               Percentage

     Furman Selz                               96 2/3%

     Dowling                                    3 1/3%

____________________________________________________________________________



                                                           EXHIBIT B-1

                               SERIES A NOTE

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR, IN THE OPINION OF
     COUNSEL, AN EXEMPTION FROM REGISTRATION IS AVAILABLE

     THIS DOCUMENT AND THE INDEBTEDNESS OR OTHER OBLIGATION DESCRIBED HEREIN OR EVIDENCED HEREBY IS SUBORDINATED, IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT"), DATED AS OF AUGUST ___, 1995, TO CERTAIN INDEBTEDNESS (INCLUDING INTEREST) AT ANY TIME OWED BY THE BORROWER OR OBLIGOR UNDER THIS DOCUMENT TO TRANSAMERICA BUSINESS CREDIT CORPORATION AND ITS SUCCESSORS AND ASSIGNS, AND EACH HOLDER OF THIS DOCUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION AGREEMENT.

                        TRANSCISCO INDUSTRIES, INC.

                     Series A Senior Subordinated Note
                             Due July 31, 2000

     Registered                                     New York, New York
     $[up to 2,000,000]                               August ___, 1995

               TRANSCISCO INDUSTRIES, INC., a Delaware corporation (the "Corporation"), TRANSCISCO RAIL SERVICES COMPANY, a California corporation ("TRSC"), TRANSCISCO LEASING COMPANY, a Delaware corporation ("TLC") and TRANSCISCO TRADING COMPANY, a Delaware corporation ("TTC") (each of TRSC, TLC and TTC each a "Subsidiary" and collectively, the "Subsidiaries"), for value received, hereby jointly and severally promise to pay to the order of [FURMAN SELZ SBIC, L.P., a Delaware limited partnership or JAMES DOWLING] or registered assigns, the principal sum of [up to Two Million Dollars ($2,000,000)], on July 31, 2000 and to pay interest as set forth below.

               The payment of principal and interest on this Note shall be in such currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

               1. Notes. This Note is issued pursuant to a certain Note and Warrant Purchase Agreement, dated as of August ___, 1995 (the "Purchase Agreement"), among the Corporation, the Subsidiaries, Furman Selz SBIC, L.P. and James Dowling, providing for, among other things, the issuance of (i) Series A Senior Subordinated Notes Due 2000 in an aggregate principal amount of $2,000,000, (ii) Series B Senior Subordinated Notes Due 2000 in an aggregate principal amount of $1,000,000 (the "B Notes" and, together with this Note, the "Senior Subordinated Notes"), and
     (iii) warrants (the "Warrants") to subscribe to up to 1,000,000 shares of the Common Stock, par value $.01 per share, of the Corporation. This Series A Senior Subordinated Note Due 2000 and any such Note subsequently issued upon exchange or transfer thereof are hereinafter collectively called the "Notes".

               2. Interest. Interest shall accrue on the unpaid principal balance of this Note at an annual rate of 10% from the date hereof until and including July 31, 1997; and thereafter at an annual rate of 12%. Accrued but unpaid interest shall be due and payable on the unpaid principal balance of this Note on each of July 31, 1996, July 31, 1997, and each January 31 and July 31 of each year thereafter, beginning on January 31, 1998. One-half of the interest due and payable on July 31, 1996 shall be deferred and shall be payable on July 31, 1998 and one-half of the interest due and payable on July 31, 1997 shall be deferred and shall be payable on July 31, 1999. Any interest deferred pursuant to the preceding sentence shall compound and accrue interest at the applicable rate until paid. All interest hereunder shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

               3. Payments of Interest and Principal. All payments of principal and interest hereunder shall be paid to the holder hereof by wire transfer in immediately available funds. Wire transfer payments of interest and principal on this Note is conditioned upon the holder providing to the Corporation duly authorized instructions for the wire transfer of such amounts to the holder's designated account. If principal or interest on this Note becomes due and payable on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day. For purposes of this Note, "Business Day" means any day other than a Saturday, a Sunday or a legal holiday under the laws of the State of New York.

               4. Transfer or Exchange of Notes. The Corporation shall keep at its office or agency maintained as provided in subsection (a) of Section 12 a register in which the Corporation shall provide for the registration of Notes and for the registration of transfer and exchange of Notes. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange, as a whole or in part, in multiples of $100,000, at the office or agency of the Corporation maintained as provided in subsection (a) of Section 12, and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive from the Corporation and the Subsidiaries in exchange therefor a Note or Notes in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder; provided, however, that this Note shall not by transferred to any person whose primary line of business is the manufacture of railroad car components or the leasing of railroad cars or to any person that is not a United States citizen incorporated or organized under the laws of the United States or a State thereof. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Corporation, duly executed by the holder of such Note or his attorney, duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

               5. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from the holder hereof reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Corporation and the Subsidiaries will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

               6. Persons Deemed Owners; Holders. The Corporation and the Subsidiaries may deem and treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue. With respect to any Note at any time outstanding, the term "holder," as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

               7. Prepayments. Prepayments on this Note may be made only in accordance with the provisions of the Purchase Agreement and Sections 8 through 11 hereof.

               8. Notice of Prepayment and Other Notices. The Corporation shall give written notice of prepayment of this Note or any portion hereof pursuant to Section 7 not less than 30 nor not more than 60 days prior to the date fixed for such prepayment. Such notice and all other notices to be given to any holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Corporation on the date of mailing such notice of prepayment or other notice.

               9. Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment as provided pursuant to Section 7, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose of prepayment, the Corporation and the Subsidiaries shall fail to pay this Note or such portion, as the case may be, on such date, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest thereon, shall bear interest on and after the date fixed for such prepayment and until paid at the rate of 12% per annum.

               10. Surrender of Notes; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note pursuant to Section 7, the holder hereof, at its option, may require the Corporation and the Subsidiaries to execute and deliver at the expense of the Corporation and the Subsidiaries (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Corporation for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

               11. Allocation of Payments. In the case of a prepayment pursuant to Section 7 of less than all the Notes at the time outstanding, the aggregate principal amount to be prepaid shall be allocated (in units of $1,000 or integral multiples thereof) among the holders of all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective aggregate unpaid principal amounts of the Notes (not theretofore called for prepayment) then held by them, respectively, with adjustment, to the extent practicable, to equalize for any prior unequal prepayments.

               12. Affirmative Covenants. The Corporation and the Subsidiaries, jointly and severally, covenant and agree that, so long as any Note shall be outstanding:

               (a) Maintenance of Office. The Corporation will maintain an office or agency in San Francisco, California (or such other place in the United States of America as the Corporation may designate in writing to the registered holder hereof), where the Notes may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Corporation in respect of the Notes may be served and where, at the option of the holders thereof, the Notes may be presented for payment. Until the Corporation otherwise notifies the holders of the Notes, said office shall be the principal office of the Corporation in San Francisco, California.

               (b) Payment of Taxes. The Corporation will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all lawful taxes and assessments imposed upon the Corporation or any subsidiary or upon the income and profits of the Corporation or any subsidiary, or upon any property, real, personal or mixed, belonging to the Corporation or any subsidiary, or upon any part thereof by the United States or any State thereof, as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such property or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as both (x) the Corporation has set aside adequate reserves for such tax, assessment, charge, levy or claim and (y)(i) the Corporation shall be contesting the validity thereof in good faith by appropriate proceedings or (ii) the Corporation shall, in its good faith judgment, deem the validity thereof to be questionable and the party to whom such tax, assessment, charge, levy or claim is allegedly owed shall not have made written demand for the payment thereof.

               (c) Corporate Existence. The Corporation will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of its subsidiaries under the laws of the United States or any State thereof or the District of Columbia; provided, however, that nothing in this subsection (c) shall prevent (i) a consolidation or merger of, or a sale, transfer or disposition of all or any substantial part of the property and assets of, the Corporation not prohibited by the provisions of Section 13, or (ii) the abandonment or termination of any rights or franchises of the Corporation, if such consolidation, merger, sale, transfer, disposition, abandonment or termination is, in the good faith business judgment of the Corporation, in the best interests of the Corporation and not disadvantageous to the holder of this Note.

               (d) Maintenance of Property. The Corporation will, and the Corporation will cause its subsidiaries to, at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all significant properties of the Corporation and its subsidiaries used in the conduct of the business of the Corporation and its subsidiaries, and will, and will cause its subsidiaries to, from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (d) shall require (i) the making of any repair or renewal or (ii) the continuance of the operation and maintenance of any property or (iii) the retention of any assets (the sale or other disposition of which would not be prohibited by Section 13), if such action (or inaction) is, in the good faith business judgment of the Corporation, in the best interests of the Corporation.

               (e) Insurance. The Corporation will, and the Corporation will cause its subsidiaries to (i) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers, such other insurance (including, without limitation, liability insurance) in such amounts as are available at reasonable expense and to the extent believed necessary in the good faith business judgment of the Corporation.

               (f) Keeping of Books. The Corporation will at all times keep proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

               (g) Transactions with Affiliates. Neither the Corporation nor any of its subsidiaries will enter into any transaction or series of transactions with any director, officer, stockholder, employee or affiliate of the Corporation or its subsidiaries (other than (i) a transaction or series of transactions that involves, individually, less than $25,000, provided that the aggregate of all such transactions or series of transactions involves less than $500,000 and (ii) transactions by and among any of the Company and/or any Subsidiary), except on terms and conditions that, in the reasonable judgment of the Board of Directors of the Corporation (as evidenced by the approval of not less than 66 2/3% of the then-existing Directors), are no less favorable to the Corporation or its direct or indirect subsidiaries, as the case may be, than the terms and conditions which the Corporation or such subsidiary, as the case may be, could obtain in a transaction with an unaffiliated person on an arm's length basis.

               (h) Notice of Default. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 15 shall occur, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Corporation shall immediately after it becomes aware that any such event would with or without notice or lapse of time or both constitute such an Event or that such demand has been made or that any such action has been taken, give notice to the holder of this Note, specifying the nature of such event or of such demand or action, as the case may be.

               13.  Negative Covenants.  The Corporation and the
     Subsidiaries, jointly and severally, covenant and agree that, so long as any Note shall be outstanding:

               (a) Consolidation, Merger and Sale. The Corporation will not consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of its property to, any other corporation, unless

               (i) the Corporation shall have obtained the written consent of the holders of more than 66 2/3% in principal amount of the Notes then outstanding;

               (ii) the Corporation or such other corporation shall not otherwise be in default in the performance or observance of any covenant, agreement or condition of the Notes; and

               (iii) the holder of this Note shall have received, in connection therewith, an opinion of counsel for the Corporation (or other counsel reasonably satisfactory to the holder) in form and substance satisfactory to the holder, to the effect that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this paragraph (a).

               Following the consummation of such merger, sale, conveyance or other disposition, the Corporation will, upon the written request of the holder of any Note, provide such holder with a copy of the agreement or agreements pursuant to which such consolidation, merger, sale, conveyance or other disposition was effected as promptly as possible.

               (b) Restricted Payments. The Corporation shall not and shall cause each of its subsidiaries not to (i) declare or pay any dividend on, or authorize or make any distribution in respect of, shares of any class of its or their stock (except dividends or distributions payable in shares of its stock and except for dividends paid by direct or indirect wholly-owned subsidiaries), or (ii) authorize or make any purchase, redemption or acquisition for value of, any shares of any class of its their stock.

               (c) Restrictions on Senior Subordinated Debt. The Corporation shall not incur, and shall cause its subsidiaries not to incur, directly or indirectly, any Debt (as defined below) which is senior in right of payment to the Senior Subordinated Notes and is subordinate or junior in any respect in right of payment to any other Debt. As used herein, "Debt" of a person means at any date, without duplication, whether or not contingent, (i) all obligations for borrowed money of such person, (ii) all obligations of such person evidenced by bonds, debentures, notes, letters of credit or similar instruments,
     (iii) all obligations of such person to pay the deferred purchase price of property or services, except accounts payable and other liabilities arising in the ordinary course of business, (iv) all reimbursement obligations of such person, (v) all obligations of such person as lessee under capital leases, (vi) all debt of others secured by a lien on any asset of such person and (vii) any Debt of others guaranteed by such person.

               (d) Disposition of Assets Not in the Ordinary Course. In the event the Corporation or any subsidiary sells, transfers, assigns or otherwise disposes of any asset not in the ordinary course of business, the Corporation shall, or cause such subsidiary to, (i) use the proceeds of such disposition to repay any Debt which is senior in right of payment to the Notes, (ii) reinvest such proceeds in the Corporation or any wholly-owned subsidiary of the Corporation, or (iii) prepay the Senior Subordinated Notes.

               (e) Limitation on Payment Restrictions Affecting Subsidiaries. The Corporation shall not, and shall not permit any subsidiary of the Corporation to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms expressly restricts the ability of any such subsidiary to (i) pay dividends or make any other distributions on such subsidiary's capital stock or pay any Debt owed to the corporation or any subsidiary of the Corporation,
     (ii) make any loans or advances to the Corporation or any subsidiary of the Corporation or (iii) transfer any of its property or assets to the Corporation or any subsidiary of the Corporation, except for any restrictions existing under agreements in effect at the time of, or entered into concurrently with, the issuance of this Note, including the restrictions contained in the Credit Agreement (as defined below), to the extent that such restrictions are set forth in such agreement as in effect on the date of the issuance of this Note. As used herein, "Credit Agreement" means that certain Credit Agreement between Transamerica Business Credit Corporation (the "Bank"), the Corporation and the Subsidiaries dated August ___, 1995.

               14. Modification by Holders; Waiver. The Corporation and the Subsidiaries may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Corporation and the Subsidiaries thereunder, and the observance by the Corporation and the Subsidiaries of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding; provided, however, that no such modification or waiver shall:

               (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of payment of premium payable on any prepayment thereof without the consent of the holder of each Note so affected; or

               (b)  give any Note any preference over any other Note;
          or

               (c) reduce the applicable aforesaid percentages of Notes, the consent of the holders of which is required for any such modification.

               Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Corporation and the Subsidiaries, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Corporation shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

               15. Events of Default; Acceleration. If any one or more of the following events, herein called Events of Default, shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Corporation or any Subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority and such Event of Default shall be continuing:

               (a) default shall be made in the payment of the principal of any Note or the premium thereon, if any, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise and such default shall continue for a period of five days; or

               (b) default shall be made in the payment of any installment of interest on any Note according to its terms when and as the same shall become due and payable and such default shall continue for a period of ten days; or

               (c) default or breach shall be or shall have been made in the due observance or performance of any representation, covenant, condition or agreement on the part of the Corporation or the Subsidiaries to be observed or performed pursuant to the Purchase Agreement or the terms hereof and such default shall continue for 15 days after written notice thereof, specifying such default and requesting that the same be remedied, shall have been given to the Corporation by the holder or holders of at least 25% of the principal amount of the Notes then outstanding (the Corporation to give forthwith to all other holders of Notes at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

               (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Corporation or any subsidiary in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or any subsidiary or for any substantial part of any of their respective property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

               (e) the commencement by the Corporation or any subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by the Corporation or any subsidiary to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or any subsidiary or for any substantial part of any of their respective property, or the making by the Corporation or any subsidiary of any assignment for the benefit of creditors, or the failure of the Corporation or any subsidiary generally to pay its debts as such debts become due, or the taking of corporate action by the Corporation or any subsidiary in furtherance of or which might reasonably be expected to result in any of the foregoing; or

               (f) (i) failure to make any payment in respect of any Debt of the Corporation or its subsidiaries having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto; or (ii) failure by the Corporation or its subsidiaries to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Debt referred to in clause (i) above, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Debt or beneficiary or beneficiaries of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Debt to be declared to be due and payable prior to its stated maturity; or

               (g) final judgment for the payment of money in excess $50,000 shall be rendered against the Corporation or any subsidiary and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed;

               (h) a Change of Control (as defined below) shall have occurred;

     then, the holder or holders of at least 25% in aggregate principal amount of the Notes at the time outstanding may, at its or their option, by written notice to the Corporation and the Subsidiaries, declare all the Notes to be, and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law; provided, however, that upon the occurrence of any of the events specified in subsections
     (d) or (e) of this Section 15, all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without any action required by the holders thereof whatsoever. As used herein, "Change of Control" means
     (i) the Corporation merges or consolidates with another corporation (other than the consolidation or merger of a wholly-owned subsidiary with or into the Corporation or with or into any other wholly-owned subsidiary, and other than a merger involving the Corporation in which the holders of at least 51% of the outstanding Common Stock, on a fully-diluted basis, immediately prior to such merger hold at least 51% of the outstanding capital stock of the surviving corporation in any such merger or consolidation, on a fully-diluted basis, immediately after the merger); (ii) any "person" or "group" (as such terms are used in
     Section 13(d) of the Exchange Act and the regulations promulgated hereunder) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation having a majority of the total number of votes that may be cast for the election of directors of the Corporation; (iii) the Corporation and its subsidiaries on a consolidated basis sells all or substantially all of their consolidated assets; (iv) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation; or (v) any director is elected to the Corporation's Board of Directors without being nominated thereto by a majority of the Corporation's Independent Directors (as such term is defined in the Corporation's By-Laws as in effect on the date hereof).

               At any time after any declaration of acceleration has been made as provided in this Section 15 (except as provided under subsections (d) or (e) thereunder), the holders of at least 66 2/3% in principal amount of the Notes then outstanding may, by notice to the Corporation, rescind such declaration and its consequences, if (i) the Corporation and the Subsidiaries have paid all overdue installments of interest on the Notes and all principal (and premium, if any) that has become due otherwise than by such declaration of acceleration; and (ii) all other defaults and Events of Default (other than nonpayments of principal and interest that have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph; provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

               WITHOUT LIMITING THE FOREGOING, THE CORPORATION AND THE SUBSIDIARIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS NOTE OR THE NOTES AND AGREES THAT ANY SUCH PROCEEDING MAY, IF THE HOLDER SO ELECTS, BE BROUGHT AND ENFORCED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE CORPORATION AND THE SUBSIDIARIES HEREBY WAIVE ANY OBJECTION TO JURISDICTION OR VENUE IN ANY SUCH PROCEEDING COMMENCED IN SUCH COURT. THE CORPORATION AND THE SUBSIDIARIES FURTHER AGREE THAT ANY PROCESS REQUIRED TO BE SERVED ON THEM FOR PURPOSES OF ANY SUCH PROCEEDING MAY BE SERVED ON THEM, WITH THE SAME EFFECT AS PERSONAL SERVICE ON THEM WITHIN THE STATE OF DELAWARE, BY REGISTERED MAIL ADDRESSED TO THEM AT THE OFFICE OR AGENCY SET FORTH IN SECTION 22 FOR PURPOSES OF NOTICES HEREUNDER.

               16. Suits for Enforcement. In case any one or more of the Events of Default specified in Section 15 of this Note shall happen and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

               In case of any default under any Note, the Corporation and the Subsidiaries, jointly and severally, will pay to the holder thereof such amounts as shall be sufficient to cover the costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

               17. Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

               18. Remedies Not Waived. No course of dealing between the Corporation, the Subsidiaries and the holders of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

               19. Subordination. (a) The obligation of the Corporation and the Subsidiaries to pay the principal of and interest on this Note, shall be subordinate and junior in right of payment to the extent set forth in the following paragraphs
     (i), (ii) and (iii) to all Senior Debt. As used herein, "Senior Debt" means the principal of, premium, if any, and interest (including post-petition interest at the contract rate in any bankruptcy, insolvency or similar proceeding with respect to the Corporation) on, and other amounts payable on or in connection with indebtedness for money borrowed by the Corporation or the Subsidiaries, whether or not outstanding on the date of this Note, from, of capital lease obligations payable to any bank or other financial institution regularly engaged in the business of making loans or extending credit; provided, that Senior Debt shall not include any such indebtedness or capital lease obligations which (a) is guaranteed by any other entity or person (other than a subsidiary of the Corporation); (b) is convertible into equity of the Corporation or any subsidiary or which was purchased from the Corporation or any subsidiary by such bank or financial institution along with capital stock, warrants or other rights to receive an equity interest, profit participation or similar rights in the Corporation or such subsidiary; or (c) provides in any documentation evidencing such indebtedness or capital lease obligation that such indebtedness or capital lease obligation is not superior in right of payment to the Senior Subordinated Notes.

               (i) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Corporation or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full, before any payment on account of principal or interest is made upon this Note.

               (ii) In any of the proceedings referred to in paragraph
          (i) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Debt for application in payment thereof, unless and until all Senior Debt shall have been paid in full.

               (iii) In the event (A) the Corporation shall default under any Senior Debt obligation and the effect of such default is to accelerate the maturity of such obligation,
          (B) the Corporation shall default under any Senior Debt obligation and as a result thereof the holder thereof shall cause such obligation to become due prior to the stated maturity thereof, (C) the Corporation shall not pay a Senior Debt obligation at maturity or (D) the Corporation shall not make any payment of principal or interest under any document evidencing Senior Debt when due, then upon the occurrence of
          (x) receipt by the holder of this Note of written notice from the holder of such Senior Debt or (y) if such event of default specified in clauses (A) through (D) above results from the acceleration of the Senior Subordinated Notes, the date of such acceleration, no such payment may be made by the Corporation upon or in respect of the Notes for a period (the "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated earlier by written notice to the holder hereof from the holder of such Senior Debt commencing the Payment Blockage Period). Notwithstanding anything herein to the contrary, in no event shall a Payment Blockage Period extend beyond 179 days from the date the payment on the Notes was due. Not more than one Payment Blockage Period with respect to this Note may be commenced during any period of 360 consecutive days. For all purposes of this Section 19(a)(iii), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holder of such Senior Debt whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 30 consecutive days.

               (b) Subject to the payment in full of all Senior Debt as aforesaid, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Debt, until the principal of, and interest on, the Senior Subordinated Notes shall be paid in full, and, as between the Corporation, its creditors other than the holders of Senior Debt, and the holders of this Note, no such payment or distribution made to the holders of Senior Debt by virtue of this Section 19 which otherwise would have been made to the holder of this Note shall be deemed a payment by the Corporation on account of the Senior Debt, it being understood that the provisions of this Section 19 are and are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Debt, on the other hand. Subject to the rights, if any, under this Section 19 of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note, nothing herein shall either impair, as between the Corporation and the holder of this Note, the obligation of the Corporation, which is unconditional and absolute, to pay to the holder hereof the principal hereof and interest hereon in accordance with its terms and the provisions of this Note or prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder. The failure to make a payment on account of principal or interest on the Notes by reason of any provision of this Section 19 shall not be construed as preventing the occurrence of an Event of Default under Section 15.

               (c) Notwithstanding any provision contained herein to the contrary, the indebtedness evidenced by this Note shall not
     (i) be subordinated to claims of any trade creditors of the Corporation or (ii) be subordinated in right of payment to the payment of any existing or future Debt of the Corporation which is not Senior Debt; but rather shall rank equally with all existing and future unsecured Debt of the Corporation except for such Debt as may be subordinate thereto and as may be required by bankruptcy or other laws affecting the rights of creditors generally.

               20. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Corporation and the Subsidiaries shall bind their respective successors and assigns, whether so expressed or not.

               21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               22. Headings. The headings of the Sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

               23. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid,

               (a)  if to the Corporation or the Subsidiaries, at:

                    601 California Street
                    San Francisco, CA 94108
                    Attention:  Steven L. Pease

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    919 Third Avenue
                    New York, NY 10022
                    Attention:  Theodore J. Kozloff

               (b) if to the holder of this Note, to its address set forth in the register maintained by the Corporation for the registration of transfer and exchange of Notes.

               IN WITNESS WHEREOF, each of the undersigned has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                        TRANSCISCO INDUSTRIES, INC.

                                        By__________________________
                                                  President
     [Corporate Seal]

     Attest:

     _________________________________
          Secretary

                                        TRANSCISCO RAIL SERVICES COMPANY

                                        By__________________________
                                                  President
     [Corporate Seal]

     Attest:

     _________________________________
          Secretary

                                        TRANSCISCO LEASING COMPANY

                                        By__________________________
                                                  President
     [Corporate Seal]

     Attest:

     _________________________________
          Secretary

                                        TRANSCISCO TRADING COMPANY

                                        By__________________________
                                                  President
     [Corporate Seal]

     Attest:
     _________________________________
          Secretary



____________________________________________________________________________

                                                           EXHIBIT B-2

                               SERIES B NOTE

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR, IN THE OPINION OF
     COUNSEL, AN EXEMPTION FROM REGISTRATION IS AVAILABLE

     THIS DOCUMENT AND THE INDEBTEDNESS OR OTHER OBLIGATION DESCRIBED HEREIN OR EVIDENCED HEREBY IS SUBORDINATED, IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT"), DATED AS OF AUGUST ___, 1995, TO CERTAIN INDEBTEDNESS (INCLUDING INTEREST) AT ANY TIME OWED BY THE BORROWER OR OBLIGOR UNDER THIS DOCUMENT TO TRANSAMERICA BUSINESS CREDIT CORPORATION AND ITS SUCCESSORS AND ASSIGNS, AND EACH HOLDER OF THIS DOCUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION AGREEMENT.

                        TRANSCISCO INDUSTRIES, INC.

                     Series B Senior Subordinated Note
                             Due July 31, 2000

     Registered                                     New York, New York
     $[up to 1,000,000]                               August ___, 1995

               TRANSCISCO INDUSTRIES, INC., a Delaware corporation (the "Corporation"), TRANSCISCO RAIL SERVICES COMPANY, a California corporation ("TRSC"), TRANSCISCO LEASING COMPANY, a Delaware corporation ("TLC") and TRANSCISCO TRADING COMPANY, a Delaware corporation ("TTC") (each of TRSC, TLC and TTC each a "Subsidiary" and collectively, the "Subsidiaries"), for value received, hereby jointly and severally promise to pay to the order of [FURMAN SELZ SBIC, L.P., a Delaware limited partnership or JAMES DOWLING] or registered assigns, the principal sum of [up to One Million Dollars ($1,000,000)], on July 31, 2000 and to pay interest as set forth below.

               The payment of principal and interest on this Note shall be in such currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

               1. Notes. This Note is issued pursuant to a certain Note and Warrant Purchase Agreement, dated as of August ___, 1995 (the "Purchase Agreement"), among the Corporation, the Subsidiaries, Furman Selz SBIC, L.P. and James Dowling, providing for, among other things, the issuance of (i) Series A Senior Subordinated Notes Due 2000 in an aggregate principal amount of $2,000,000, (ii) Series B Senior Subordinated Notes Due 2000 in an aggregate principal amount of $1,000,000 (the "B Notes" and, together with this Note, the "Senior Subordinated Notes"), and
     (iii) warrants (the "Warrants") to subscribe to up to 1,000,000 shares of the Common Stock, par value $.01 per share, of the Corporation. This Series B Senior Subordinated Note Due 2000 and any such Note subsequently issued upon exchange or transfer thereof are hereinafter collectively called the "Notes".

               2. Interest. Interest shall accrue on the unpaid principal balance of this Note at an annual rate of 14%. Accrued but unpaid interest shall be due and payable on the unpaid principal balance of this Note on each of July 31, 1996, July 31, 1997, and each January 31 and July 31 of each year thereafter, beginning on January 31, 1998. One-half of the interest due and payable on July 31, 1996 shall be deferred and shall be payable on July 31, 1998 and one-half of the interest due and payable on July 31, 1997 shall be deferred and shall be payable on July 31, 1999. Any interest deferred pursuant to the preceding sentence shall compound and accrue interest at the applicable rate until paid. All interest hereunder shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

               3. Payments of Interest and Principal. All payments of principal and interest hereunder shall be paid to the holder hereof by wire transfer in immediately available funds. Wire transfer payments of interest and principal on this Note is conditioned upon the holder providing to the Corporation duly authorized instructions for the wire transfer of such amounts to the holder's designated account. If principal or interest on this Note becomes due and payable on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day. For purposes of this Note, "Business Day" means any day other than a Saturday, a Sunday or a legal holiday under the laws of the State of New York.

               4. Transfer or Exchange of Notes. The Corporation shall keep at its office or agency maintained as provided in subsection (a) of Section 12 a register in which the Corporation shall provide for the registration of Notes and for the registration of transfer and exchange of Notes. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange, as a whole or in part, in multiples of $100,000, at the office or agency of the Corporation maintained as provided in subsection (a) of Section 12, and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive from the Corporation and the Subsidiaries in exchange therefor a Note or Notes in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder; provided, however, that this Note shall not by transferred to any person whose primary line of business is the manufacture of railroad car components or the leasing of railroad cars or to any person that is not incorporated or organized under the laws of the United States or a State thereof. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Corporation, duly executed by the holder of such Note or his attorney, duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

               5. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from the holder hereof reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Corporation and the Subsidiaries will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

               6. Persons Deemed Owners; Holders. The Corporation and the Subsidiaries may deem and treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue. With respect to any Note at any time outstanding, the term "holder," as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

               7. Prepayments. Prepayments on this Note may be made only in accordance with the provisions of the Purchase Agreement and Sections 8 through 11 hereof.

               8. Notice of Prepayment and Other Notices. The Corporation shall give written notice of prepayment of this Note or any portion hereof pursuant to Section 7 not less than 30 nor not more than 60 days prior to the date fixed for such prepayment. Such notice and all other notices to be given to any holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Corporation on the date of mailing such notice of prepayment or other notice.

               9. Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment as provided pursuant to Section 7, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose of prepayment, the Corporation and the Subsidiaries shall fail to pay this Note or such portion, as the case may be, on such date, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest thereon, shall bear interest on and after the date fixed for such prepayment and until paid at the rate of 14% per annum.

               10. Surrender of Notes; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note pursuant to Section 7, the holder hereof, at its option, may require the Corporation and the Subsidiaries to execute and deliver at the expense of the Corporation and the Subsidiaries (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Corporation for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

               11. Allocation of Payments. In the case of a prepayment pursuant to Section 7 of less than all the Notes at the time outstanding, the aggregate principal amount to be prepaid shall be allocated (in units of $1,000 or integral multiples thereof) among the holders of all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective aggregate unpaid principal amounts of the Notes (not theretofore called for prepayment) then held by them, respectively, with adjustment, to the extent practicable, to equalize for any prior unequal prepayments.

               12. Affirmative Covenants. The Corporation and the Subsidiaries, jointly and severally, covenant and agree that, so long as any Note shall be outstanding:

               (a) Maintenance of Office. The Corporation will maintain an office or agency in San Francisco, California (or such other place in the United States of America as the Corporation may designate in writing to the registered holder hereof), where the Notes may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Corporation in respect of the Notes may be served and where, at the option of the holders thereof, the Notes may be presented for payment. Until the Corporation otherwise notifies the holders of the Notes, said office shall be the principal office of the Corporation in San Francisco, California.

               (b) Payment of Taxes. The Corporation will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all lawful taxes and assessments imposed upon the Corporation or any subsidiary or upon the income and profits of the Corporation or any subsidiary, or upon any property, real, personal or mixed, belonging to the Corporation or any subsidiary, or upon any part thereof by the United States or any State thereof, as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such property or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as both (x) the Corporation has set aside adequate reserves for such tax, assessment, charge, levy or claim and (y)(i) the Corporation shall be contesting the validity thereof in good faith by appropriate proceedings or (ii) the Corporation shall, in its good faith judgment, deem the validity thereof to be questionable and the party to whom such tax, assessment, charge, levy or claim is allegedly owed shall not have made written demand for the payment thereof.

               (c) Corporate Existence. The Corporation will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of its subsidiaries under the laws of the United States or any State thereof or the District of Columbia; provided, however, that nothing in this subsection (c) shall prevent (i) a consolidation or merger of, or a sale, transfer or disposition of all or any substantial part of the property and assets of, the Corporation not prohibited by the provisions of Section 13, or (ii) the abandonment or termination of any rights or franchises of the Corporation, if such consolidation, merger, sale, transfer, disposition, abandonment or termination is, in the good faith business judgment of the Corporation, in the best interests of the Corporation and not disadvantageous to the holder of this Note.

               (d) Maintenance of Property. The Corporation will, and the Corporation will cause its subsidiaries to, at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all significant properties of the Corporation and its subsidiaries used in the conduct of the business of the Corporation and its subsidiaries, and will, and will cause its subsidiaries to, from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (d) shall require (i) the making of any repair or renewal or (ii) the continuance of the operation and maintenance of any property or (iii) the retention of any assets (the sale or other disposition of which would not be prohibited by Section 13), if such action (or inaction) is, in the good faith business judgment of the Corporation, in the best interests of the Corporation.

               (e) Insurance. The Corporation will, and the Corporation will cause its subsidiaries to (i) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers, such other insurance (including, without limitation, liability insurance) in such amounts as are available at reasonable expense and to the extent believed necessary in the good faith business judgment of the Corporation.

               (f) Keeping of Books. The Corporation will at all times keep proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

               (g) Transactions with Affiliates. Neither the Corporation nor any of its subsidiaries will enter into any transaction or series of transactions with any director, officer, stockholder, employee or affiliate of the Corporation or its subsidiaries (other than (i) a transaction or series of transactions that involves, individually, less than $25,000, provided that the aggregate of all such transactions or series of transactions involves less than $500,000 and (ii) transactions by and among any of the Company and/or any Subsidiary), except on terms and conditions that, in the reasonable judgment of the Board of Directors of the Corporation (as evidenced by the approval of not less than 66 2/3% of the then-existing Directors), are no less favorable to the Corporation or its direct or indirect subsidiaries, as the case may be, than the terms and conditions which the Corporation or such subsidiary, as the case may be, could obtain in a transaction with an unaffiliated person on an arm's length basis.

               (h) Notice of Default. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 15 shall occur, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Corporation shall immediately after it becomes aware that any such event would with or without notice or lapse of time or both constitute such an Event or that such demand has been made or that any such action has been taken, give notice to the holder of this Note, specifying the nature of such event or of such demand or action, as the case may be.

               13.  Negative Covenants.  The Corporation and the
     Subsidiaries, jointly and severally, covenant and agree that, so long as any Note shall be outstanding:

               (a) Consolidation, Merger and Sale. The Corporation will not consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of its property to, any other corporation, unless

               (i) the Corporation shall have obtained the written consent of the holders of more than 66 2/3% in principal amount of the Notes then outstanding;

               (ii) the Corporation or such other corporation shall not otherwise be in default in the performance or observance of any covenant, agreement or condition of the Notes; and

               (iii) the holder of this Note shall have received, in connection therewith, an opinion of counsel for the Corporation (or other counsel reasonably satisfactory to the holder) in form and substance satisfactory to the holder, to the effect that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this paragraph (a).

               Following the consummation of such merger, sale, conveyance or other disposition, the Corporation will, upon the written request of the holder of any Note, provide such holder with a copy of the agreement or agreements pursuant to which such consolidation, merger, sale, conveyance or other disposition was effected as promptly as possible.

               (b) Restricted Payments. The Corporation shall not and shall cause each of its subsidiaries not to (i) declare or pay any dividend on, or authorize or make any distribution in respect of, shares of any class of its or their stock (except dividends or distributions payable in shares of its stock and except for dividends paid by direct or indirect wholly-owned subsidiaries), or (ii) authorize or make any purchase, redemption or acquisition for value of, any shares of any class of its their stock.

               (c) Restrictions on Senior Subordinated Debt. The Corporation shall not incur, and shall cause its subsidiaries not to incur, directly or indirectly, any Debt (as defined below) which is senior in right of payment to the Senior Subordinated Notes and is subordinate or junior in any respect in right of payment to any other Debt. As used herein, "Debt" of a person means at any date, without duplication, whether or not contingent, (i) all obligations for borrowed money of such person, (ii) all obligations of such person evidenced by bonds, debentures, notes, letters of credit or similar instruments,
     (iii) all obligations of such person to pay the deferred purchase price of property or services, except accounts payable and other liabilities arising in the ordinary course of business, (iv) all reimbursement obligations of such person, (v) all obligations of such person as lessee under capital leases, (vi) all debt of others secured by a lien on any asset of such person and (vii) any Debt of others guaranteed by such person.

               (d) Disposition of Assets Not in the Ordinary Course. In the event the Corporation or any subsidiary sells, transfers, assigns or otherwise disposes of any asset not in the ordinary course of business, the Corporation shall, or cause such subsidiary to, (i) use the proceeds of such disposition to repay any Debt which is senior in right of payment to the Notes, (ii) reinvest such proceeds in the Corporation or any wholly-owned subsidiary of the Corporation, or (iii) prepay the Senior Subordinated Notes.

               (e) Limitation on Payment Restrictions Affecting Subsidiaries. The Corporation shall not, and shall not permit any subsidiary of the Corporation to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms expressly restricts the ability of any such subsidiary to (i) pay dividends or make any other distributions on such subsidiary's capital stock or pay any Debt owed to the corporation or any subsidiary of the Corporation,
     (ii) make any loans or advances to the Corporation or any subsidiary of the Corporation or (iii) transfer any of its property or assets to the Corporation or any subsidiary of the Corporation, except for any restrictions existing under agreements in effect at the time of, or entered into concurrently with, the issuance of this Note, including the restrictions contained in the Credit Agreement (as defined below), to the extent that such restrictions are set forth in such agreement as in effect on the date of the issuance of this Note. As used herein, "Credit Agreement" means that certain Credit Agreement between Transamerica Business Credit Corporation (the "Bank"), the Corporation and the Subsidiaries dated August ___, 1995.

               14. Modification by Holders; Waiver. The Corporation and the Subsidiaries may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Corporation and the Subsidiaries thereunder, and the observance by the Corporation and the Subsidiaries of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding; provided, however, that no such modification or waiver shall:

               (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of payment of premium payable on any prepayment thereof without the consent of the holder of each Note so affected; or

               (b)  give any Note any preference over any other Note;
          or

               (c) reduce the applicable aforesaid percentages of Notes, the consent of the holders of which is required for any such modification.

               Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Corporation and the Subsidiaries, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Corporation shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

               15. Events of Default; Acceleration. If any one or more of the following events, herein called Events of Default, shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Corporation or any Subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority and such Event of Default shall be continuing:

               (a) default shall be made in the payment of the principal of any Note or the premium thereon, if any, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise and such default shall continue for a period of five days; or

               (b) default shall be made in the payment of any installment of interest on any Note according to its terms when and as the same shall become due and payable and such default shall continue for a period of ten days; or

               (c) default or breach shall be or shall have been made in the due observance or performance of any representation, covenant, condition or agreement on the part of the Corporation or the Subsidiaries to be observed or performed pursuant to the Purchase Agreement or the terms hereof and such default shall continue for 15 days after written notice thereof, specifying such default and requesting that the same be remedied, shall have been given to the Corporation by the holder or holders of at least 25% of the principal amount of the Notes then outstanding (the Corporation to give forthwith to all other holders of Notes at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

               (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Corporation or any subsidiary in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or any subsidiary or for any substantial part of any of their respective property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

               (e) the commencement by the Corporation or any subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by the Corporation or any subsidiary to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or any subsidiary or for any substantial part of any of their respective property, or the making by the Corporation or any subsidiary of any assignment for the benefit of creditors, or the failure of the Corporation or any subsidiary generally to pay its debts as such debts become due, or the taking of corporate action by the Corporation or any subsidiary in furtherance of or which might reasonably be expected to result in any of the foregoing; or

               (f) (i) failure to make any payment in respect of any Debt of the Corporation or its subsidiaries having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto; or (ii) failure by the Corporation or its subsidiaries to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Debt referred to in clause (i) above, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Debt or beneficiary or beneficiaries of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Debt to be declared to be due and payable prior to its stated maturity; or

               (g) final judgment for the payment of money in excess $50,000 shall be rendered against the Corporation or any subsidiary and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed;

               (h) a Change of Control (as defined below) shall have occurred;

     then, the holder or holders of at least 25% in aggregate principal amount of the Notes at the time outstanding may, at its or their option, by written notice to the Corporation and the Subsidiaries, declare all the Notes to be, and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law; provided, however, that upon the occurrence of any of the events specified in subsections
     (d) or (e) of this Section 15, all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without any action required by the holders thereof whatsoever. As used herein, "Change of Control" means
     (i) the Corporation merges or consolidates with another corporation (other than the consolidation or merger of a wholly-owned subsidiary with or into the Corporation or with or into any other wholly-owned subsidiary, and other than a merger involving the Corporation in which the holders of at least 51% of the outstanding Common Stock, on a fully-diluted basis, immediately prior to such merger hold at least 51% of the outstanding capital stock of the surviving corporation in any such merger or consolidation, on a fully-diluted basis, immediately after the merger); (ii) any "person" or "group" (as such terms are used in
     Section 13(d) of the Exchange Act and the regulations promulgated hereunder) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation having a majority of the total number of votes that may be cast for the election of directors of the Corporation; (iii) the Corporation and its subsidiaries on a consolidated basis sells all or substantially all of their consolidated assets; (iv) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation; or (v) any director is elected to the Corporation's Board of Directors without being nominated thereto by a majority of the Corporation's Independent Directors (as such term is defined in the Corporation's By-Laws as in effect on the date hereof).

               At any time after any declaration of acceleration has been made as provided in this Section 15 (except as provided under subsections (d) or (e) thereunder), the holders of at least 66 2/3% in principal amount of the Notes then outstanding may, by notice to the Corporation, rescind such declaration and its consequences, if (i) the Corporation and the Subsidiaries have paid all overdue installments of interest on the Notes and all principal (and premium, if any) that has become due otherwise than by such declaration of acceleration; and (ii) all other defaults and Events of Default (other than nonpayments of principal and interest that have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph; provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

               WITHOUT LIMITING THE FOREGOING, THE CORPORATION AND THE SUBSIDIARIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS NOTE OR THE NOTES AND AGREES THAT ANY SUCH PROCEEDING MAY, IF THE HOLDER SO ELECTS, BE BROUGHT AND ENFORCED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE CORPORATION AND THE SUBSIDIARIES HEREBY WAIVE ANY OBJECTION TO JURISDICTION OR VENUE IN ANY SUCH PROCEEDING COMMENCED IN SUCH COURT. THE CORPORATION AND THE SUBSIDIARIES FURTHER AGREE THAT ANY PROCESS REQUIRED TO BE SERVED ON THEM FOR PURPOSES OF ANY SUCH PROCEEDING MAY BE SERVED ON THEM, WITH THE SAME EFFECT AS PERSONAL SERVICE ON THEM WITHIN THE STATE OF DELAWARE, BY REGISTERED MAIL ADDRESSED TO THEM AT THE OFFICE OR AGENCY SET FORTH IN SECTION 22 FOR PURPOSES OF NOTICES HEREUNDER.

               16. Suits for Enforcement. In case any one or more of the Events of Default specified in Section 15 of this Note shall happen and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

               In case of any default under any Note, the Corporation and the Subsidiaries, jointly and severally, will pay to the holder thereof such amounts as shall be sufficient to cover the costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

               17. Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

               18. Remedies Not Waived. No course of dealing between the Corporation, the Subsidiaries and the holders of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

               19. Subordination. (a) The obligation of the Corporation and the Subsidiaries to pay the principal of and interest on this Note, shall be subordinate and junior in right of payment to the extent set forth in the following paragraphs
     (i), (ii) and (iii) to all Senior Debt. As used herein, "Senior Debt" means the principal of, premium, if any, and interest (including post-petition interest at the contract rate in any bankruptcy, insolvency or similar proceeding with respect to the Corporation) on, and other amounts payable on or in connection with indebtedness for money borrowed by the Corporation or the Subsidiaries, whether or not outstanding on the date of this Note, from, of capital lease obligations payable to any bank or other financial institution regularly engaged in the business of making loans or extending credit; provided, that Senior Debt shall not include any such indebtedness or capital lease obligations which (a) is guaranteed by any other entity or person (other than a subsidiary of the Corporation); (b) is convertible into equity of the Corporation or any subsidiary or which was purchased from the Corporation or any subsidiary by such bank or financial institution along with capital stock, warrants or other rights to receive an equity interest, profit participation or similar rights in the Corporation or such subsidiary; or (c) provides in any documentation evidencing such indebtedness or capital lease obligation that such indebtedness or capital lease obligation is not superior in right of payment to the Senior Subordinated Notes.

               (i) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Corporation or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full, before any payment on account of principal or interest is made upon this Note.

               (ii) In any of the proceedings referred to in paragraph
          (i) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Debt for application in payment thereof, unless and until all Senior Debt shall have been paid in full.

               (iii) In the event (A) the Corporation shall default under any Senior Debt obligation and the effect of such default is to accelerate the maturity of such obligation,
          (B) the Corporation shall default under any Senior Debt obligation and as a result thereof the holder thereof shall cause such obligation to become due prior to the stated maturity thereof, (C) the Corporation shall not pay a Senior Debt obligation at maturity or (D) the Corporation shall not make any payment of principal or interest under any document evidencing Senior Debt when due, then upon the occurrence of
          (x) receipt by the holder of this Note of written notice from the holder of such Senior Debt or (y) if such event of default specified in clauses (A) through (D) above results from the acceleration of the Senior Subordinated Notes, the date of such acceleration, no such payment may be made by the Corporation upon or in respect of the Notes for a period (the "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated earlier by written notice to the holder hereof from the holder of such Senior Debt commencing the Payment Blockage Period). Notwithstanding anything herein to the contrary, in no event shall a Payment Blockage Period extend beyond 179 days from the date the payment on the Notes was due. Not more than one Payment Blockage Period with respect to this Note may be commenced during any period of 360 consecutive days. For all purposes of this Section 19(a)(iii), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holder of such Senior Debt whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 30 consecutive days.

               (b) Subject to the payment in full of all Senior Debt as aforesaid, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Debt, until the principal of, and interest on, the Senior Subordinated Notes shall be paid in full, and, as between the Corporation, its creditors other than the holders of Senior Debt, and the holders of this Note, no such payment or distribution made to the holders of Senior Debt by virtue of this Section 19 which otherwise would have been made to the holder of this Note shall be deemed a payment by the Corporation on account of the Senior Debt, it being understood that the provisions of this Section 19 are and are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Debt, on the other hand. Subject to the rights, if any, under this Section 19 of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note, nothing herein shall either impair, as between the Corporation and the holder of this Note, the obligation of the Corporation, which is unconditional and absolute, to pay to the holder hereof the principal hereof and interest hereon in accordance with its terms and the provisions of this Note or prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder. The failure to make a payment on account of principal or interest on the Notes by reason of any provision of this Section 19 shall not be construed as preventing the occurrence of an Event of Default under Section 15.

               (c) Notwithstanding any provision contained herein to the contrary, the indebtedness evidenced by this Note shall not
     (i) be subordinated to claims of any trade creditors of the Corporation or (ii) be subordinated in right of payment to the payment of any existing or future Debt of the Corporation which is not Senior Debt; but rather shall rank equally with all existing and future unsecured Debt of the Corporation except for such Debt as may be subordinate thereto and as may be required by bankruptcy or other laws affecting the rights of creditors generally.

               20. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Corporation and the Subsidiaries shall bind their respective successors and assigns, whether so expressed or not.

               21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               22. Headings. The headings of the Sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

               23. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid,

               (a)  if to the Corporation or the Subsidiaries, at:

                    601 California Street
                    San Francisco, CA 94108
                    Attention:  Steven L. Pease

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    919 Third Avenue
                    New York, NY 10022
                    Attention:  Theodore J. Kozloff

               (b) if to the holder of this Note, to its address set forth in the register maintained by the Corporation for the registration of transfer and exchange of Notes.


               IN WITNESS WHEREOF, each of the undersigned has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                        TRANSCISCO INDUSTRIES, INC.

                                        By__________________________
                                                  President
     [Corporate Seal]

     Attest:

     _________________________________
          Secretary

                                        TRANSCISCO RAIL SERVICES COMPANY

                                        By__________________________
                                                  President
     [Corporate Seal]

     Attest:

     _________________________________
          Secretary

                                        TRANSCISCO LEASING COMPANY

                                        By__________________________
                                                  President
     [Corporate Seal]

     Attest:

     _________________________________
          Secretary

                                        TRANSCISCO TRADING COMPANY

                                        By__________________________
                                                  President
     [Corporate Seal]

     Attest:
     _________________________________
          Secretary


___________________________________________________________________________

                                                             EXHIBIT C

     THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     THIS DOCUMENT AND THE INDEBTEDNESS OR OTHER OBLIGATION DESCRIBED HEREIN OR EVIDENCED HEREBY IS SUBORDINATED, IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT"), DATED AS OF AUGUST ___, 1995, TO CERTAIN INDEBTEDNESS (INCLUDING INTEREST) AT ANY TIME OWED BY THE BORROWER OR OBLIGOR UNDER THIS DOCUMENT TO TRANSAMERICA BUSINESS CREDIT CORPORATION AND ITS SUCCESSORS AND ASSIGNS, AND EACH HOLDER OF THIS DOCUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION AGREEMENT.

                                  WARRANT

                        TRANSCISCO INDUSTRIES, INC.
                         Stock Subscription Warrant

     Warrant to Subscribe                             August ___, 1995
     for [up to 1,000,000 shares]

                          Void After July 31, 2005

               THIS CERTIFIES that, for value received, [FURMAN SELZ SBIC, L.P., a Delaware limited partnership or James Dowling ("Dowling")], or its registered assigns, is entitled to subscribe for and purchase from TRANSCISCO INDUSTRIES, INC., a Delaware corporation (hereinafter called the "Corporation"), at the price of $1.50 per share (such price as from time to time adjusted as hereinafter provided being hereinafter called the "Warrant Price"), at any time prior to July 31, 2005, up to [1,000,000] (subject to adjustment as hereinafter provided) fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Corporation (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant was issued pursuant to a certain Note and Warrant Purchase Agreement, dated as of August ___, 1995 (the "Purchase Agreement"), among the Corporation, certain subsidiaries of the Corporation, Furman Selz SBIC, L.P. ("FS") and James Dowling ("Dowling"), and the rights and benefits contained therein shall inure to the benefit of all subsequent holders of this Warrant. The Warrants issued pursuant to the Purchase Agreement and any warrant or warrants subsequently issued upon exchange or transfer thereof are hereinafter collectively called the "Warrants".

               Section 1.  Exercise of Warrant.

               (a) Method of Exercise. The rights represented by this Warrant may be exercised by the holder hereof, in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and as further provided below in this Section l:

               (i) Cash Exercise. By payment to the Corporation of the Warrant Price in cash or by certified or official bank check, for each share being purchased;

               (ii) Surrender of Notes. By surrender to the Corporation for cancellation of A Notes or B Notes (as each such term is defined in the Purchase Agreement), or of any portion of an A Note or a B Note, for which credit shall be given toward the Warrant Price for each share being acquired on a dollar-for-dollar basis with reference to the principal amount cancelled;

               (iii) Net Issue Exercise. By an election to receive shares the aggregate fair market value of which as of the date of exercise is equal to the fair market value of this Warrant (or the portion thereof being cancelled) on such date, in which event the Corporation, upon receipt of notice of such election, shall issue to the holder hereof a number of shares of the Corporation's Common Stock equal to (A) the number of shares of Common Stock acquirable upon exercise of all or any portion of this Warrant being cancelled, as at such date, multiplied by (B) the balance remaining after deducting (x) the Warrant Price, as in effect on such date, from (y) the fair market value of one share of the Corporation's Common Stock as at such date and dividing the result by (C) the fair market value of one share of the Corporation's Common Stock as at such date; or

               (iv) Combined Payment Method. By satisfaction of the Warrant Price for each share being acquired in any combination of two or more of the methods described in clauses (i), (ii) and (iii) above.

               (b) Definition of Fair Market Value. For the purposes of this Section 1, "fair market value" shall mean, as to any security, as follows: if that security is listed or admitted to trading on one or more national securities exchanges, the average of the last reported sales prices per share regular way or, in case no such reported sales takes place on any such day, the average of the last reported bid and asked prices per share regular way, in either case on the principal national securities exchange on which that security is listed or admitted to trading, for the 30 trading days immediately preceding the date upon which the fair market value is determined (the "Determination Date"); if that security is not listed or admitted to trading on a national securities exchange but is quoted by the NASDAQ Stock Market ("NASDAQ"), the average of the last reported sales prices per share regular way or, in case no reported sale takes place on any such day or the last reported sales prices are not then quoted by NASDAQ, the average for each such day of the last reported bid and asked prices per share, for the 30 trading days immediately preceding the Determination Date as furnished by the National Quotation Bureau Incorporated or any similar successor organization; and if that security is not listed or admitted to trading on a national securities exchange or quoted by NASDAQ or any other nationally recognized quotation service, the "fair market value" shall be the fair value thereof determined jointly by the Corporation and the registered holders of Warrants outstanding representing a majority of the shares of Common Stock issuable upon exercise of the Warrants; provided, however, that if such parties are unable to reach agreement within 60 days after such determination becomes necessary, the "fair market value" shall equal the fair market value of all outstanding shares of Common Stock of the Corporation divided by the number of shares of Common Stock outstanding, such fair market value to be determined in good faith by an independent investment banking firm selected jointly by the Corporation and the registered holders of Warrants outstanding representing a majority of the shares of Common Stock issuable upon exercise of the Warrants or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. The fees and expenses of any such investment banking firm shall be shared and paid equally by the Corporation and the holder(s) of such Warrants who have required valuation. Anything in this paragraph
     (b) to the contrary notwithstanding, the fair market value of this Warrant or any portion thereof as of any Determination Date shall be equal to (i) the fair market value of the shares of Common Stock issuable upon exercise of this Warrant (or such portion thereof), (determined in accordance with the foregoing provisions of this paragraph (b)); minus (ii) the aggregate Warrant Exercise Price of the Warrant (or such portion thereof).

               (c) Delivery of Certificates, Etc. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

               Section 2. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 3, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

               Section 3. Adjustment of Price Upon Issuance of Common Stock. If and whenever the Corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the fair market value for such shares at the time of such issue or sale, then, forthwith upon such issue or sale the Warrant Price shall be adjusted (calculated to the nearest $.01) determined by multiplying the Warrant Price by a fraction, the numerator of which is the amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the fair market value for one share of Common Stock, and (b) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which is the amount equal to the total number of shares of Common Stock outstanding immediately after such issue or sale multiplied by the fair market value of one share of Common Stock. No adjustments of the Warrant Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

               For purposes of this Section 3, the following paragraphs (a) to (o), inclusive, shall also be applicable:

               (a) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options", and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the fair market value of a share of Common Stock at the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in paragraph (c), no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               (b) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of all such Convertible Securities) shall be less than the fair market value of a share of Common Stock at the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (i) except as otherwise provided in paragraph
          (c) below, no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Warrant Price have been or are to be made pursuant to other provisions of this
          Section 3, no further adjustment of the Warrant Price shall be made by reason of such issue or sale.

               (c) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in paragraph (a), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (a) or (b), or the rate at which any Convertible Securities referred to in paragraph
          (a) or (b) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Warrant Price then in effect hereunder shall forthwith be increased to the Warrant Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

          If the purchase price provided for in any such Option referred to in paragraph (a) or the rate at which any Convertible Securities referred to in paragraph (a) or (b) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Warrant Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Warrant Price then in effect hereunder is thereby reduced.

               (d) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (e) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. The amount of consideration deemed to be received by the Corporation pursuant to the foregoing provisions of this paragraph (e) upon any issuance and/or sale, pursuant to an established compensation plan of the Corporation, to directors, officers or employees of the Corporation in connection with their employment of shares of Common Stock, Options or Convertible Securities, shall be increased by the amount of any tax benefit realized by the Corporation as a result of such issuance and/or sale, the amount of such tax benefit being the amount by which the Federal and/or State income or other tax liability of the Corporation shall be reduced by reason of any deduction or credit in respect of such issuance and/or sale. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such Common Stock, Options or Convertible Securities, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Warrant Price, the determination of the number of shares of Common Stock receivable under this Warrant immediately prior to such merger, consolidation or sale, for purposes of paragraph
          (i), shall be made after giving effect to such adjustment of the Warrant Price.

               (f) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (g) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this
          Section 3.

               (h) Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

               (i) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of such Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Warrant Price to the value for the Common stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Warrant Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger or any sale of all or substantially all of its assets of properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of the Warrants at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

               (j) Notice of Adjustment. Upon any adjustment of the Warrant Price, then and in each such case, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of the Warrants at the address of such holder as shown on the books of the Corporation, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               (k) Certain Events. If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of this Warrant, in accordance with the essential intent and principles of such provisions to protect against dilution, then such Board of Directors shall in good faith make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise rights as aforesaid.

               (l) Stock to Be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Warrant Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation. The Corporation has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

               (m) Issue Tax. The issuance of certificates for shares of Common Stock upon exercise of the Warrants shall be made without charge to the holders of such Warrants for any issuance tax in respect thereof provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of any holder of the Warrants.

               (n) Closing of Books. The Corporation will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

               (o) Definition of Common Stock. As used herein the term "Common Stock" shall mean and include the Common Stock, par value $.01 per share, of the Corporation as authorized on the date hereof and also any capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock, par value $.01 per share, of the Corporation on the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof which are not limited to any such fixed sum or percentage and are not subject to redemption by the Corporation and, in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               Section 4.  Notices of Record Dates.  In the event of

               (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or

               (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

     then and in each such event the Corporation will give notice to the holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to a favorable vote of stockholders, if either is required.

               Section 5. Registration Rights. The rights of the holder hereof with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock issuable upon the exercise of this Warrant are set forth in the Registration Rights Agreement, dated as of August ___, 1995, between the Corporation, FS and Dowling.

               Section 6. No Stockholder Rights or Liabilities. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

               Section 7. Investment Representation and Legend. The holder, by acceptance of the Warrant, represents and warrants to the Corporation that it is acquiring the Warrant and the shares of Common Stock (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof and agrees that the Corporation may affix upon this Warrant the following legend:

               "This Warrant has been issued in reliance upon the representation of the holder that it has been acquired for investment purposes and not with a view towards the resale or other distribution thereof. Neither this Warrant nor the shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended."

     The holder, by acceptance of this Warrant, further agrees that the Corporation may affix the following legend to certificates for shares of Common Stock issued upon exercise of this Warrant:

               "The securities represented by this certificate have been issued in reliance upon the representation of the holder that they have been acquired for investment and not with a view toward the resale or other distribution thereof, and have not been registered under the Securities Act of 1933, as amended. Neither the securities evidenced hereby, nor any interest therein, may be offered, sold, transferred, encumbered or otherwise disposed of unless either (i) there is an effective registration statement under said Act relating thereto or (ii) the Corporation has received an opinion of counsel, reasonably satisfactory in form and substance to the Corporation, stating that such registration is not required."

               Section 8. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

               Section 9. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, if to the holder to such holder at the address shown on such holder's Warrant or Warrant Shares or at such other address as shall have been furnished to the Corporation by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the Corporation at such address as shall have been furnished to the holder by notice from the Corporation.

               IN WITNESS WHEREOF, Transcisco Industries, Inc. has executed this Warrant on and as of the day and year first above written.

                                   TRANSCISCO INDUSTRIES, INC.

                                   By____________________________


____________________________________________________________________________

                           SUBSCRIPTION AGREEMENT

     To:

     Dated:

               The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase __________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor (at the price per share provided by such Warrant [in cash] [by surrender of A Notes or B Notes (as each such term is defined in the Note and Warrant Purchase Agreement, dated as of August ___, 1995 between the Corporation, Furman Selz SBIC, L.P. and James Dowling] [as provided in Section 1(a)(iii) of such Warrant].

                                   Signature ________________________

                                   __________________________________

                                   Address __________________________

                                   __________________________________



____________________________________________________________________________

                                                             EXHIBIT D

                       REGISTRATION RIGHTS AGREEMENT

               REGISTRATION RIGHTS AGREEMENT, (the "Agreement") dated as of August ___, 1995, by and between TRANSCISCO INDUSTRIES, INC., a Delaware corporation (the "Company") and FURMAN SELZ SBIC, L.P., a Delaware limited partnership ("Furman Selz"), and JAMES DOWLING ("Dowling" and collectively with Furman Selz, the "Purchasers").

               WHEREAS, the parties hereto have entered into a Note and Warrant Purchase Agreement dated as of even date herewith; and

               WHEREAS, pursuant to such agreement, Purchasers have agreed to acquire Warrants (as defined below) from the Company; and

               WHEREAS, it is a condition precedent to the Purchasers' obligations under such agreement that the parties hereto enter into this Agreement; and

               WHEREAS the Company wishes to grant registration rights for shares of the Company's stock acquirable by the Purchasers pursuant to the exercise of the Warrants;

               NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

     1.   Definitions

               As used herein, the following terms have the following respective meanings:

               "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

               "Covered Shares" means the Registrable Securities of the Selling Holders included in a registration statement pursuant to the terms hereof.

               "Demand Registration" has the meaning given to that term in Section 2 hereof.

               "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

               "Holders" means, collectively, the holders of Registra-ble Securities granted registration rights pursuant to this Agreement. A person shall be deemed to be a Holder whenever person owns Registrable Securities or has the right to acquire Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

               "Indemnified Party" has the meaning given to that term in Section 6 hereof.

               "Indemnifying Party" has the meaning given to that term in Section 6 hereof.

               "Majority Selling Holders" means the Selling Holders holding a majority of the Covered Shares.

               "Purchase Agreement" means the Note and Warrant Pur-chase Agreement, dated as of August ___, 1995 among the Company, the Purchasers, Transcisco Rail Services Company, Transcisco
     Leasing Company and Transcisco Trading Company.

               "Registrable Securities" means the Warrant Shares and any Common Stock issued or issuable with respect to the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consoli-dation or other reorganization. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circum-stances in which all of the applicable conditions of Rule 144 are met, or (iii) it has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing any restrictive legend citing the absence of regis-tration thereof and it may be resold without subsequent registra-tion under the Securities Act.

               "Registration Expenses" has the meaning given to that term in Section 12 hereof.

               "Requesting Holder" has the meaning given to that term in Section 2 hereof.

               "SEC" means the U.S Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Selling Holder" means a Holder who is selling Regis-trable Securities pursuant to a registration statement in accor-dance with the terms hereof.

               "Warrants" mean those Warrants issued by the Company pursuant to the Purchase Agreement.

               "Warrant Shares" mean shares of Common Stock issued or issuable upon exercise of the Warrants.

               All capitalized terms used herein that are not other-wise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     2.   Demand Registration.

               (a) Subject to the provisions hereof, at any time on or after the date hereof, the Holder or Holders of a majority (by number of shares of Warrant Shares) of the Registrable Securities (the "Requesting Holders") may make a written request to the Company for registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of such Requesting Holders' Registrable Securities (a "Demand Registra-tion"); provided, that (x) the Company need not effect the Demand Registration unless the sale of Registrable Securities held by the Requesting Holders pursuant to the Demand Registration will result in receipt by such Requesting Holders of at least $1,000,000 in aggregate net proceeds, and (y) the Company may defer the Demand Registration for a single period not to exceed 180 days, if the Board of Directors of the Company determines in the exercise of its reasonable judgment that due to a pending or contemplated acquisition, disposition or public offering it would be inadvisable to effect the Demand Registration at such time. Within 10 days after receipt of the request for a Demand Regis-tration, the Company will serve written notice (the "Notice") of such registration request to all Holders of Registrable Securi-ties. Subject to Section 2(d) below, the Company will include in any Demand Registration all Registrable Securities of the Holders for which the Company has received written requests for inclusion therein from such Holder within 15 business days after the receipt by the applicable Holder of the Notice. All requests for the sale of Registrable Securities in any Demand Registration made pursuant to this Section 2(a) will specify the aggregate number of the Registrable Securities to be registered.

               (b) Unless the Demand Registration is effected by an offering on a continuous or delayed basis under Rule 415 or any successor rule under the Securities Act, a Demand Registration shall be effected pursuant to a firm commitment underwritten registration and offering, the managing underwriter of which shall be a nationally-recognized investment banking firm named by the Majority Selling Holders and reasonably acceptable to the Company. The Company agrees that the firm of Furman Selz Inc. is acceptable to the Company.

               (c) The Holders shall be entitled to no more than one Demand Registration, and the expenses (including the reasonable fees and expenses of one counsel for the Holders in accordance with Section 12) thereof shall be borne by the Company and Holders as set forth in Section 12. A Demand Registration will not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective (and Section
     (a)(3) of Rule 430A under the Securities Act shall have been complied with, if applicable) and maintained continuously effec-tive for a period (i) in the case of an underwritten offering, of at least six months or such shorter period until all Registrable Securities included therein have been sold in accordance with such Demand Registration or (ii) in the case of an offering on a continuous or delayed basis, such period until all Registrable Securities included therein have been sold in accordance with such Demand Registration; provided, however, if a Demand Regis-tration is withdrawn prior to effectiveness thereof at the request of the holders of a majority of the Registrable Securi-ties included therein due to reasons other than material adverse changes in the Company's condition, financial or otherwise, since the written request for the Demand Registration was delivered to the Company, the Demand Registration will be counted hereunder unless such Holders agree to pay the expenses incurred by the Company in connection therewith.

               (d) If the managing underwriter of a Demand Registra-tion advises the Company in writing (with a copy to the Request-ing Holders and each other Holder requesting inclusion of Regis-trable Securities therein) that, in its opinion, the number of Registrable Securities requested to be included in the Demand Registration exceeds the number which can be sold in such offer-ing, then the Company will include in such registration only the number of Registrable Securities recommended by the managing underwriter, selected in the following order of priority: (i) first, the Registrable Securities that the Requesting Holders have requested to be included in such registration (pro rata according to the Registrable Securities proposed to be included in the registration by such Requesting Holders); (ii) second, Registrable Securities that other Holders have requested to be included in such registration (pro rata according to the Regis-trable Securities proposed to be included in the registration by such other Holders); and (iii) third, securities held by all other parties.

     3.   PiggyBack Registration

               (a) Subject to the provisions of this Section 3, if the Company at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act, whether or not for sale for its own account (other than pursuant to Section 2 hereof), and the registration form to be used may be used for the registration of Registrable Securities, the Company each such time will give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than ten days before the anticipated filing date), and such notice shall offer the Holder the opportunity to include such number of Registrable Securities in the registration as the Holder may request.

               (b) The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwrit-ten offering to permit the Registrable Securities requested to be included in the registration statement for such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter of such registration advises the Company in writing (with a copy to the Requesting Holders and each other Holder requesting inclusion of Registrable Securities therein) that, in its opinion, the number of Registrable Securities requested to be included in the registration exceeds the number which can be sold in such offering, then the Company will include in such registration only the number of Registrable Securities recommended by the managing underwriter, selected in the follow-ing order of priority: (i) first, the securities that the Company intends to be included in such registration; (ii) second, Registrable Securities that Holders have requested to be included in such registration (pro rata according to the Registrable Securities proposed to be included in the registration by such Holders); and (iii) third, securities held by all other parties.

     4.   Holdback Agreements

               (a) Restrictions on Public Sale by Holder of Registra-ble Securities. Each Holder agrees not to effect any public sale or distribution of Common Stock, including a sale pursuant to Rule 144, during the 10 days prior to, and during the 90-day period beginning on, the effective date of any registration statement filed pursuant hereto (except as part of such registra-tion), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

               (b) Restrictions on Public Sale by the Company and Others. The Company agrees (i) not to effect any public sale or distribution of any Common Stock (other than pursuant to a registration statement on Form S-8 or any successor form), during the 14 days before, and during the 90-day period beginning on, the effective date of any registration statement filed hereunder (except as part of such registration statement); and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which the holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144; provided, however, that the provisions of this para-graph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

     5.   Registration Procedures.

               Whenever the Holders have requested that any Registra-ble Securities be registered pursuant to Section 2 or Section 3 hereof, the Company will use its best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practi-cable, and in connection with any such request, the Company will as expeditiously as possible (provided that nothing contained herein prohibits the Company from abandoning a registration in which Holders have requested to participate pursuant to Section 3 hereof):

               (a) prepare and file with the SEC a registration statement (but in any event within 90 days after the end of the period within which requests may be given to the Company) on any form for which the Company then qualifies or which counsel for the Company deems appropriate and which form is available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become effective; provided that (i) before filing a registra-tion statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Majority Selling Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) that after the filing of the registration statement, the Company will promptly notify each Selling Holder of any stop order issued or, to the knowledge of the Company, threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

               (b) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registra-tion statement effective for a period which will terminate when all Covered Shares have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securi-ties Act and Rule 174 thereunder, if applicable, and not longer than nine months after the effective date of such registration statement) and comply with the provisions of the Securities Act with respect to the disposition of all Covered Shares during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in the registration state-ment;

               (c) furnish to each Selling Holder, before filing the registration statement, if requested, copies of the registration statement as proposed to be filed, and thereafter furnish to such Selling Holder such number of copies of the registration state-ment, each amendment and supplement thereto (in each case includ-ing all exhibits thereto), the prospectus included in the regis-tration statement (including each preliminary prospectus) and such other document as such Selling Holder may reasonably request in order to facilitate the disposition of the Covered Shares owned by such Selling Holder;

               (d) use its best efforts to register or qualify the Covered Shares under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdic-tions of its Covered Shares; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

               (e) use its best efforts to cause the Covered Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Selling Holders to consummate the disposition of the Covered Shares owned by such Selling Holders;

               (f) notify each Selling Holder, at any time when a prospectus relating to Covered Shares is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Covered Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;

               (g) enter into customary agreements (including an underwriting agreement in customary form if the distribution of the Covered Shares is otherwise to be made in an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Covered Shares;

               (h) make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other re-cords, pertinent corporate documents and properties of the Company (collectively, the "Records") as are reasonably necessary to enable them to exercise due diligence, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with the registration statement. Each Selling Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (i) in the event an offering of Registrable Securities is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests;

               (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practi-cable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and covering a period of twelve months, beginning within three months after the effective date of the registration statement;

               (k) use its best efforts to cause all Covered Shares to be listed on each securities exchange on which similar securi-ties issued by the Company are then listed; and

               (l) provide a transfer agent and registrar for all of the Covered Shares not later than the effective date of such registration statement.

     In any underwritten public offering contemplated by Section 2 or
     Section 3, the Holders shall be entitled to sell their Warrants to the underwriters for exercise and sale of the Warrant Shares issued upon the exercise thereof.

     6.   Indemnification.

               (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, its officers, directors, employees and agents, and each Person, if any, who controls any Selling Holder within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Covered Shares, in any amendment or supplement thereto, in any preliminary prospectus, or arising out of or based upon any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not mislead-ing, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon informa-tion furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein.

               (b) Indemnification by the Selling Holders. Each Selling Holder agrees to indemnify and hold harmless the Company, its directors and officers and each party, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

               (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) is brought or asserted against any party entitled to indemnifica-tion under clauses (a) or (b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party will assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indem-nified Party, and will assume the payment of all expenses. Such Indemnified Party will have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party has been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party will not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being under-stood, however, that the Indemnifying Party will not, in connec-tion with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties). The Indemnifying Party will not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party will indemnify and hold harmless such Indemni-fied Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     7.   Contribution

               If for any reason the indemnification provided for in the preceding Sections 6(a) and 6(b) is unavailable to an Indem-nified Party as contemplated by those sections, then the Indemni-fying Party will contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, provided that no Selling Holder will be required to contribute in an amount greater than the difference between the net proceeds received by such Selling Holder with respect to the sale of any Registrable Securities and all amounts already contributed by such Selling Holder with respect to such claims.

     8.   Participation in Underwritten Registrations

               No Holder may participate in any underwritten registra-tion hereunder unless such Holder (a) agrees to sell it's securi-ties on the basis provided in any underwriting arrangements approved by the parties entitled hereunder to approve such arrangements; and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement. Notwithstanding the previous sentence, no Holder shall be required to make any representations or warranties to, or make any agreements with the Company or any underwriter other than representations, warranties or agreements regarding such Holder or such Holder's intended method of distribution.

     9.   Rule 144

               The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Holders to sell Warrant Shares without registration under the Securities Act within the limita-tion of the exemptions provided by Rule 144. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     10.  Information

               The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required or reasonably requested in connection with such registration.

     11.  Amended or Supplemented Prospectus

               Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f) hereof, such Selling Holder will forthwith discontinue disposition of any Covered Shares pursuant to the registration statement covering such Covered Shares until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof, and, if so directed by the Company, each Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, all prospectuses covering such Covered Shares at the time of receipt of such notice, and shall not effect any transaction with respect to any Covered Shares except pursuant to the supplemented or amended prospectus. In the event the Company gives such notice, the Company will extend the period during which such registration statement will be maintained effective (including the period referred to in Section 5(f) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to
     Section 5(f) hereof to the date when the Company makes available to each Selling Holder a prospectus supplemented or amended to conform with the requirements of Section 5(f) hereof.

     12.  Registration Expenses

               In connection with any registration statement filed pursuant to Section 2 or Section 3 hereof, the Company will pay all registration expenses (the "Registration Expenses"), includ-ing but not limited to: (i) all registration and filing fees,
     (ii) fees and expenses of compliance with securities or blue sky laws, subject to the provisions of Section 5(d), (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Covered Shares), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Covered Shares, (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expens-es of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5(i) hereof),
     (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) reasonable fees and expenses of one law firm (designated by the Majority Selling Holders and reasonably acceptable to the Compa-
     ny) acting as counsel for the Selling Holders in connection with the registration hereunder; provided, however, the Company will not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Covered Shares (which will be the obligation of the Selling Holders) or, except as otherwise provided in clause (viii) above, any out-of-pocket expenses of the Selling Holders (or any agents who manage their accounts) or fees and disbursements of any counsel for any underwriter in any underwritten offering.

     13.  Registration Rights.

               The Company agrees that it will not enter into any agreement or arrangements which would grant any party a right to participate in any registration that is superior to or in contra-vention of the rights to participate set forth in this Agreement.

     14.  Parties in Interest.

               (a) This Agreement is for the benefit of any Holder irrespective of whether such Holder is a signatory to this Agreement.

               (b) All covenants and agreements contained in this Agreement by or on behalf of either party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto, whether so expressed or not, including subse-quent Holders of Registrable Securities.

     15.  Notices.

          All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first-class registered mail, postage prepaid, or sent by recognized courier service addressed as follows:

               (a)  if to the Company, at

                    601 California Street
                    San Francisco, CA 94108
                    Attention:  Steven L. Pease

                    with a copy to:
                    Skadden, Arps, Slate, Meagher & Flom
                    919 Park Avenue
                    New York, NY 10022
                    Attention:  Theodore J. Kozloff

               (b)  if to Furman Selz at:

                    230 Park Avenue
                    New York, NY 10169
                    Attention:  Brian P. Friedman

                    if to Dowling at:

                    620 Fir Court
                    Norwood, NJ 07648

                    with a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA 19103
                    Attention:  Carmen J. Romano, Esq.

               (c) if to any Holder, to such Holder at its address appearing on the records of the Company;

     or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     16. LAW GOVERNING.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCOR-DANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     17.  Entire Agreement.

          This Agreement constitutes the entire Agreement of the parties with respect to the subject mater hereof and may not be modified or amended except in writing.

     18.  Counterparts.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                   TRANSCISCO INDUSTRIES, INC.

                                   ____________________________
                                   By:

                                   FURMAN SELZ SBIC, L.P.

                                   By:  FURMAN SELZ INVESTMENTS INC.,
                                        its General Partner

                                        ____________________________
                                        By:

                                   _________________________________
                                   James Dowling


___________________________________________________________________________

                                                         TRANSCISCO

                                  601 California Street, Suite 1301
                                           San Francisco, CA  94108
                                                       415 477-9700
                                              Telefax: 415 788-0583

                  TRANSCISCO ADOPTS SHAREHOLDER RIGHTS PLAN

          Contact:  Greg Saunders
                    Vice President, Controller
                    (415) 477-9703

          FOR IMMEDIATE RELEASE

               San Francisco, California, September 7, 1995, Transcisco Industries, Inc. (AMEX: TNI) today announced that its Board of Directors had adopted a Shareholder Rights Plan in which rights will be distributed as a dividend at the rate of one right for each share of common stock, par value $0.01 per share, of the Company held by shareholders of record as of the close of busi-ness on September 20, 1995. The Rights Plan is intended to aid the Company in preserving the benefits of its net operating loss carryforward by discouraging accumula-tions of the Company's outstanding common stock in excess of 5%. The Rights will expire on September 20, 2005. In addition, the Rights Plan may be used to deter coercive takeover tactics, including the accumulation of shares in the open market or through private transac-tions, and to prevent an acquiror from gaining control of the Company without offering a fair price to all of the Company's shareholders.

               Each right initially will entitle shareholders to buy one unit of a share of preferred stock for $12.00. The rights will be exercisable only if a person or group (other than shareholders currently owning 5% of the Company's common stock) acquires beneficial ownership of 5% or more of the Company's common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 5% or more of the Company's common stock.

               Subject to certain exceptions as specified in the Rights Plan, if any person becomes the beneficial owner of 5% or more of the Company's common stock, other than pursuant to a tender or exchange offer for all outstand-ing shares of the Company approved by a majority of the independent directors not affiliated with a 5% or more shareholder, then each right not owned by a 5% or more shareholder or related parties will entitle its holder to purchase, at the right's then current exercise price, shares of the Company's common stock (or, in certain circumstances as determined by the Board, cash, other property, or other securities) having a value of ten times the right's then current exercise price. In addition, if after any person has become a 5% or more shareholder, the Company is involved in a merger or other business combination transaction with another person in which the Company does not survive or in which its common stock is changed or exchanged, or if the Company sells 50% or more of its assets or earning power to another person, each right will entitle its holder to purchase, at the right's then current exercise price, shares of common stock of such other person having a value of ten times the right's then current exercise price.

               The Company will generally be entitled to redeem the Rights at $0.001 per Right at any time until 20 days (subject to extension) following a public announcement that a 5% position has been acquired.

                    Details of the Shareholder Rights Plan are outlined in a letter to be mailed to all shareholders of the Company.

                    TRANSCISCO INDUSTRIES, INC., based in San
          Francisco, is a holding company whose primary lines of business include: (1) NATIONWIDE RAILCAR MAINTENANCE through Transcisco Rail Services Company, operating 11 railcar repair and maintenance facilities from Georgia to Montana; (2) SPECIALTY RAILCAR LEASING AND MANAGEMENT SERVICES through Transcisco Leasing Company, providing innovative railcar leasing and management services for large utilities and Class I railroads; and, (3) RUSSIAN RAIL TRANSPORTATION SERVICES through Transcisco Trading Company, a 23.5% shareholder of SovFinAmTrans (SFAT), Russia's leading privately held rail transportation firm. SFAT's 5,400 tankcar fleet is used to transport petroleum and petrochemicals for export.




                                                         TRANSCISCO

                                  601 California Street, Suite 1301
                                           San Francisco, CA  94108
                                                       415 477-9700
                                              Telefax: 415 788-0583

          September 29, 1995

          Dear Transcisco Industries, Inc. Shareholder:

                    Transcisco's Board of Directors recently an-nounced the adoption of a Shareholder Rights Plan. This letter describes our reasons for adopting it. We are enclosing a separate "Detailed Summary of Rights to Purchase Series A Junior Participating Preferred Stock" which provides important information about the operation of the Plan. Please read it carefully.

                    As you may know, on August 2, 1995 Transcisco announced a major step forward -- the successful comple-tion of a new long-term financing. The proceeds from that financing were used to repurchase approximately $14 million of the Company's Class F debt for about $8 mil-lion. As a result, Transcisco will recognize an extraor-dinary gain of approximately $6 million in the quarter ending September 30, 1995. Our resulting balance sheet will show approximately $13 million in long-term debt and $10 million of shareholders' equity -- compared with pre-refinancing balances of approximately $20 million in long-term debt and $4 million in shareholders' equity. Other recent developments of particular interest to shareholders are set forth in our annual and quarterly reports and in recent press releases included with this mailing.

                    Transcisco continues to have a tax loss
          carryforward of approximately $23 million (after the refinancing gain) and possibly substantially more. However, under the relevant provisions of the tax code, the benefits of this loss carryforward could be dramati-cally reduced if Transcisco's common stock is transferred to persons who buy 5% or more of our outstanding shares before the carryforward has been used up. Although Transcisco's certificate of incorporation contains provi-sions designed to ensure that our Board of Directors can prevent such transfers, those provisions may have become ineffective as a result of the refinancing. Accordingly, the Board has adopted a Rights Plan to discourage any accumulation of 5% or more of the outstanding Transcisco common stock which might impair the value of the tax loss carryforward.

                    Rights to be issued under the Plan (the
          "Rights") will be issued to shareholders of record as of September 20, 1995. Each Right will initially entitle a shareholder to buy one unit of a share of preferred stock for $12.00. Rights will be exercisable only if a person or group (other than shareholders currently owning 5% of the Company's common stock) acquires beneficial ownership of 5% or more of the Company's common stock or commences a tender or exchange offer which, upon consummation, would result in that person or group beneficially owning 5% or more of the Company's common stock.

                    As more fully specified in the Rights Plan, if a hostile person acquires 5% or more of the Company's Common Stock, then each right not owned by that person will entitle its holder to purchase shares of Transcisco's Common Stock at 10% of the current market. A similar result will apply if, after a hostile person acquires 5% or more of Transcisco's common stock, Transcisco is involved in a merger or other business combination in which Transcisco is not the surviving corporation, except that the rights will then become rights to purchase stock of the surviving corporation at 10% of market.

                    Please see the enclosed Summary for a detailed description of the Rights.

                    In addition to guarding the benefits of the loss carry-forward, the Rights Plan protects your inter-ests if the Company is confronted with coercive or unfair takeover tactics. The Rights Plan contains provisions to safeguard you in the event of an unsolicited offer to acquire the Company, whether through: (1) a gradual accumulation of shares in the open market; (2) a partial or two-tiered tender offer that does not treat all share-holders equally; (3) acquisition in the open market or otherwise of shares constituting control without offering fair value to all shareholders, or, (4) other abusive takeover tactics that the Board believes are not in the best interests of the Company s shareholders. Such tactics often unfairly squeeze shareholders out of their investment without giving them any real choice, thereby depriving them of the full value of their shares.

                    More than 1,650 other companies (including most companies in the railroad industry) have Rights Plans similar to the one we have adopted. We consider the Rights Plan to be the best available means to protect your right to retain your equity investment in Transcisco and the full value of that investment, without foreclos-ing a fair acquisition bid for the Company.

                    The Rights Plan is not intended to prevent a takeover of Transcisco and will not do so. The mere declaration of the rights dividend should not affect any prospective offeror willing to make an all cash offer at a full and fair price or to negotiate with the Board of Directors; certainly, it will not interfere with a merger or other business combination transaction approved by your Board.

                    The Rights may be redeemed by Transcisco (under certain circumstances, as defined in the Rights Agreement with the concurrence of a majority of the Continuing Directors, and the consent of its primary lenders) at $0.001 per Right up to 20 days (subject to extension) after the time any person or group (an "Acquiring Per-son") has acquired 5% or more of Transcisco's Common Stock. Accordingly, the rights should not interfere with any merger or other business combination approved by the current Board (in certain circumstances, with the concur-rence of the independent directors).

                    Issuance of Rights does not weaken the finan-cial strength of the Company in any way or interfere with its business plans. Issuance of Rights has no dilutive effect, will not affect reported earnings per share. It is not taxable to the Company or to you, and will not change the way you trade the Company s shares. As ex-plained in detail in the enclosed Summary, the Rights will only be exercisable if and when an event triggers their effectiveness. They will then operate to protect you against being deprived of your right to participate in the full measure of the Company s long-term potential.

                    As noted above, while the distribution of the Rights will not be taxable to you or the Company, depend-ing upon the circumstances, shareholders may recognize taxable income if and when the Rights become exercisable.

                    The purpose of the Rights Plan is to protect the Company's loss carryforward. Although the Rights Plan also could prevent certain acquisitions of Transcisco, we want to assure you that your board is not opposed to the sale of Transcisco at a fair price and in a manner fair to all shareholders.

                    We are working hard to continue the progress which Transcisco has demonstrated in the last few months. With a substantially stronger balance sheet, we think Transcisco is much better positioned to pursue its oppor-tunities in repair, leasing and international railcar operations. Capitalizing on these opportunities and maximizing long-term shareholder value are the principal goals of the Company's management and Board of Directors.

          Sincerely,

          /s/ Steven L. Pease
          Steven L. Pease



____________________________________________________________________________

                    DETAILED SUMMARY OF RIGHTS TO PURCHASE
                SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                    On August 31, 1995, the Board of Directors of Transcisco Industries, Inc. (the "Company") adopted a Shareholder Rights Plan, providing that one right (a "Right") shall be attached to each share of common stock, par value $0.01 per share, of the Company (the "Common Stock"). Each Right entitles the registered holder to purchase from the Company a unit (a "Unit") consisting of one one-thousandth of a share of Series A Junior Partici-pating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), at a Purchase Price of $12.00 per Unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement"), dated as of September 5, 1995, between the Company and First Inter-state Bank of California, a national banking association, as Rights Agent (the "Rights Agent").

                    Initially, the Rights will be attached to all Common Stock certificates representing shares then out-standing, and no separate Rights Certificate will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons, other than an Exempted Person (as defined below), (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 5% or more of the outstanding shares of Common Stock (the "Stock Acquisi-tion Date") or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 5% or more of such outstanding shares of Common Stock.
          Until the Distribution Date, (i) the Rights will evi-denced by the Common Stock certificates and will be transferred with and only with such Common Stock certifi-cates, (ii) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                    Any person who, together with all affiliates and associates of such person, is (a) the beneficial owner of Common Stock, options and/or warrants exercis-able for shares of Common Stock representing 5% or more of the shares of Common Stock outstanding on the date the Board of Directors authorizes the rights dividend (the "Rights Dividend Declaration Date") or (b) is subject to a standstill agreement approved by a majority of the independent directors not affiliated or associated with an Acquiring Person (an "Approved Standstill Agreement") and acquires such securities without violating such Approved Standstill Agreement, will be an "Exempted Person." However, any such person will no longer be deemed to be an Exempted Person and will be deemed to be an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner, at any time after the Rights Dividend Declaration Date, of additional securities representing 1,000 or more shares of Common Stock, except if such additional securities are acquired (x) in accordance with an Approved Standstill Agreement, (y) pursuant to the exercise of options or warrants to purchase Common Stock outstanding and beneficially owned by such person as of the Rights Dividend Declaration Date or as a result of an adjustment to the number of shares of Common Stock for which such options or warrants are exercisable pursuant to the terms thereof, or (z) as a result of a stock split, stock dividend or the like. A purchaser, assignee or transferee of the shares of Common Stock (or options or warrants exercisable for Common Stock) of an Exempted Person will not thereby become an Exempted Person.

                    The Rights are not exercisable until the Dis-tribution Date and will expire at the close of business on September 20, 2005 unless earlier redeemed by the Company as described below.

                    As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock prior to the Distribution Date will be issued with Rights.

                    In the event that an Acquiring Person, other than an Exempted Person, becomes the beneficial owner of 5% or more of the then outstanding shares of Common Stock (unless such acquisition is made pursuant to a tender or exchange offer for all outstanding shares of the Company, at a price determined by a majority of the independent directors of the Company who are not representatives, nominees, Affiliates or Associates of an Acquiring Person to be fair and otherwise in the best interest of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, proper-ty or other securities of the Company), having a value equal to ten times the Exercise Price of the Right. The Exercise Price is the Purchase Price times the number of shares of Common Stock associated with each Right (ini-tially, one). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph (the "Flip-In Events"), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquir-ing Person will be null and void. However, Rights are not exercisable following the occurrence of any of the Flip-In Events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                    In the event that following the Stock Acquisi-tion Date, (i) the Company engages in a merger or busi-ness combination transaction in which the Company is not the surviving corporation (other than a merger that follows a tender offer determined to be fair to the stockholders of the Company, as described in the preced-ing paragraph); (ii) the Company engages in a merger or business combination transaction in which the Company is the surviving corporation and the Common Stock is changed or exchanged; or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to ten times the Exercise Price of the Right.

                    The Purchase Price and the number of Units of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to hold-ers of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

                    With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjust-ments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

                    At any time until twenty (20) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Under certain circumstances, the decision to redeem shall require the concurrence of a majority of the Continuing Directors (as defined below). Immediately upon the action of the Board of Directors ordering re-demption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

                    The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the adoption of the Rights Plan and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Ac-quiring Person, or an affiliate or associate of an Ac-quiring Person, or any representative of the foregoing entities.

                    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circum-stances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above.

                    Other than those provisions relating to the principal economic terms of the Rights, any of the provi-sions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make chang-es which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Per-son), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

                    A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This Detailed Summary of Rights does not pur-port to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.